EXHIBIT 10.57

LEASE AGREEMENT

BETWEEN
175 PARK AVENUE, LLC,
a New Jersey limited liability company
LANDLORD,
-AND-
REALOGY OPERATIONS LLC,
a Delaware limited liability company,
TENANT
DATED: November 23, 2011

Prepared by:

Michael E. Rothpletz, Jr., Esq.
Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932-1047

EXHIBIT 10.57

EXHIBIT 10.57

Schedule A	Legal Description of Land

Schedule B	Base Building/Site Work

Schedule B-1	Reference to Site Plans

Schedule B-2	Reference to Working Drawings and Specifications

Schedule B-3	Specifications for Base Building

Schedule B-4	Warranties for Base Building/Site Work

Schedule C	Finish Work

Schedule C-1	LEED Requirements for Finish Work

Schedule D	Confirmation of Commencement Agreement

Schedule E	Non-Disturbance Agreement Form

Schedule F	Letter of Credit Form

Schedule G	Reference to Prior Approved Site Plans and Architectural

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and Engineering Drawings

Schedule H	List of Environmental Reports

Schedule I	Form of Memorandum of Lease

Schedule J	Parking Plan

Schedule K	Plan Showing Generator Location

Schedule L	List of Permitted Encumbrances

Schedule M-1	Amenities Area Space Plan

Schedule M-2	Amenities Finish Work Specifications

Schedule N	Uses in OR Office-Research Zone

Appendix I	Definitions

EXHIBIT 10.57

LEASE AGREEMENT
This LEASE AGREEMENT (this “Lease”) is dated November 23, 2011 and is between 175 PARK AVENUE, LLC, a New Jersey limited liability company (“Landlord”), and REALOGY OPERATIONS LLC, a Delaware limited liability company (“Tenant”).
BASIC LEASE PROVISIONS

(1) Land:	Block 401, Lot 2 on the official tax map of the Borough of Madison, Morris County, New Jersey, as more particularly described on Schedule A attached hereto.
(2) Building:
The Building currently on the Land, having an address of 175 Park Avenue, Madison, New Jersey, to be partially demolished and altered and renovated subject to and in accordance with the terms and conditions of this Lease.

(3) Premises:	The Land, the Building, and all other improvements now or hereafter constructed on the Land from time to time.
(4) Term:	Seventeen (17) years, subject to extension in accordance with the provisions of this Lease.
(5) Commencement Date
Subject to the provisions of Section 2.2, the earlier to occur of (i) the date Tenant takes occupancy of the Premises for the purpose of conducting its business, and (ii) the date that the Base Building/Site Work and the Finish Work is Substantially Completed.

(6) Rent Commencement Date:	Subject to extension as set forth in Section 2.2(d)(i), the five hundred forty-fourth (544th) day after the Commencement Date.
(7) Termination Date:
The day immediately preceding the seventeenth (17th) anniversary of the Commencement Date, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease or pursuant to law; provided, however, if Tenant exercises its extension option pursuant to Article 31, then the “Termination Date” shall be the day immediately preceding the twenty seventh (27th) anniversary of the Commencement Date, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease

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or pursuant to law; and provided, further, if the day immediately preceding the seventeenth (17th) or twenty seventh (27th) anniversary, whichever is applicable, is a day other than the last day of a calendar month, then the "Termination Date" shall be the last day of the calendar month in which such day occurs. Notwithstanding the foregoing, if the Rent Commencement Date is extended pursuant to Section 2.2(d)(i), then the Termination Date shall automatically be extended by the number of days in the Extra Term Period; subject, however, to the Termination Date being such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease or pursuant to law.

(8) Basic Rent:

Period or Months of Term	Annual Rate Per Square Foot	Annual Basic Rent	Monthly Basic Rent
Commencement Date through the day immediately preceding the Rent Commencement Date, inclusive:	$—	$—	$—
Rent Commencement Date through Month 54, inclusive:	$26.05	$7,033,500	$586,125.00
Months 55 through 66, inclusive:	$26.49	$7,152,300	$596,025.00
Months 67 through 69, inclusive:	$—	$—	$—
Months 70 through 90, inclusive:	$26.49	$7,152,300	$596,025.00
Months 91 through 126, inclusive:	$26.93	$7,271,100	$605,925.00
Months 127 through 162, inclusive:	$27.37	$7,389,900	$615,825.00
Months 163 through 198, inclusive:	$27.81	$7,508,700	$625,725.00
Months 199 through 204, inclusive:	$28.25	N/A	$635,625.00
If the Term is extended on account of an Extra Term Period, then for Month 205 throughout the remainder of such extended period, inclusive:	$28.25	N/A	$635,625.00

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(9) Rentable Size of Building:	Deemed to contain 270,000 square feet.
(10) Rentable Size of Premises:	Deemed to contain 270,000 square feet rentable.
(11) Tenant’s Proportionate Share:	100%
(12) Permitted Use:
General office use (including, without limitation, offices in connection with commercial and residential real estate brokerage, mortgage origination, processing, and servicing, title insurance, escrow services, related conference facilities, training areas and other employee amenities) and other ancillary uses which are customarily associated with “Class A” office buildings in northern New Jersey, including, without limitation, (i) the Fitness Center may be used as a fitness center (ii) the Cafeteria may be used as a cafeteria, and (iii) the portion of the Building sublet to the Credit Union pursuant to Section 16.7(c) may be used as a credit union, including the use of an Automated Teller Machine (ATM machine) in connection therewith.

(13) Broker:	Newmark Knight Frank
(14) Enumeration of Schedules / Appendix:	Schedules A, B, B-1, B-2, B-3, B-4, C, C-1, D, E, F, G, H, I, J, K, L, M-1, M-2 and N and Appendix I attached hereto are incorporated into this Lease.
(15) Governing Law:	This Lease is governed by the laws of the State of New Jersey.
(16) Landlord’s Notice Address:
175 Park Avenue, LLC
c/o The Hampshire Companies, LLC
83 South Street
Morristown, New Jersey 07960
Attention: Mark S. Rosen

With a copy to

Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932-1047
Attention: Michael E. Rothpletz, Jr., Esq.

EXHIBIT 10.57

(17) Tenant’s Notice Address:
Prior to the Commencement Date:

C/O Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: Vice President, Corporate Real Estate

and to:

C/O Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: General Counsel, Legal Department

and, in the case of all notices, other than notices regarding default, with a copy to:

Fell Lease Administration
131 Opus Place
Suite 535
Downers Grove, Illinois 60515

From and after the Commencement Date:
At the Premises

Corporate Real Estate
Attn: Vice President, Corporate Real Estate
and to:
Legal Department
Attn: General Counsel
and, in the case of all notices, except notices regarding default, with a copy to:

Fell Lease Administration
131 Opus Place
Suite 535
Downers Grove, Illinois 60515

EXHIBIT 10.57

ARTICLE 1
DEFINITIONS
1.1    Capitalized Terms. Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.
ARTICLE 2
DEMISE, TERM
2.1    Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term.
2.2    Term.
(a)    Term: The Term of this Lease will commence on the Commencement Date and end on the Termination Date.
(b)    Commencement Date. The “Commencement Date” will be the earlier to occur of (i) the date Tenant takes occupancy of the Premises for the purpose of conducting its business, and (ii) the date that the Base Building/Site Work and Finish Work is Substantially Completed. Landlord agrees that Tenant may elect to move its operations to the Premises in stages after the Commencement Date.
(c)    Timing for Commencement Date. Subject to Excusable Delay, Landlord shall use commercially reasonable efforts to achieve Substantial Completion and cause the Commencement Date to occur on or before October 1, 2012.
(d)    (i)    If the Commencement Date has not occurred on or before the Abatement Date, then, provided no Event of Default is then occurring and subject to the provisions of this Section 2.2(d)(i), the Rent Commencement Date shall be automatically extended for a period equal to the number of days during the period commencing on the Abatement Date and ending on the earlier of (x) the day immediately preceding the Commencement Date or (y) October 31, 2013, inclusive (such period, the “Abatement Period”). As used herein, the “Abatement Date” means the later of (A) April 1, 2013 or (B) three hundred sixty five (365) days after the date the Working Plans are approved by Landlord pursuant to Schedule C; provided, however, the Abatement Date shall be automatically extended for a period equal to the actual delay in performing the Base Building/Site Work and/or the Finish Work caused by Excusable Delays (but in no event shall the Abatement Date be extended on account of Excusable Delays that are not Tenant Delays by more than sixty (60) days.) For the avoidance of doubt, there is no limit on any extension of the Abatement Date on account of delays that are Tenant Delays. If a Tenant Delay occurs during the Abatement Period, then, notwithstanding the foregoing, the Rent Commencement Date shall not be extended on account of such Tenant Delay. The number of days that the Rent Commencement Date is extended pursuant to this Section 2.2(d)(i) shall be hereinafter referred to as the “Extra Term Period”.

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(ii)    If the Commencement Date has not occurred on or before the Holdover Rent Date and, due to such occurrence, Tenant incurs and pays Incremental Holdover Rent, then, within thirty (30) days after request therefor from Tenant (a “Holdover Request”) and provided no Event of Default is then occurring, Landlord shall, subject to the provisions of this Section 2.2(d)(ii), pay to Tenant the amount of Incremental Holdover Rent that Tenant actually incurs and pays for the period commencing on the Holdover Rent Date and ending on the earlier to occur of (x) the day immediately preceding the Commencement Date or (y) the Termination Outside Date, inclusive (the “Holdover Rent Period”). As used herein, the “Holdover Rent Date” means the later of (A) November 1, 2013 or (B) five hundred seventy nine (579) days after the date the Working Plans are approved by Landlord pursuant to Schedule C; provided, however, the Holdover Rent Date shall be automatically extended for a period equal to the actual delay in performing the Base Building/Site Work and/or the Finish Work caused by Excusable Delays (but in no event shall the Holdover Rent Date be extended on account of Excusable Delays that are not Tenant Delays by more than sixty (60) days.) For the avoidance of doubt, there is no limit on any extension of the Holdover Rent Date on account of delays that are Tenant Delays. If a Tenant Delay occurs during the Holdover Rent Period, then, notwithstanding the foregoing, Landlord shall have no obligation to reimburse Tenant for any Incremental Holdover Rent that relates to the period that is attributable to such Tenant Delay. The Incremental Holdover Rent shall be prorated and apportioned for any partial month occurring during the Holdover Rent Period. Any Holdover Request given by Tenant shall include evidence that the Incremental Holdover Rent is being charged by the landlord under the Existing Lease or the Temporary Lease, as the case may be, and that Tenant has paid such amounts requested.
(iii)    If the Commencement Date has not occurred on or before the Termination Outside Date, then, provided no Event of Default is then occurring as of the Termination Outside Date, Tenant shall have the right to terminate this Lease by notice given to Landlord after the Termination Outside Date but no later than ten (10) days after the Termination Outside Date (and, in any event, prior to the Commencement Date), time being of the essence with respect to the giving of such termination notice. As of the giving of any such termination notice, this Lease shall terminate and neither party shall have any further obligations or liability hereunder, except that Landlord shall return any letter of credit delivered pursuant to Article 28, the Guaranty shall be cancelled and of no further force or effect, and Landlord shall repay to Tenant any amount previously paid by Tenant on account of Basic Rent and shall repay to Tenant any amount actually paid by Tenant to Landlord pursuant to Section 4 of Schedule C on account of the construction management fee and pursuant to Section 4 of Schedule B on account of costs associated with the Banked Parking. As used herein, the “Termination Outside Date” means the later of (A) December 31, 2013 or (B) six hundred thirty nine (639) days after the date the Working Plans are approved by Landlord pursuant to Schedule C; provided, however, the Termination Outside Date shall be automatically extended for a period equal to the actual delay in performing the Base Building/Site Work and/or the Finish Work caused by Excusable Delays (but in no event shall the Termination Outside Date be extended on account of Excusable Delays that are not Tenant Delays by more than ninety (90) days; provided, however, with respect to Excusable Delays that are Casualty Delays, such ninety (90) day cap on Excusable Delay shall not apply and, instead, the Termination Outside Date may be extended on account of Excusable Delays that are Casualty Delays for up to an additional ninety (90) days (i.e., for a total extension of the Termination Outside Day by one hundred eighty (180) days)). For the avoidance of doubt, there is no limit on any extension of the

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Termination Outside Date on account of delays that are Tenant Delays. As used herein, the term “Casualty Delay” means delay that arises from any damage or destruction to the Building or the Premises by fire or other casualty after June 1, 2013 but prior to the Commencement Date. Landlord shall give Tenant notice identifying any Casualty Delay within five (5) Business Days after Landlord obtains Actual Knowledge thereof, and periodically thereafter provide updated notices, as appropriate, and each such notice shall include Landlord’s good faith estimate of the impact such Casualty Delay had or will have on the Termination Outside Date and date of Substantial Completion. If Tenant does not elect to terminate this Lease by timely notice given to Landlord pursuant to the first sentence of this Section 2.2(d)(iii), then Tenant shall have no further right to terminate this Lease under this Section 2.2(d)(iii) and this Section 2.2(d)(iii) shall be null and void and of no further force or effect.
(iv)    Other than the express remedies set forth in this Section 2.2(d), Landlord shall have no liability, including any liability for any loss, cost, expense, or damages (direct or consequential), with respect to the failure of the Commencement Date to occur on or before October 1, 2012, the Abatement Date, the Holdover Rent Date or the Termination Outside Date, as the case may be.
(e)    Substantial Completion. “Substantially Completed” or “Substantial Completion” means that (i) Landlord has completed the Base Building/Site Work in accordance with the Final Building and Site Plans and the Finish Work in accordance with the Working Plans, except for (x) minor elements of construction or installation that will not unreasonably interfere with Tenant’s use of the Premises, including, without limitation, minor details of construction, or elements of site work or landscaping which, in each case, do not unreasonably interfere with Tenant’s use of the Premises (collectively, “Punch List Items”), and (y) any part of the Base Building/Site Work and/or the Finish Work that is not completed due to any Tenant Delay; and (ii) Landlord has obtained a valid temporary or permanent certificate of occupancy for the Premises, or alternatively, Landlord has completed all Base Building/Site Work and/or Finish Work necessary to entitle Landlord to the issuance of a temporary or permanent certificate of occupancy other than any Base Building/Site Work and/or Finish Work that is not completed due to any Tenant Delay. If Landlord obtains a temporary certificate of occupancy pursuant to clause (ii) of the preceding sentence, Landlord agrees to obtain a permanent certificate of occupancy as soon as reasonably practicable after the occurrence of the Commencement Date; provided, however, if Landlord has completed all Base Building/Site Work and Finish Work necessary to entitle Landlord to the issuance of a permanent certificate of occupancy, but Landlord has not obtained the permanent certificate of occupancy due to any Alterations undertaken by or on behalf of Tenant or any other action of Tenant or Tenant’s Visitors, then Landlord shall be relieved of its obligation to obtain the permanent certificate of occupancy until after Tenant completes all work and/or satisfies all conditions and requirements relating to the Alteration or action of Tenant or Tenant’s Visitors that are preventing Landlord from obtaining the permanent certificate of occupancy. After Tenant completes such work and/or satisfies such conditions and requirements, Landlord shall, as soon as reasonably practicable thereafter, obtain the permanent certificate of occupancy. If the completion of the Base Building/Site Work and/or Finish Work is delayed due to any Tenant Delays, then the Commencement Date will be deemed to be the date that the Commencement Date would have occurred but for the actual number of days of Tenant Delay. Landlord shall give Tenant notice identifying any Tenant Delay within five (5) Business Days after Landlord obtains Actual

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Knowledge thereof, and, unless the Tenant Delay is still ongoing at the time of Landlord’s notice to Tenant, such notice shall include Landlord’s good faith estimate of the impact such Tenant Delay had or will have on the Abatement Date, Holdover Rent Date, Termination Outside Date and date of Substantial Completion. If the Tenant Delay is ongoing at the time of Landlord’s notice to Tenant advising Tenant of the Tenant Delay, Landlord shall notify Tenant of Landlord’s good faith estimate of the impact such Tenant Delay had or will have on the Abatement Date, Holdover Rent Date, Termination Outside Date and date of Substantial Completion within a reasonable period after the Tenant Delay ends. At the appropriate time during construction at which Landlord reasonably believes that Substantial Completion will occur within thirty (30) to sixty (60) days, Landlord shall give Tenant notice thereof advising Tenant that Landlord believes that Substantial Completion will occur within thirty (30) to sixty (60) days. If Landlord requests prior to Substantial Completion (which request may be made either prior to or after the notice given to Tenant pursuant to the preceding sentence), Tenant shall reasonably cooperate with Landlord in inspecting the Premises with Landlord (and causing its architect to inspect the Premises) to identify and advise Landlord of any incomplete work or other items which Tenant believes are necessary to achieve Substantial Completion. Upon Landlord’s determination that Substantial Completion has been achieved, Landlord shall give Tenant notice thereof. If Tenant objects to any such determination made by Landlord, Tenant shall give Landlord notice, within four (4) Business Days after receiving Landlord’s notice, specifying in reasonable detail why Tenant believes Substantial Completion has not been achieved in accordance with this Section and what work or other items need to be completed in order to achieve Substantial Completion. If Tenant fails to give such a disapproval notice within such four (4) Business Day period, then Tenant shall be deemed to have accepted Landlord’s determination that Substantial Completion has occurred. Within fifteen (15) days after Substantial Completion has occurred, Landlord and Tenant shall inspect the Premises together and jointly prepare a list of Punch List Items. Landlord shall promptly (but in no event later than sixty (60) days after the list has been agreed upon, subject to Excusable Delay and except for elements of landscaping or other work that are delayed on account of cold or other adverse weather) complete the Punch List Items. If there is any Base Building/Site Work and/or Finish Work that is not completed at the time of the preparation of the initial list of Punch List Items, Tenant shall have the right, within forty five (45) days after the completion of such work, to request that Landlord inspect such work with Tenant. Within thirty (30) days after receipt of such request, Landlord and Tenant shall inspect such work and jointly prepare a supplemental list of Punch List Items. Landlord shall promptly (but in no event later than sixty (60) days after the list has been agreed upon, subject to Excusable Delay and except for elements of landscaping or other work that are delayed on account of cold or other adverse weather) complete the supplemental Punch List Items.
(f)    Condition of Premises. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Building or the Premises or any portion thereof.
2.3    Occupancy of Premises. Tenant’s occupancy of the Premises for the purposes of conducting business shall be deemed conclusively to establish that Substantial Completion has occurred. The foregoing notwithstanding, nothing contained in this Section 2.3 shall be deemed to limit (a) Landlord’s obligation to complete the Base Building/Site Work and Finish Work,

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including the Punchlist Items and all other elements necessary to achieve Substantial Completion as set forth in Section 2.2(e), and (b) Landlord’s warranty obligations in Section 3 of Schedule B of this Lease and Section 5 of Schedule C of this Lease.
2.4    Commencement Date Agreement. When the Commencement Date occurs, Landlord and Tenant shall enter into an agreement in the form annexed hereto as Schedule D memorializing the Commencement Date, the Rent Commencement Date, the Extension Option Exercise Deadline and the Termination Date of this Lease.
2.5    Move-In Day. (a)    Tenant may move into the Premises at any time on or after the Commencement Date, provided that Tenant shall notify Landlord as soon as possible as to the date and time of the scheduled move. Tenant shall be responsible for any damage caused to the Building and/or the Premises by Tenant or its moving contractors.
(b)    Tenant desires to have access to the Building prior to the Commencement Date for the purpose of installing its computer and data servers and systems, data cabling, internet connections and to complete other information technology related work (said work being hereinafter referred to as the “Early Work”). If the Finish Work progresses to a stage that Landlord determines in good faith that the Early Work will not interfere with (except to a de minimis extent) or delay the completion of the Finish Work, then Landlord shall give Tenant notice advising Tenant that Tenant and its employees, agents and contractors may enter the Building for the purpose of undertaking the Early Work. Landlord shall have no obligation to give such notice to Tenant more than ninety (90) days prior to the anticipated Commencement Date or, at any time, if Landlord believes that the Early Work will interfere with (except to a de minimis extent) or delay the completion of the Finish Work. After receiving such notice, Tenant shall have access to the Building for the purpose of performing the Early Work in accordance with the provisions hereof. Tenant acknowledges and agrees that such access shall be in accordance with all terms and conditions of this Lease as if the Term had commenced, except for those provisions relating to the payment of Basic Rent, Amortization Rent and the payment of Additional Rent attributable to Landlord's Operating Expenses and Taxes.

(c)    Prior to commencing any of the Early Work, Tenant shall notify Landlord in writing of the names of the contractor or contractors who are to perform the Early Work. Tenant shall perform the Early Work in accordance with all of the applicable terms and conditions of this Lease, including, without limitation, Section 7.5 hereof. Tenant agrees further that (i) Tenant's contractors shall perform the Early Work during such times as Landlord shall determine in good faith, (ii) the Early Work shall be coordinated with the performance of the Finish Work and Tenant shall cooperate with Landlord in connection therewith and (iii) the Early Work shall not interfere with (except to a de minimis extent), damage or delay the prosecution or completion of the Finish Work. In the event Tenant’s contractor or contractors do not work in harmony with, or interfere with, labor employed by Landlord or by Landlord's contractors in connection with the Finish Work, or in the event of the occurrence of any work stoppage, strike or other labor dispute on the Premises arising out of or in connection with Tenant’s contractor or contractors, then Landlord shall have the right to require Tenant to remove or to cause the removal of those contractors designated by Landlord. Any delay in the performance of the Finish Work caused by Tenant’s performance of the Early Work shall be deemed a Tenant Delay. Landlord shall give Tenant notice identifying any

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such Tenant Delay and estimating the impact thereof in accordance with Section 2.2(e).
(d)    Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for any property loss or damage which may occur to any of the Early Work or to any equipment or property installed by Tenant in connection with the Early Work. The Early Work and such items shall be installed and/or placed in or about the Premises solely at Tenant’s risk.
(e)    Prior to entering upon the Premises, Tenant shall submit proof to Landlord that Tenant has in full force and effect the insurance policies required under Article 14.
(f)    Except for the Early Work, Tenant shall not be permitted to do any work on the Premises prior to the Commencement Date without Landlord's prior written consent, which consent shall be at Landlord's sole discretion.
2.6    Base Building/Site Work and Finish Work. Landlord shall construct the Base Building/Site Work in the manner and as provided in Schedule B attached hereto. Landlord shall construct the Finish Work in the manner and as provided in Schedule C attached hereto.
2.7    Approval Contingency. (1)    Landlord has commenced construction of the Building and improvements on the Premises pursuant to approvals previously obtained; however, Tenant desires for Landlord to modify the site plans for the Building and related improvements to add twenty (21) underground parking spaces (the “Underground Spaces”) and to add forty five (45) additional surface parking spaces (which are the “Banked Spaces” referred to in Schedule B) and certain related improvements, resulting in a total of nine hundred seven (907) parking spaces on the Premises, assuming the Banked Spaces are constructed pursuant to Schedule B (the “Revised Parking Plan and Related Site Plan Changes”). The Site Plans referenced in Schedule B-1 reflect the Building and improvements Tenant desires to have constructed on the Premises, including the Revised Parking Plan and Related Site Plan Changes. The “Approvals” means (i) amended preliminary and final major site plan approval from the Planning Board of the Borough of Madison (the “Board”), and (ii) Morris County Planning Board approval or a letter from the Morris County Planning Board (or its representative) confirming that its approval of the Revised Parking Plan and Related Site Plan Changes is not required (or a similar statement), in each case, permitting Landlord to construct the Building, parking and related improvements in accordance with the Site Plans. Landlord agrees to use good faith and diligent efforts to obtain the Approvals prior to the end of the Approval Period.
(a)    Landlord acknowledges and agrees that, subject to this Section 2.7(b), Tenant’s obligations hereunder are contingent upon Landlord obtaining the Approvals. If the Approvals have not been obtained on or before the last day of the Approval Period for any reason whatsoever, then Tenant shall have the right, by notice given to Landlord after the expiration of the Approval Period but in no event later than five (5) days after the expiration of the Approval Period, with time being of the essence with respect to such notice, to cancel this Lease. As of the giving of any such cancellation notice, this Lease shall terminate and neither party shall have any further obligations or liability hereunder, except that Landlord shall return any letter of credit delivered pursuant to Article 28 and shall repay to Tenant any amount previously paid by Tenant

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on account of Basic Rent. Notwithstanding the foregoing, if, as of the expiration of the Approval Period, the Approvals have been granted, but the Appeal Period has not yet expired with respect to any of the Approvals, the Approval Period shall be automatically extended to expire on the next Business Day after the expiration of the applicable Appeal Period. Notwithstanding the foregoing, the Approval Period shall in no event extend beyond January 31, 2012. The Approvals shall not be deemed obtained for the purposes of this Lease unless and until all applicable Appeal Periods have expired without an appeal having been filed or, if an appeal is filed, without same having been conclusively adjudicated or settled in favor of the Approval. If Landlord has Actual Knowledge that an appeal is filed with respect to an Approval within the Appeal Period, Landlord shall give Tenant notice thereof as soon as reasonably practicable after Landlord obtains Actual Knowledge of such appeal. If Tenant does not elect to cancel this Lease by notice given to Landlord within five (5) days after the expiration of the Approval Period, then Tenant shall have no further right to cancel this Lease under this Section 2.7(b) and this Section 2.7(b) shall be null and void and of no further force or effect.
(b)    Tenant shall reasonably cooperate with Landlord in obtaining the Approvals, including, if requested by Landlord, sending a representative to participate, in cooperation with Landlord, in any hearing or meeting with governmental authorities.
(c)    Landlord shall be responsible for all costs in connection with the Approvals, including without limitation, all application fees, application escrows, disbursements, and the fees and disbursements of any architect, engineer, surveyor, planner, traffic consultant, attorney and any other consultants retained by Landlord to prepare the plans and in connection with obtaining the Approvals (collectively, the “Approval Costs”).
(d)    When the contingency contained in this Section 2.7 is satisfied or is null and void and of no further force or effect, as the case may be, Landlord and Tenant shall enter into an agreement confirming same; provided, however, the failure to enter into such agreement shall not be deemed or construed to change the fact that the contingency has been satisfied or is null and void.
(e)    Landlord represents that, as of the date of this Lease, it has obtained all permits and approvals required to perform the Base Building/Site Work other than the Approvals, a Morris County road opening permit and any necessary construction permits.

ARTICLE 3
BASIC RENT; ADDITIONAL RENT
3.1    Basic Rent. Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Rent Payment Dates, commencing on the Rent Commencement Date, except that Tenant shall pay the first installment of Basic Rent within thirty (30) days of Tenant’s execution and delivery of this Lease. If the Rent Commencement Date is not a Rent Payment Date, the Basic Rent for the month in which the Rent Commencement Date occurs will be prorated and Tenant shall pay such prorated amount to

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Landlord on the Rent Commencement Date. The term “Month” as used in the Basic Lease Provisions shall mean a calendar month commencing on a Rent Payment Date and ending on the day immediately preceding the next Rent Payment Date.
3.2    Additional Rent. In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease. Landlord shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise for failure to pay Additional Rent as are available for nonpayment of Basic Rent.
3.3    Late Charge. If any installment of Basic Rent or Additional Rent is not paid when due, Tenant shall pay to Landlord, within thirty (30) days after written demand, a late charge equal to three percent (3%) of the amount unpaid. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment of Basic Rent or Additional Rent that is not paid within ten (10) days after the date when due, will bear interest at the Default Rate. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant within thirty (30) days after written demand by Landlord. Notwithstanding the foregoing, no interest or late charge shall be assessed on the first occasion during any twelve (12) consecutive month period that payment is late unless and until Landlord shall give Tenant notice of such late payment and Tenant shall have failed to make such payment within five (5) days after receipt of such notice; it being agreed that no such notice need be given for any subsequent late payment during such twelve (12) month period as a predicate for assessing interest or a late charge. Nothing in this Section 3.3 shall be deemed a waiver of any default or Event of Default in connection with Tenant’s failure to pay any Basic Rent or Additional Rent when due.
3.4    Prorating Rent. If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on a daily basis, based on the actual number of calendar days.
3.5    No Abatement or Set-off. Except as expressly provided herein, Tenant hereby covenants and agrees to pay to Landlord during the Term, at Landlord’s address for notices hereunder, or such other place as Landlord may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, Tenant shall not have any right to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements.
3.6    Invoices. Subject to Section 4.4, Section 5.4 and Section 29.3, if Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such

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statements will not affect Tenant’s obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Rent Payment Dates.
ARTICLE 4
REAL ESTATE TAXES
4.1    Taxes. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of all Taxes for any calendar year (or portion thereof) during the Term; provided, however, that if any special assessments may be paid in installments, for the purposes of determining “Taxes” for which Tenant is responsible hereunder, such assessments shall be included as if Landlord had elected to pay same over the longest period allowed by law. Tenant’s Proportionate Share of the Taxes for less than a full calendar year will be prorated.
4.2    Landlord’s Tax Statement. On or after the Commencement Date and on or after the first (1st) day of January first occurring after the Commencement Date and thereafter as soon as reasonably practical after the end of each succeeding calendar year within the Term, Landlord shall determine or estimate the Taxes for the calendar year in question (the “Projected Taxes”) and shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”). Landlord shall use reasonable efforts to issue Landlord’s Tax Statement within one hundred twenty (120) days following the end of each calendar year.
4.3    Monthly Tax Payment. Commencing on the first Rent Payment Date following the submission of Landlord’s Tax Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Projected Taxes for such calendar year. Tenant’s first Monthly Tax Payment after receipt of Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such calendar year. From time to time during any calendar year, Landlord may revise the Landlord’s Tax Statement and adjust Tenant’s Monthly Tax Payment to reflect Landlord’s revised estimate, in which event, Tenant shall pay, on the next Rent Payment Date occurring at least thirty (30) days after Tenant’s receipt of the revised Landlord’s Tax Statement, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such calendar year, and the amount which would have been payable by Tenant during such calendar year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such calendar year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3. Any notice to Tenant of a revised monthly estimate shall include reasonable evidence of the basis for the revised estimate.
4.4    Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each calendar year, Landlord’s final determination of the Taxes for the calendar year in question and shall submit such information to Tenant in a written statement together with copies of the applicable tax bills and assessments for the calendar

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year in question (“Landlord’s Final Tax Statement”). In no event shall Landlord deliver Landlord’s Final Tax Statement with respect to any calendar year later than one hundred eighty (180) days following the end of such calendar year, provided that the final tax bill for such calendar year has been issued by such one hundred eightieth (180th) day. Each Landlord’s Final Tax Statement must reconcile the payments made by Tenant in the calendar year in question with Tenant’s Proportionate Share of the actual Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of Landlord’s Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent and Basic Rent. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s Final Tax Statement; provided, however, that, if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.
4.5    Refund; Appeal. (a)    If Landlord shall receive any refund of Taxes in respect of a calendar year for which Tenant shall have made payment under Section 4.1 above, Landlord shall deduct from such tax refund any reasonable expenses, including, but not limited to, reasonable attorney’s fees and reasonable appraisal fees, if any, actually incurred by Landlord and properly allocable to the then remaining Term in obtaining such tax refund, and shall remit the remaining balance to Tenant within thirty (30) days after receipt thereof by Landlord; provided, however, if the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain the refund, or any part thereof, to the extent Tenant owes Landlord any Basic Rent or Additional Rent. The portion of any reasonable expenses incurred by Landlord (allocable to the remaining Term based on the number of years remaining in the then current Term and the number of years such tax appeal affects) in contesting the validity or the amount of the assessed valuation of the Premises or any Taxes pursuant to a contest or appeal that Landlord elected to pursue in the last three (3) years of the then current Term after receipt of a Tax Appeal Notice from Tenant, to the extent not offset by a tax refund, shall be included as an item of Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder.
(b)    Provided no Event of Default is then occurring hereunder, Tenant shall have the right to contest or appeal, at its sole cost and expense, the validity of any real estate tax or assessment with respect to the Premises for which Tenant is responsible hereunder or the valuation of the Premises or any portion thereof upon which any such tax or assessment is based in accordance with and subject to the provisions hereof. Landlord shall deliver to Tenant, upon request from Tenant from time to time, copies of all tax bills and assessments received by Landlord relating to the Premises. Tenant shall give Landlord notice of its intent to file any such contest or appeal not less than forty five (45) days prior to the deadline for filing any such contest or appeal (a “Tax Appeal Notice”), together with a description of the basis for the appeal or contest. If Landlord receives a Tax Appeal Notice during the last three (3) years of the then current Term, Landlord may, in its sole discretion, elect to pursue the contest or appeal by notice given to Tenant within twenty (20) days after receiving such Tax Appeal Notice; in which event, Landlord shall timely file such appeal or contest (through counsel reasonably satisfactory to Tenant) and shall diligently pursue same and Tenant shall not pursue the contest or appeal. If Landlord does not

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elect to pursue the contest or appeal by notice given to Tenant within such twenty (20) day period (or if Landlord does not have the option to elect to pursue the contest or appeal), then Tenant may pursue the contest or appeal in accordance with and subject to the provisions hereof. Tenant or Landlord, as the case may be, shall promptly provide the other with a copy of all correspondence, pleadings and other materials submitted or received by such party in connection with any such contest or appeal, including, without limitation, any contest or appeal initiated by Landlord on its own accord. Any contest or appeal by Tenant or Landlord shall be pursued diligently and in good faith and in accordance with all Legal Requirements; provided, however, that Tenant shall have the right, in its sole discretion, to discontinue such appeal at any time. Landlord shall have the right, at its cost and in its sole discretion, to participate in any such contest or appeal prosecuted by Tenant, and Tenant shall reasonably cooperate with Landlord. At Tenant’s request, Landlord shall, at no cost or expense to Landlord, reasonably cooperate with Tenant, and shall execute and deliver any documents required in connection with such appeal as soon as reasonably practicable after request from Tenant; provided such documents do not contain any statements which Landlord reasonably believes are untrue or contain any false or misleading facts or statements. In connection with any such contest or appeal by Tenant, Tenant shall not propose, pursue or voluntarily accept any agreement, settlement or other determination without the consent of Landlord (which may be withheld in Landlord’s sole discretion) which would increase real estate taxes or assessments for any period after the Term. Landlord shall provide Tenant with notice consenting or denying such consent within ten (10) days after receiving any request for consent from Tenant. Any notice denying consent shall state with reasonable specificity the reasons for the denial. If Landlord fails to give notice consenting or denying such consent within such ten (10) day period, then Tenant may give a second request for approval, which request shall provide “IF LANDLORD FAILS TO RESPOND TO THIS REQUEST WITHIN TEN (10) DAYS AFTER RECEIPT OF THIS NOTICE, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE TERMS OF TENANT’S TAX APPEAL SETTLEMENT, AGREEMENT OR OTHER DETERMINATION”. If Landlord fails to give notice consenting or denying such consent within ten (10) days after receiving such second (2nd) notice, then Landlord shall be deemed to have consented to Tenant’s proposed tax appeal settlement, agreement and/or other determination. Notwithstanding the foregoing, Tenant shall not be permitted to pursue such a contest or appeal (i) if such contest or appeal may result in civil or criminal fines, penalties or liability against or for Landlord, or (ii) with respect to any period which is a part of a tax or assessment period the duration of which exceeds the remaining Term of this Lease. Nothing contained herein shall be deemed or construed to prevent Landlord from initiating and pursuing any contest or appeal of the validity of any real estate tax or assessment or the valuation of the Premises on its own accord at any time.

4.6    Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant’s Proportionate Share of Taxes will be based upon the original assessments for such year.
4.7    Survival. Tenant’s obligation to pay Additional Rent in respect of the Term hereof, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Termination Date.
4.8    Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Tax

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Statement.
ARTICLE 5
OPERATING EXPENSES
5.1    Operating Expenses.
(a)    The Landlord’s Maintenance Expenses and the Insurance Expenses are collectively referred to as “Landlord’s Operating Expenses” and shall be determined and paid in accordance with the provisions of this Article 5.
(b)    Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Landlord’s Operating Expenses for each calendar year (or portion thereof) during the Term. Tenant’s Proportionate Share of Landlord’s Operating Expenses for less than a full calendar year will be prorated based on the actual number of days.
5.2    Landlord’s Expense Statement. On or after the Commencement Date and on or after the first (1st) day of January first occurring after the Commencement Date and thereafter as soon as practical after each succeeding calendar year during the Term, Landlord shall determine or estimate Landlord’s Operating Expenses for the calendar year in question (“Landlord’s Estimated Operating Expenses”) and shall submit such information to Tenant in a written statement (“Landlord’s Expense Statement”). Landlord shall use reasonable efforts to issue Landlord’s Expense Statement within one hundred twenty (120) days following the end of each calendar year.
5.3    Monthly Expense Payment. Commencing on the first Rent Payment Date following the submission of Landlord’s Expense Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord’s Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses for such calendar year. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.1 for such calendar year. From time to time during any calendar year, Landlord may revise the Landlord’s Expense Statement and adjust Tenant’s Monthly Expense Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, on the next Rent Payment Date occurring at least thirty (30) days after Tenant’s receipt of the revised Landlord’s Expense Statement, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Expense Payments theretofore made on account of its obligation under Section 5.1 for such calendar year, and the amount which would have been payable by Tenant during such calendar year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such calendar year. Thereafter, upon written notice of such revision to Tenant, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3. Any notice to Tenant of a revised monthly estimate shall include reasonable evidence of the basis for the revised

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estimate.
5.4    Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each calendar year, Landlord’s final determination of Landlord’s Operating Expenses for the calendar year in question and shall submit such information to Tenant in a written statement (the “Annual Expense Reconciliation”). In no event shall Landlord deliver the Annual Expense Reconciliation with respect to any calendar year later than one hundred eighty (180) days following the end of such calendar year. Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the calendar year in question with Tenant’s Proportionate Share of actual Landlord’s Operating Expenses for the period covered thereby and shall include a reasonably detailed statement of the costs and expenses reflected on the Annual Expense Reconciliation. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent or Basic Rent. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent. Without limiting Tenant’s audit rights pursuant to Section 5.5 hereof, Landlord shall deliver to Tenant invoices and/or other reasonable evidence of the costs and expenses reflected on the Annual Expense Reconciliation within thirty (30) days after request from Tenant, which request from Tenant must be made within one hundred twenty (120) days after Tenant’s receipt of the Annual Expense Reconciliation.
5.5    Audit.
(a)    For two (2) years following Landlord’s delivery to Tenant of any Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to audit Landlord’s books and records for the purpose of confirming the Annual Expense Reconciliation. Tenant shall be permitted to use a reputable and experienced auditor of its choice for any such audit. Landlord agrees to keep all of its books and records relating to each Annual Expense Reconciliation available at a location within fifty (50) miles of the Premises during Tenant’s audit period. Subject to Section 5.5(c), Tenant shall be permitted to review and copy such books and records in connection with any such audit. Notwithstanding anything to the contrary contained in this Article 5, Tenant shall not be permitted to audit Landlord’s books and records or to dispute a reconciliation reflected on an Annual Expense Reconciliation unless Tenant has paid to Landlord the amount due as shown on the applicable Annual Expense Reconciliation; said payment is a condition precedent to said audit and/or dispute.
(b)    Tenant will be deemed to have accepted the Annual Expense Reconciliation unless, within forty five (45) days after Tenant’s audit of Landlord’s books and records, Tenant delivers an objection notice to Landlord specifying in reasonable detail why Tenant believes such Annual Expense Reconciliation is incorrect. If Tenant delivers an objection notice, Landlord and Tenant shall thereafter endeavor to resolve the matters identified by Tenant in such notice. If Landlord and Tenant are unable to amicably resolve the matters identified by Tenant within thirty

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(30) days after Tenant delivers its objection notice, then either party may refer the dispute to an independent certified public accounting firm experienced in real estate accounting and otherwise mutually acceptable to Landlord and Tenant (and neither party shall unreasonably withhold, condition or delay its approval of a proposed accounting firm), and the determination of such accounting firm shall be binding upon Landlord and Tenant. If Landlord and Tenant are unable to agree upon the independent certified public accounting firm within thirty (30) days after the initial thirty (30) day period, either Landlord or Tenant may request the American Arbitration Association in Newark, New Jersey, to appoint such independent certified public accounting firm. The cost of retaining said accounting firm and any costs imposed by the American Arbitration Association shall be paid as follows: (i) Tenant shall pay the cost if it is determined that Landlord’s original determination of Landlord’s Operating Expenses was correct, (ii) Tenant and Landlord shall share the cost equally if it is determined that Landlord’s original determination of Landlord’s Operating Expenses was in error but not more than four percent (4%) in error, and (iii) Landlord shall pay the cost if it is determined that Landlord’s original determination of Landlord’s Operating Expenses was in error by more than four percent (4%). In addition to paying the cost of retaining the accounting firm, Landlord shall pay the reasonable out-of-pocket costs incurred by Tenant in connection with Tenant’s audit (which shall not exceed $10,000.00) if it is determined that Landlord’s original determination of Landlord’s Operating Expenses was in error by more than four percent (4%).
(c)    Tenant shall keep Landlord’s books and records and the results of any permitted examination of Landlord’s books and records under this Lease (collectively, the “Landlord’s Records”) confidential and shall not disclose Landlord’s Records to any party without Landlord’s consent, except (i) Tenant may disclose Landlord’s Records if required to do so by any law, court order or other Legal Requirement, (ii) Tenant may disclose Landlord’s Records to its employees, accountants, attorneys or other professionals on a need to know basis, provided Tenant advises the employee, accountant, attorney and/or other professional of this confidentiality provision, and (iii) Tenant may disclose Landlord’s Records in connection with any litigation or other action between Landlord and Tenant with respect to this Lease. In addition, as a condition precedent to any permitted audit of Landlord’s books and records under this Lease by a third party auditor, such third party auditor shall be advised of this confidentiality provision and agree to maintain the confidentiality of Landlord’s Records in accordance with the provisions hereof.
(d)    If Tenant’s audit accurately discloses any overcharge to Tenant (whether agreed upon by Landlord and Tenant or determined by an independent certified public accounting firm), then the amount of the overcharge shall be applied by Landlord against the next accruing monthly installment(s) of Basic Rent and Additional Rent. If the Term has expired or has been terminated, Landlord shall refund the surplus to Tenant within thirty (30) days after the overcharge is agreed upon or determined by an independent certified public accounting firm, as applicable. In the event that the overcharge was greater than four percent (4%), then Landlord shall also be obligated to pay to Tenant interest on such overcharge at the Default Rate. Any interest due as set forth in the preceding sentence shall be calculated from the date of Tenant’s payment of the overcharge until the date of payment by Landlord to Tenant.
5.6    Survival. Tenant’s obligation to pay Additional Rent in respect of the Term hereof, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5

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will survive the Termination Date.
5.7    Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Expense Statement.
ARTICLE 6
ELECTRICITY; OTHER UTILITIES
6.1    Electricity; Other Utilities. Tenant will contract for and pay all charges for electricity, communications, natural gas, water, sewer and other services or utilities at any time rendered or used on or about the Premises during the Term, including the Building, the Generator, the Roof Top Equipment and all other improvements on the Land, to the company providing the same before any interest or penalty may be added thereto and will furnish to Landlord, upon request, reasonable evidence of such payment. Such utilities shall be directly metered. If Landlord has prepaid any utility charges for periods after the Commencement Date, said utility charges shall be apportioned as of the Commencement Date, and Tenant shall pay to Landlord the portion relating to the period after the Commencement Date within thirty (30) days after receipt of an invoice together with reasonable supporting documentation therefor from Landlord.
6.2    Tenant Not To Exceed Capacity. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises, including any upgrades to such conductors or the equipment made during the Term.
6.3    Utility Deregulation. If permitted by law, Tenant will have the right to choose the service providers that deliver electricity or other utilities to the Premises, subject to Tenant’s compliance with all other applicable provisions of this Lease relating to Alterations, utility consumption and legal compliance. Tenant shall advise Landlord of the service providers being used at the Premises within ten (10) Business Days of Landlord’s written request for such information.
6.4    Landlord Not Liable. Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service, communications service, or any other utility service or any cessation or interruption of any such service to the Premises. Notwithstanding the foregoing, if, as a result of the grossly negligent acts or willful misconduct of Landlord or Landlord’s Agents, (i) there is a cessation or interruption in the supply of electricity to the Building or any other utility service to the Building and (ii) as a result of the cessation or interruption Tenant is unable to use, and actually ceases using, all or part of the Building for the conduct of its business for five (5) or more consecutive days after Tenant gives Landlord notice of the cessation or interruption, then the Basic Rent shall be equitably abated during the period from the sixth (6th) consecutive day after Tenant gives Landlord notice of the cessation or interruption to the earlier to occur of (x) the date on which such cessation or interruption ceases or (y) the date on which Tenant resumes using the Building or the affected portion of the Building for the conduct of business. After receipt of Tenant’s notice of such cessation or interruption, Landlord shall use commercially reasonable efforts to restore any cessation or

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interruption in utility service to the Building as promptly as practicable, and Landlord and Landlord’s Agents shall have the right to enter the Premises in connection therewith.
ARTICLE 7
MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES
7.1    Tenant’s Maintenance. Subject to Landlord’s warranty obligations in Section 3 of Schedule B of this Lease and Section 5 of Schedule C of this Lease, Tenant agrees, at its sole cost and expense, to keep the Premises (including, without limitation, the Building and other improvements thereon and all fixtures, equipment and facilities) in good order and condition (subject to ordinary wear and tear) consistent with the condition of “class A” office buildings in Northern, New Jersey, and, except as provided in Section 7.3 and Articles 17 and 18, and except to the extent necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s Agents, or any breach of this Lease by Landlord, Tenant shall make all non-structural repairs, alterations, renewals and replacements (including, without limitation, Capital Replacements, subject to Section 7.3(c) hereof), ordinary and extraordinary, foreseen or unforeseen, and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition consistent with such “class A” office building standard, including but not limited to: repairs (whether or not capital in nature) to and maintenance of all mechanical, electrical, plumbing and HVAC systems, elevator systems and equipment, the roof of the Building (but not the structural elements of the roof), parking areas (including striping, resealing, repaving and resurfacing), roadways, curbs, sidewalks, medians, planters, utility supply systems, drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services, identification signs, public address systems, doors, ceilings and floors of the Building, landscaping (including replacement and upkeep of trees, shrubs, and other plantings), exterior lighting, other exterior site improvements on the Land, and the replacement of any broken or cracked windows in the Premises. Except as expressly provided in this Lease, Landlord shall not be obligated in any way to maintain, alter or repair the Premises. Notice is hereby given that, except with respect to improvements, repairs or restoration undertaken by Landlord, including the Base Building/Site Work and Finish Work, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and that no construction, mechanics’ or other liens for any such labor or materials shall attach to or affect the interest of Landlord in and to the Premises.
7.2    Warranties. Landlord hereby authorizes Tenant, at its sole cost and expense, to assert all rights and claims, and to bring suits, actions and proceedings, in Landlord’s name or in either or both Landlord’s and Tenant’s name, in respect of any and all contracts, manufacturer’s or supplier’s warranties or undertakings, express or implied, relating to any portion of the Premises required to be maintained, repaired, altered, removed or replaced by Tenant, and Landlord shall to the extent necessary reasonably cooperate with Tenant in Tenant’s efforts to recover under such warranties. Landlord hereby assigns to Tenant all warranties and guaranties received from suppliers, manufacturers, contractors and subcontractors with respect to the Premises; provided, however, Landlord reserves unto itself all rights under such warranties and guaranties to the extent such rights cover work for which Landlord is responsible under this Lease. Tenant shall comply, at its sole cost and expense, with all such warranties and guaranties assigned to Tenant by Landlord

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hereunder and with all warranties and guaranties obtained by Tenant from suppliers, manufacturers, contractors and subcontractors with respect to the Premises and any Alterations. At Landlord’s request, Tenant shall execute and deliver a general assignment to Landlord, on or prior to the Termination Date, of all warranties and guaranties, if any, received from suppliers, manufacturers, contractors and subcontractors with respect to the Premises and any Alterations. The obligations of Tenant in the preceding sentence shall survive any termination of this Lease. In connection with any Alterations undertaken by or on behalf of Tenant, Tenant shall cause all warranties and guaranties issued in connection with the work to be assignable to Landlord without any fee or other compensation.
7.3    Landlord’s Repairs. (a) Landlord shall make, at its sole cost and expense, all repairs and replacements to the foundation, the load bearing walls, the structural columns and beams, the structural elements of the exterior walls, and the structural elements of the roof of the Building; provided, however, subject to Section 14.3(a), if such repairs and replacements are necessitated by the gross negligence or willful misconduct of Tenant or Tenant’s Visitors or any breach of this Lease by Tenant, then Tenant shall reimburse Landlord, within thirty (30) days after written request, for the reasonable cost thereof. Any such request shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice. In addition, if a sinkhole develops on the Premises causing damage to the parking lots or other improvements on the Premises, Landlord shall, at its sole cost and expense, repair the sinkhole and any damage to the improvements on the Premises caused by the sink hole. The costs and expenses incurred by Landlord in connection with repairs and replacements made pursuant to this Section 7.3(a) shall not be included in Landlord’s Maintenance Expenses. Notwithstanding anything contained in this Section 7.3(a) to the contrary, Landlord shall complete the Qualified Capital Replacements in accordance with Section 7.3(b) and certain Capital Replacements in accordance with Section 7.3(c).
(b) If, during the Term, a Qualified Capital Replacement is required, Tenant shall give Landlord notice thereof, which notice shall describe in reasonable detail the Qualified Capital Replacement which should be undertaken (a “Qualified Capital Replacement Notice”). As promptly as practicable after receiving a Qualified Capital Replacement Notice, Landlord shall, subject to this Section 7.3(b), complete the Qualified Capital Replacement specified therein. In performing any Qualified Capital Replacement, Landlord shall have the right, in its reasonable discretion, to select (i) the method and procedure by which the Qualified Capital Replacement will be completed and (ii) the materials, equipment and supplies utilized in connection with the Qualified Capital Replacement. If Landlord disagrees that the replacement described in a Qualified Capital Replacement Notice is a Qualified Capital Replacement, Landlord shall, within thirty (30) days after receipt of such notice, give Tenant notice specifying the reasons that Landlord disagrees that the replacement is a Qualified Capital Replacement. The costs and expenses incurred by Landlord to perform a Qualified Capital Replacement shall be included in Landlord’s Maintenance Expenses, as permitted under the definition of “Landlord’s Maintenance Expenses” set forth in Appendix I to this Lease.
(c) If, in any calendar year during the Term after Tenant has incurred costs in excess of $250,000.00 in the aggregate during such year in performing any Capital Replacements, a Capital Replacement is required, Tenant shall give Landlord notice thereof, which notice shall describe in

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reasonable detail the Capital Replacement which should be undertaken and shall include evidence reasonably satisfactory to Landlord that Tenant has previously incurred costs in excess of $250,000.00 in such calendar year in performing Capital Replacements (a “Capital Replacement Notice”). Supplementing the foregoing, if Tenant has not yet incurred costs in performing Capital Replacements in excess of $250,000.00 in any calendar year, and Tenant believes that, if Tenant initiates a required Capital Replacement, Tenant’s aggregate costs in performing Capital Replacements for such year will then exceed $250,000.00, then, Tenant shall have the right to deliver a Capital Replacement Notice to Landlord, which notice shall, in addition to the requirements set forth above, include evidence reasonably satisfactory to Landlord that if Tenant performs the Capital Replacement specified in the Capital Replacement Notice that Tenant will incur costs in excess of $250,000.00 in such calendar year in performing Capital Replacements. As promptly as practicable after receiving a Capital Replacement Notice, Landlord shall, subject to this Section 7.3(c), complete the Capital Replacement specified therein. In performing any Capital Replacement, Landlord shall have the right, in its reasonable discretion, to select (i) the method and procedure by which the Capital Replacement will be completed and (ii) the materials, equipment and supplies utilized in connection with the Capital Replacement. If Landlord disagrees that the replacement described in a Capital Replacement Notice is a Capital Replacement, Landlord shall, within thirty (30) days after receipt of such notice, give Tenant notice specifying the reasons that Landlord disagrees that the replacement is a Capital Replacement. The costs and expenses incurred by Landlord to perform a Capital Replacement shall be included in Landlord’s Maintenance Expenses (as permitted under the definition of “Landlord’s Maintenance Expenses” set forth in Appendix I to this Lease), except that, if Tenant has not yet incurred costs in performing Capital Replacements in excess of $250,000.00 in any calendar year, then, Tenant shall pay directly to Landlord, within thirty (30) days after written demand, an amount equal to all costs incurred by Landlord in performing a Capital Replacement until such time as Tenant has paid $250,000.00 in such calendar year on account of Capital Replacements, at which point thereafter, such costs and expenses incurred by Landlord shall be included in Landlord’s Maintenance Expenses as set forth herein.
7.4    Requirements for Maintenance and Repairs. (a) All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) completed free and clear of all Liens, (c) performed by reputable contractors who are licensed (if licensing is required by Legal Requirements) and such contractors shall be approved by Landlord if the maintenance, repair or addition, improvement or alterations affects any structural elements of the Premises or any electrical, mechanical, plumbing, life safety, security or other system of the Building, and (d) completed in compliance with all applicable warranties and guarantees, if any, including without limitation those issued in connection with the Base Building/Site Work and the Finish Work.
(b) All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Landlord must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) performed by reputable contractors who are licensed (if licensing is required by Legal Requirements), and (c) completed in compliance with all applicable warranties and guarantees obtained by Landlord, if any, including without limitation those issued in connection

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with the Base Building/Site Work and the Finish Work.
7.5    Alterations.
(a)    Provided that no Event of Default exists and is then continuing, Tenant may, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor (or if no construction permit is required and plans and specifications are not customarily required for work of the kind proposed (such as, for example, painting or other cosmetic alterations), an accurate description of the work to be performed in form reasonably acceptable to Landlord), (i) install wall coverings, floor coverings and window treatments (i.e., blinds and curtains) within the Building and paint and carpet the interior of the Building and (ii) make interior, non-structural alterations or improvements to the Building having an aggregate cost not to exceed $500,000.00 per calendar year, so long as the alterations or improvements under clauses (i) or (ii) above do not (A) affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (B) affect the outside appearance of the Building, (C) affect the roof of the Building, (D) affect any structural element of the Building, or (E) affect the lobby of the Building or the elevator finishes within the Building. Notwithstanding the foregoing, Tenant shall not be obligated to deliver to Landlord prior written notice of any proposed wall covering, floor covering or window treatments to the interior of the Building, provided no building permit is required to be issued in connection with such work. The plans and specifications delivered to Landlord pursuant to this Section 7.5(a) may be in an electronic form which is then customary and which is reasonably satisfactory to Landlord.
(b)    Without limiting Tenant’s right to paint, install wall coverings, floor coverings and window treatments and to make other cosmetic alterations without notice to Landlord in accordance with, and subject to, Section 7.5(a), Tenant shall not make any improvement or alteration of the Premises having an aggregate cost in excess of $500,000.00 per calendar year or (i) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building or the Premises, (ii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or egress from the Premises, and/or any structural element of the Building or any other areas outside of or exterior to the Building or (iii) affecting the lobby of the Building or the elevator finishes within the Building (such work, “Major Work”), unless (x) Tenant submits to Landlord reasonably detailed plans and specifications for the proposed Major Work (any such plans and specifications may be in an electronic form which is then customary and which is reasonably satisfactory to Landlord), or, if no construction permit is required for such Major Work and plans and specifications are not customarily required for work of the kind proposed (such as, for example, cosmetic alterations), an accurate description of the work to be performed in form reasonably acceptable to Landlord, and (y) Landlord approves such plans and specifications (or description of such work) in writing within fifteen (15) Business Days after receipt thereof and any other information that Landlord reasonably deems necessary to evaluate the request for approval, which approval will be at Landlord’s sole discretion, except that Landlord agrees not to unreasonably withhold, condition or delay its approval of Major Work if such Major Work is limited to interior alterations to the Building which do not have any material, adverse affect on structural elements of the Building or on any of the systems or equipment of the Building. If Landlord fails to approve, disapprove or otherwise respond to Tenant’s request within said fifteen (15) Business Day period, Tenant may resubmit the plans and specifications or description of the work, as the

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case may be, and the request for approval to Landlord with a notice that specifies “THIS IS A SECOND REQUEST FOR LANDLORD’S APPROVAL OF [THE WORK SHOWN ON THE ENCLOSED PLANS] [OR] [THE WORK DESCRIBED HEREIN]. IF LANDLORD FAILS TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE WORK SHOWN ON THE ENCLOSED PLANS AND SPECIFICATIONS OR THE WORK DESCRIBED HEREIN” and if Landlord fails to approve, disapprove or otherwise respond within five (5) Business Days after receiving such resubmission and notice, Landlord shall be deemed to have approved the work set forth on the plans and specifications (or description of the work) but only if such work relates solely to interior alterations to the Building which do not have any material, adverse affect on structural elements of the Building or on any of the systems or equipment of the Building. Tenant shall reimburse Landlord, within thirty (30) days of written demand, for its actual, reasonable third party costs for reviewing any plans for Major Work. Any such demand for reimbursement shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice. This Section 7.5(b) is supplemented by Article 33 and Section 37.1(c) of this Lease.
(c)    Landlord’s consent to or approval of any plans, specifications or other items with respect to Alterations shall not constitute a representation or warranty by Landlord that such plans, specifications or other items comply with applicable laws.
(d)    Upon the completion of any Major Work, Tenant shall deliver to Landlord “as-built” plans for such Major Work in a form reasonably satisfactory to Landlord (i.e., in CAD form or such other electronic form as is then customary), and certificates of occupancy as required by law (if applicable). For the avoidance of doubt, Tenant is not required to deliver to Landlord “as-built” plans (i) for the entire Building in connection with each performance of Major Work, but only “as-built” plans for the portion(s) of the Building affected by the Major Work and (ii) in connection with any cosmetic changes for which Tenant is not obligated to deliver to Landlord plans and specifications.
7.6    Surrender of Alterations and Removal of Improvements.
(a)    Each Alteration to the Premises (each a “Tenant Improvement”) will, upon installation, become the property of Landlord and be deemed to be a part of the Building and the Premises unless Landlord, by written notice to Tenant at least thirty (30) days prior to the Termination Date, elects to relinquish Landlord’s right to such Tenant Improvement. If Landlord elects to relinquish its right to any Tenant Improvement, Tenant shall insure such Tenant Improvement in accordance with Section 14.1(a)(ii), and, prior to the Termination Date, remove such Tenant Improvement and promptly repair any damage to the Premises or the Building or other elements of the Premises caused by the installation or removal of such Tenant Improvement and restore the Premises and the Premises to the condition existing prior to the installation of such Tenant Improvement. Notwithstanding anything to the contrary contained herein, if at the time Tenant submits to Landlord a request for approval of an Alteration or a notice informing Landlord of Tenant performing an Alteration if Landlord’s approval is not required, Tenant also requests in writing that Landlord advise as to whether Tenant will be required to remove the Alteration prior to the end of the Term (which request shall specifically reference this Section 7.6(a)), then, (i) in

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connection with Alterations requiring Landlord’s approval, if Landlord approves the Alteration, Landlord shall notify Tenant simultaneously with the approval notification as to whether or not Landlord will require Tenant to remove the Alteration prior to the Termination Date, and (ii) in connection with Alterations not requiring Landlord’s approval, Landlord shall notify Tenant within thirty (30) days after receipt of Tenant’s notice whether or not Landlord will require Tenant to remove the Alteration prior to the Termination Date (and, in each case, such determination by Landlord shall be binding on Landlord, its successors and assigns). For the avoidance of doubt, Tenant shall have no obligation to remove any of the Base Building/Site Work, Finish Work, or any cabling or wiring at the Premises.
(b)    Tenant may install in, and remove from, the Building any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property will not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) except as permitted by Article 33, Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Building that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Building.
7.7    Service Contracts. Tenant shall at its sole cost and expense procure and maintain in full force, effect and good standing, contracts (the “Service Contracts”) for the service, maintenance and repair (to the extent of Tenant’s obligations under Section 7.1) of all heating, ventilating and air conditioning (“HVAC”) equipment, the roof of the Building, and all fire protection, alarm, security, electric, plumbing, mechanical and other systems, equipment and facilities from time to time installed in and/or serving the Premises, which Service Contracts shall each be between Tenant and a service and maintenance contracting firm (“Contractor”) of proven and established reputation. Upon request by Landlord, Tenant shall promptly deliver to Landlord copies of each Service Contract required to be maintained hereunder. Each Service Contract shall provide for the maintenance, service and repair of the equipment covered by the Service Contract in a manner and at intervals that are consistent with the typical practices of landlords of “Class A” office buildings in northern New Jersey. Further, each Service Contract shall provide for inspections of the equipment covered by the Service Contract at intervals that are consistent with the typical practices of landlords of “Class A” office buildings in northern New Jersey, and, in any event, at intervals not less often than required by the manufacturer’s specifications for the applicable equipment. Tenant shall endeavor to provide to Landlord a copy of all inspection reports prepared by the Contractors promptly after receipt thereof, and, in any event, Tenant shall, within ten (10) Business Days after request from Landlord, provide Landlord with a copy of all inspection reports not previously delivered to Landlord. This Section 7.7 is a supplement to, and shall not be deemed or construed to broaden or limit Tenant’s obligations under, Section 7.1 or Section 7.4 hereof.
ARTICLE 8
USE OF PREMISES
8.1    Permitted Use. (a)    Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Use specified in the Basic Lease Provisions. Nothing in this Lease shall be deemed to require that Tenant operate its business at the Premises; provided, however,

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that if Tenant shall vacate the Premises, Tenant shall continue to pay Basic Rent and Additional Rent and comply with all of its other obligations under this Lease.
(b)    Landlord agrees that it will not unreasonably withhold its consent to any request by Tenant to a change in the Permitted Use, provided that the proposed use requested by Tenant (i) was permitted in the OR Office-Research zone (without any variances or waivers) under the Land Development Ordinance of the Borough of Madison as of the date of this Lease and (ii) is listed on Schedule N attached hereto. Without limiting other reasons for which Landlord may withhold consent, Landlord shall have the right to withhold its consent to a change in the Permitted Use that would make the business being conducted at the Premises subject to the provisions of ISRA. For the avoidance of doubt, Landlord shall not be required to amend any provision of this Lease pursuant to this Section 8.1(b) other than the definition of “Permitted Use”.
8.2    Prohibited Uses. Tenant shall not use or knowingly permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, or (b) would overload the electrical or mechanical systems of the Building or exceed the design criteria or the structural integrity of the Building.
8.3    Permits, Licenses and Authorizations. Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant’s business at the Premises. This sentence shall not be deemed or construed to limit Landlord’s obligations to obtain all permits and approvals for the construction of the Base Building/Site Work in accordance with Schedule B and the Finish Work in accordance with Schedule C, including all necessary construction permits, a temporary and permanent certificate of occupancy pursuant to Section 2.2(e), and, to the extent applicable, zoning and land use approvals, subject to Section 2.7.
8.4    Zoning. Landlord represents that, as of the date of this Lease, (a) the Premises are located in the OR Office-Research zone under the Land Development Ordinance of the Borough of Madison, and (b) the permissible uses in the OR Office-Research zone include business, professional, executive or administrative offices.
ARTICLE 9
BUILDING SERVICES
9.1    Landlord’s Services. Tenant acknowledges that Landlord shall have no obligation to perform or supply any services to Tenant, other than as set forth in this Lease, including, without limitation, Landlord’s maintenance, repair and replacement obligations set forth in Section 7.3 hereof.
9.2    Management of Building. Tenant, at its sole cost and expense, shall maintain and operate the Premises and obtain all services in a manner consistent with the typical practices of landlords of a “Class A” office building in northern New Jersey, which, in addition to the obligations of Tenant pursuant to Section 7.1, shall include without limitation, sweeping, cleaning, snow removal and line painting of parking areas and driveways; landscaping services (including upkeep

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of trees, shrubs, and other plantings), janitorial services and window cleaning, supplies, removal of garbage and other refuse, painting and providing on site traffic direction signage and such parking control, if any, as Tenant shall determine. In connection with performing its obligations under this Section 9.2, Tenant may, at its election, hire, at its sole cost and expense, a third party management company to manage the Premises. Nothing in this Section 9.2 shall be deemed or construed to broaden Tenant’s obligations under Section 7.1 or Section 7.4 hereof.
9.3    Office Cleaning. Tenant shall hire, at its sole cost and expense, a third party cleaning company to provide janitorial services to the Premises in a manner which is consistent with other “Class A” buildings located in northern New Jersey.
9.4    Security. Tenant shall, in its sole and absolute discretion, be solely responsible for providing and installing any security systems within the Building and on the Premises, except for any elements of such systems that are part of the Base Building/Site Work or Finish Work to be installed by Landlord in accordance with Schedule B or Schedule C, as the case may be. Tenant shall comply with the provisions of Article 7 and other applicable provisions of this Lease in connection with the installation of such systems.
9.5    Lighting, HVAC and Elevator Service. Tenant shall have the ability to operate and control the lighting, HVAC and elevators servicing the Premises and may operate the same during whatever hours Tenant desires.
9.6    Pest Control. Tenant shall hire, at its sole cost and expense, a third party pest control company to provide pest prevention and extermination services to the Premises.
ARTICLE 10
COMPLIANCE WITH REQUIREMENTS
10.1    Compliance. (a) Tenant shall (i) comply with all Legal Requirements and Insurance Requirements applicable to the Premises or Tenant’s use thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s use of the Premises and for the proper operation, maintenance and repair of the Premises; provided, however, Tenant shall not be obligated to make any alteration or improvement to the Premises which is required by Legal Requirements unless the requirement relates to or arises out of or in connection with any Alteration made by or on behalf of Tenant or Tenant’s Visitors or relates to or arises out of or in connection with Tenant or Tenant’s Visitors acts or other activities or particular use or manner of use of the Premises (as opposed to office use generally). The foregoing notwithstanding, Landlord shall, at its sole cost and expense, be responsible to construct and complete all Base Building/Site Work in accordance with Schedule B and the Finish Work in accordance with Schedule C in compliance with all applicable laws and codes. With respect to Tenant’s compliance hereunder, Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. If any structural repairs or replacements are required in order for Tenant to comply with its obligations under this Section 10.1, Landlord shall perform such repairs or replacements and Tenant shall, within thirty (30) days after written demand (which shall include copies of applicable invoices), reimburse Landlord for the costs and expenses incurred by Landlord in connection with such repairs

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or replacements. Nothing contained herein shall be deemed to limit Tenant’s right to contest any Legal Requirement pursuant to Article 13. Supplementary provisions regarding the respective obligations of the parties in regard to compliance with Environmental Laws are set forth in Section 11 below.
(b) If any alterations or improvements are required to be made to the Premises pursuant to Legal Requirements, then Landlord shall comply with, or cause to be complied with, such Legal Requirements, except that Landlord shall not be responsible for alterations or improvements which are Tenant’s obligations under Section 10.1(a) or Article 11. If Tenant becomes aware of any Legal Requirement which it believes Landlord is obligated to comply with, Tenant shall promptly give Landlord notice thereof; provided, however, that absent Tenant’s receipt of written notice of violation of such Legal Requirement, Tenant shall have no obligation to give such notice to Landlord. The costs and expenses incurred by Landlord to comply with this Section 10.1(b) shall be included in Landlord’s Maintenance Expenses (subject to and in accordance with the definition of “Landlord’s Maintenance Expenses” set forth in Appendix I of this Lease).
10.2    Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or keep anything in the Premises that increases the cost of any insurance maintained by Landlord. Tenant shall, upon thirty (30) days notice, together with reasonable supporting documentation, pay to Landlord any such increase in insurance premiums and any other costs incurred by Landlord as result of the negligence, carelessness or willful action of Tenant or Tenant’s Visitors.
ARTICLE 11
COMPLIANCE WITH ENVIRONMENTAL LAWS
11.1    Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with Tenant’s use and occupancy of the Premises; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with Environmental Laws to the extent such compliance is required as a result of a release, spill or discharge of a “hazardous substance” or “hazardous waste” (as defined in ISRA) that (i) occurred before the Commencement Date (unless caused by Tenant or Tenant’s Visitors), (ii) occurs after the Termination Date (unless caused by Tenant or Tenant’s Visitors), or (iii) occurs outside of the Premises and migrates to the Premises (unless caused by Tenant or Tenant’s Visitors), or (iv) is caused by Landlord or Landlord’s Agents (collectively, “Landlord Discharges”).
11.2    Copies of Environmental Documents. Tenant and Landlord shall each deliver promptly to the other party a true and complete copy of any correspondence, notice, report, sampling data, test results, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises. Tenant or Landlord, as the case may be, shall promptly provide the other with a copy of all environmental reports relating to the Premises prepared by or on behalf of Landlord or Tenant, as the case may, during the Term of this Lease.
11.3    Hazardous Substances and Hazardous Wastes. Tenant shall not cause or permit any

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“hazardous substance” or “hazardous waste” (as such terms are defined in ISRA) to be kept in the Premises, except for de minimus quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Except as set forth in the preceding sentence, Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes.
11.4    (i) Discharge. If a release, spill or discharge of a hazardous substance or a hazardous waste occurs on or from the Premises during the Term, Tenant shall give Landlord prompt oral and written notice of such release, spill and/or discharge, setting forth in reasonable detail all relevant facts actually known to Tenant, including, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any written inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any written claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any written notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. Tenant shall comply with all Environmental Laws and shall remove and remediate, as required by Environmental Laws, any release, spill or discharge of a hazardous substance or a hazardous waste which is not a Landlord Discharge; provided, however, if any such release, spill or discharge for which Tenant is responsible was caused by Tenant or Tenant’s Visitors, Tenant shall remove and remediate, as required by Environmental Laws and in a manner reasonably satisfactory to Landlord. Tenant shall comply with Section 7.5 of this Lease if Tenant proposes any Alterations in connection with removing and remediating any release, spill or discharge of a hazardous substance or a hazardous waste pursuant to the previous sentence. Prior to implementing any remediation of the Premises in connection with a release, spill or discharge caused by Tenant or Tenant’s Visitors, Tenant shall submit to Landlord a proposal for the remediation of any such discharge and Landlord shall advise Tenant within thirty (30) days as to whether the proposed remedy is acceptable. In all events, Tenant shall keep Landlord apprised of Tenant’s efforts in cleaning up the Premises with respect to any release, spill or discharge for which Tenant is responsible. Notwithstanding anything to the contrary contained in this Lease, under no circumstance shall Tenant be obligated to remove, remediate or investigate any Landlord Discharge.
(b)    Landlord’s Cleanup Rights. Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action required by Environmental Law to investigate or remove any hazardous substance or hazardous waste, or to investigate, cleanup, remove, resolve or minimize the impact of or otherwise deal with any release, spill or discharge of any hazardous substance or hazardous waste on or from the Premises. Tenant shall, within thirty (30) days of written demand, together with reasonable supporting documentation, reimburse Landlord for all actual costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord, unless such costs and expenses were required as a result of the occurrence of a Landlord Discharge. Nothing contained in this Section 11.4(b) shall be deemed to relieve Landlord of its obligation under Section 11.4(c) to remediate a Landlord Discharge.

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(c)    Landlord’s Cleanup Obligations. Landlord, at its sole cost and expense, shall remediate any Landlord Discharge as and to the extent required by Legal Requirements.
11.5    ISRA. (a) If Tenant’s operations at the Premises now or hereafter qualify the Premises as an “Industrial Establishment” (as defined under ISRA), then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA to the reasonable satisfaction of Landlord and to the satisfaction of the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith) in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Tenant’s operations at the Premises, (iv) any change in the ownership or control of Tenant, (v) any permitted assignment of this Lease or permitted sublease of all or part of the Premises or (vi) any other action by Tenant which triggers ISRA, in each case, to the extent ISRA applies.
(b) Compliance with ISRA. Tenant further agrees to implement and execute all of the provisions of this section in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with subsection (a) above, if, with respect to ISRA, Tenant fails to obtain an unconditional final remediation document (as defined in ISRA) from the New Jersey Department of Environmental Protection (“NJDEP”) or a New Jersey Licensed Site Remediation Professional (as defined in ISRA), as the case may be, and evidence reasonably satisfactory to Landlord that all conditions to the effectiveness of such final remediation document have been fully satisfied (including, for example, evidence that the document has been executed and delivered by all parties and, if applicable, filed with NJDEP); or if Tenant fails to otherwise comply with the provisions of ISRA prior to the Termination Date; then in any of the foregoing cases, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with ISRA. Upon Tenant’s full compliance with the provisions of ISRA, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date. Without limiting Tenant’s obligations hereunder, if NJDEP commences an audit with respect to, or otherwise challenges or disapproves, any final remediation document, then Tenant shall take all actions required by NJDEP and Landlord to comply with the provisions of ISRA in connection therewith.
11.6    (i) Landlord’s ISRA Compliance. In connection with (i) any sale or other disposition of all or part of Landlord’s interest in the Premises, (ii) any change in the ownership or control of Landlord, (iii) any foreclosure or (iv) any other action by Landlord which triggers ISRA, Landlord shall comply, at its sole cost and expense, with all requirements of ISRA to the extent ISRA applies; provided, however, that if any site investigation is required as a result of Tenant’s use and occupancy of the Premises, Tenant shall pay all costs associated with such site investigation and, if any removal and remediation of any hazardous substance or hazardous waste is required, unless such removal or remediation is required as a result of a Landlord Discharge, then Tenant shall, within thirty (30) days after written demand by Landlord (which shall include reasonable evidence of the costs), pay all costs associated with such removal and remediation.
(b)    Tenant’s Cooperation. If, in order to comply with any Environmental Law,

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Landlord requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, deliver the same to Landlord within ten (10) days of Landlord’s request therefor.
11.7    Survival. Landlord’s and Tenant’s obligations under this Article 11 shall survive the expiration or earlier termination of this Lease.
11.8    North American Industry Classification System. Tenant hereby represents and warrants to Landlord that the North American Industry Classification System (NAICS) codes that describe Tenant's operations at the Premises are all within NAICS Sector 53, except that Tenant does not engage in operations covered under NAICS code 532411.
11.9    Landlord’s Representations. (a)    Landlord represents and warrants that as of the date of this Lease (i) it has not received any written notice of violations of any Environmental Laws with respect to the Premises except as disclosed in the Environmental Reports, (ii) Landlord has no Actual Knowledge that any “hazardous substance” or “hazardous waste” (as defined in ISRA) exists on or about the Premises in violation of Environmental Laws, except as disclosed in the Environmental Reports, and (iii) Landlord has no Actual Knowledge of any “hazardous substance” or “hazardous waste” (as defined in ISRA) located outside of the Premises that poses a threat to migrate to the Premises.
(b)    Landlord represents that (i) the reports listed on Schedule H are all of the reports in its possession regarding the absence or presence of “hazardous substances” or “hazardous wastes” (as defined in ISRA) on or about the Premises (the “Environmental Reports”), and (ii) Landlord has delivered to Tenant true and complete copies of the Environmental Reports to Tenant.
ARTICLE 12
DISCHARGE OF LIENS
Within fifteen (15) days after receipt of notice thereof, Tenant shall discharge, by payment or bonding, any Lien on the Premises, the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant’s or Tenant’s Visitor’s acts or Tenant’s failure to perform any obligation under this Lease.
ARTICLE 13
PERMITTED CONTESTS
13.1. Tenant may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection or enforcement thereof, as the case may be (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be legally required in the proceedings, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord

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hereunder or prevent Tenant from complying with its other obligations under this Lease, and (f) Tenant notifies Landlord of such proceedings not less than five (5) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required or complete compliance, as the case may be.
13.2 Landlord may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Landlord is obligated to comply with, provided that (a) such proceedings suspend the enforcement thereof, (b) no part of the Premises is subject to loss, sale or forfeiture during such proceedings, (c) Tenant is not subject to any civil or criminal liability for failure to perform, (d) Landlord furnishes such security as may be legally required in the proceedings, (e) such proceedings do not prevent Landlord from complying with its other obligations under this Lease, and (f) Landlord notifies Tenant of such proceedings not less than five (5) days prior to the commencement thereof and describes such proceedings in reasonable detail. Landlord shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, complete compliance.

ARTICLE 14
INSURANCE; INDEMNIFICATION
14.1    (i) Tenant’s Insurance. Throughout the Term, Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A- (Class X) in Best’s Key Rating Guide or any successor thereto, or, if Best’s Key Rating Guide or such successor no longer exists, it means a comparable rating by another reputable rating agency selected by Landlord and reasonably acceptable to Tenant:
(ii)    Commercial general liability insurance (including, during any period when Tenant is making alterations or improvements to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises in an amount per occurrence of not less than $5,000,000.00, with an umbrella policy of at least $10,000,000.00. If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement; provided, however, such aggregate limit per location endorsement shall not be required if Tenant provides Landlord with evidence that Tenant maintains an umbrella commercial general liability insurance policy satisfying the requirements of this Lease with limits of at least $50,000,000.00.
(iii)    Special form (all risk) property insurance insuring all equipment, trade fixtures, inventory, fixtures, personal property and tenant improvements (including without limitation, any Alterations) located on or in the Premises in an amount equal to the full insurable replacement value of such property with no co-insurance penalty.
(iv)    Workers’ compensation insurance coverage for the full statutory

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liability of Tenant and employers’ liability insurance with a limit of not less than (x) $500,000 per accident for bodily injury by accident, (y) $500,000 policy limit by disease, and (z) $500,000 per employee for bodily injury by disease.
(v)    Business interruption insurance for a period of at least twelve (12) months in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to those events commonly insured against by reasonably prudent tenants and/or attributable to Tenant’s inability to access or occupy (all or part of) the Premises.
(vi)    Such other insurance and/or endorsements and/or higher amounts (x) as Landlord requires from time to time, provided that such other insurance and/or endorsements and/or higher amounts, as the case may be, are customarily maintained or required by owners of “Class A” office buildings in northern New Jersey or (y) as may be reasonably required by any Lender.
(b)    Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All liability policies must name as additional insureds (except for workers’ compensation insurance, employer liability insurance and business interruption insurance) Landlord, Lender, any parties named by Landlord that have an interest in the Premises, and Tenant, as their respective interests may appear. Tenant shall provide thirty (30) days’ written notice of cancellation or non-renewal of coverage to Landlord. All liability policies (except for workers’ compensation insurance/employer liability insurance) must provide that such insurance will not be invalidated by any unintentional act or omission of Tenant. All liability policies (except for worker’s compensation insurance/employer liability insurance) must include contractual liability coverage with the definition of insured contract including a contract for the lease of space. Tenant will have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease.
(c)    Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates evidencing all insurance Tenant is obligated to carry under this Lease. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord original or duplicate policies or certificates evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) ACORD Form 27 with respect to property insurance, and (ii) ACORD Form 25 with respect to liability insurance or, in each case, on successor forms reasonably approved by Landlord.
(d)    No Separate Insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.1 unless Landlord is named as additional insured therein.
(e)    Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but will not be obligated to, obtain, and pay the premiums for, such insurance. Tenant shall, promptly following written demand, reimburse

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Landlord for all amounts paid by Landlord pursuant to this Section 14.1(e).
14.2    Landlord’s Insurance.
(a)    Required Coverage. Throughout the Term, Landlord shall obtain, and shall keep in full force and effect, with insurers that are authorized to do business in the State of New Jersey and are rated at least A- (Class X) in Best’s Key Rating Guide or any successor thereto (or, if Best’s Key Rating Guide or such successor no longer exists, it means a comparable rating by another reputable rating agency selected by Landlord and reasonably acceptable to Tenant), (i) special form causes of loss (“All Risk”) property insurance covering the Building, in an amount equal to the replacement cost of the Building (excluding the cost of excavations, foundations, underground utilities and footings) and (ii) such other insurance relating to the Premises as Landlord deems appropriate.
(b)    Builder’s Risk. For the period commencing on the date of this Lease and ending on the earlier of (i) the day Landlord maintains the insurance required in clause (i) of Section 14.2(a) or (ii) the date of Substantial Completion, Landlord shall maintain in effect All Risk, Completed Value, Non-reporting Form builder’s risk insurance with respect to the Building in an amount equal to the replacement cost of the Building (excluding the cost of excavations, foundations, underground utilities and footings). Said builder’s risk insurance shall insure against loss from the perils of fire and such other perils as are covered by extended coverage insurance.
(c)    Policy Requirements. Landlord’s property and builder’s risk insurance must (i) provide that thirty (30) days’ written notice of cancellation or non-renewal of coverage will be given to Tenant, and (ii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not. The deductible for the property insurance policy and builder’s risk policy required hereunder shall be a commercially reasonable deductible for similarly situated owners in the northern New Jersey area. Tenant acknowledges and agrees that a deductible up to the maximum amount of $250,000.00 shall be deemed to be commercially reasonable as of the date of this Lease. Landlord will have the right to provide the property insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises as required by this Lease. Subject to the permitted deductible, Landlord may not self-insure for the insurance required in clause (i) of Section 14.2(a).
(d)    Certificates of Insurance. On or before the Commencement Date, Landlord shall deliver to Tenant a certificate of insurance evidencing all property insurance Landlord is obligated to carry under this Lease. Within ten (10) days prior to the expiration of such insurance, Landlord shall deliver to Tenant original or duplicate policies or certificates evidencing the renewal of such insurance. Landlord’s certificate of insurance must be on ACORD Form 27 with respect to property insurance.
(e)    No Separate Insurance. Landlord shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.2 unless Tenant is named as an additional insured therein.

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14.3    Waivers. (i) (i) Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses for which Tenant is or may be held liable to the extent of any insurance proceeds recovered or recoverable by Landlord.
(ii) Tenant hereby waives and releases Landlord from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent of any insurance proceeds recovered or recoverable by Tenant (or, if insurance proceeds are not recovered or recoverable because of any deductible maintained by Tenant, then the insurance proceeds that would have been received by Tenant had there been no deductible).
(b)    Each party hereto agrees to have included in its property insurance policies an endorsement containing an express waiver of the rights of subrogation by the insurance company against the other party. If such a waiver is not enforceable or is unattainable, then such insurance policy must contain either (i) an express agreement that such policy will not be invalidated if Landlord or Tenant, as the case may be, waives its right of recovery against the other party, or (ii) any other form for the release of Landlord or Tenant, as the case may be. If such waiver, agreement or release is not obtainable from a party’s insurance company, then such party shall notify the other party of such fact and shall use its best efforts to obtain such waiver, agreement or release from another insurance company satisfying the requirements of this Lease.
14.4    Indemnification.
(a)    Tenant hereby indemnifies, and shall pay, protect and hold harmless Landlord from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the negligence or willful misconduct of Landlord or Landlord’s Agents or any breach of this Lease by Landlord), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of any Legal Requirement or Insurance Requirement by Tenant or Tenant’s Visitors that Tenant is obligated to comply with under this Lease, (iii) performance of alterations or improvements by Tenant or Tenant’s Visitors, (iv) Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), (v) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (vi) any negligence or willful misconduct of Tenant or Tenant’s Visitors. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.4 will survive the expiration or earlier termination of this Lease.
(b)    Landlord hereby indemnifies, and shall pay, protect and hold harmless Tenant from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature (except to the extent Tenant is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the negligence or willful misconduct of Tenant or Tenant’s Visitors or any breach of this Lease by Tenant), arising, or alleged to arise, from or in connection with (i) any

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violation of any Legal Requirement or Insurance Requirement by Landlord or Landlord’s Agents that Landlord is obligated to comply with under this Lease, (ii) performance of alterations or improvements by Landlord or Landlord’s Agents, (iii) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or (iv) any negligence or willful misconduct of Landlord or Landlord’s Agents. Landlord shall, at its sole cost and expense, defend any action, suit or proceeding brought against Tenant by reason of any such occurrence with independent counsel selected by Landlord and reasonably acceptable to Tenant. The obligations of Landlord under this Section 14.4 will survive the expiration or earlier termination of this Lease.
14.5    No Claims.     (a) Notwithstanding anything to the contrary contained in this Lease, but subject to any abatement rights of Tenant contained in this Lease, Tenant shall not make any claim against Landlord for any damage to, or loss of, any property of Tenant or any other person. Tenant hereby waives all claims against Landlord with respect to the foregoing.
(b)     All indemnity obligations of Landlord and Tenant arising under this Lease, and all claims, demands, damages and losses assertable by Landlord or Tenant against the other in any suit or cause of action arising out of this Lease, are limited as follows:
(i) by the express releases and waivers contained in this Lease, including the releases and waivers of rights set forth in Section 14.3 and Section 14.5(a) above;
(ii) all claims for indemnification and other recoveries shall be limited to direct, proximately caused damages and exclude all punitive, consequential or indirect damages (including, but not limited to, business loss or interruption) suffered by the party asserting the claim or seeking the recovery; provided, however, (x) Landlord shall be entitled to seek recovery for consequential and indirect damages (A) resulting from Tenant’s failure (after applicable notice and cure periods) to deliver financial information pursuant to Section 29.4, a discharge of the Memorandum of Lease in accordance with Section 29.13, or a Guaranty from a Credit Affiliate pursuant to Article 39 or (B) in connection with Tenant’s indemnification obligation under Section 24.3, and (y) Landlord shall be entitled to seek recovery for liquidated damages in accordance with Section 20.3 hereof; and
(iii) in the event that Landlord or Tenant (or the persons for whom they are liable as expressly set forth herein) are determined to be contributorily responsible for the indemnified injury or loss, each indemnitor’s obligation shall be limited to the indemnitor’s equitable share of the losses, costs or expenses to be indemnified against based on the relative culpability of each indemnifying person whose negligence or willful acts or omissions contributed to the injury or loss.
(c)    The provisions of this Section 14.5 will survive the expiration or earlier termination of this Lease.
ARTICLE 15
ESTOPPEL CERTIFICATES

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15.1    Estoppel Certificates. Upon not less than ten (10) Business Days’ prior notice by Landlord or Tenant to the other, the notified party shall execute and deliver to the requesting party a statement certifying (i) the Commencement Date and the Rent Commencement Date, if then determined, (ii) the Termination Date, if then determined, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses and Amortization Rent, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the Security, if any, and whether the Security is posted in cash or as a letter of credit, (ix) (where Tenant is the certifying party) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, and that Landlord has paid all work allowances due under the Lease, except as specifically provided in the estoppel certificate, (x) (where Tenant is the certifying party) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, except as specifically provided in the estoppel certificate, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, except as specifically provided in the estoppel certificate, (xii) that, to the certifying party’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) (where Tenant is the certifying party) that, to the best of Tenant’s knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, except as specifically provided in the estoppel certificate, (xiv) (where Tenant is the certifying party) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, (xv) (where Tenant is the certifying party) that Tenant has not received any written notice of violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises which remains uncured, except as specifically provided in the estoppel certificate, (xvi) (where Tenant is the certifying party) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as specifically provided in the estoppel certificate, (xvii) (where Tenant is the certifying party) that there are no actions whether voluntary or involuntary or otherwise pending against Tenant under the bankruptcy laws of the United States or any portion of its interest in the Premises or this Lease, except as specifically provided in the estoppel certificate, (xviii) (where Tenant is the certifying party) the then amount of the Available Unexhausted Allowance, if any, provided that Landlord has provided Tenant with the information regarding the costs of the Finish Work pursuant to Section 6(c) of Schedule C of this Lease, and (xix) such other reasonable matters as the person or entity requesting the certificate may request, provided that such other matters shall not require either Landlord or Tenant to limit any rights or increase any obligations or amend or modify this Lease. Tenant hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Premises or any part thereof or interest therein, or by any prospective purchaser of any equity interest in Landlord. Landlord hereby

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acknowledges and agrees that such statement may be relied upon by any prospective assignee of this Lease or subtenant of the Premises or any part thereof.
ARTICLE 16
ASSIGNMENT AND SUBLETTING
16.1    Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay with respect to a proposed assignment of this Lease or a proposed sublease of the Premises as set forth herein. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof are sublet by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee or subtenant, but no such assignment, subletting or collection will be deemed (i) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (ii) the acceptance of such assignee or subtenant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease.
16.2    Tenant’s Notice. If Tenant desires to sublet the Building or any portion thereof or assign this Lease, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail:
(a)    the name and address of the proposed subtenant or assignee;
(b)    the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least twenty (20) days after Tenant’s Notice is delivered to Landlord);
(c)    the nature and character of the business of the proposed subtenant or assignee;
(d)    banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility; and
(e)    in the case of a subletting, reasonable plans depicting any work to be done in the portion of the Building to be sublet.
In no event shall Tenant have the right to sublet, or allow any other occupancy of, any portion of the Premises outside of the Building, except that permitted subtenants of the Building may be permitted to utilize exterior improvements (including, without limitation, parking) for their intended purposes and in accordance with and subject to the provisions of this Lease.
16.3    Landlord’s Response. Within twenty (20) days after Landlord’s receipt of Tenant’s

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Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. Without limiting other reasons for which Landlord may withhold consent, Landlord will have the right to withhold its consent to the proposed sublease or assignment if (i) the business of the proposed subtenant or assignee, as determined by its North American Industry Classification System code, would make it subject to the provisions of ISRA, or (ii) the proposed subtenant or assignee is a governmental or quasi-governmental entity or enjoys sovereign or diplomatic immunity.
16.4    Requirements. In addition to the foregoing requirements,
(a)    no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, an Event of Default by Tenant has occurred and is continuing;
(b)    Tenant shall pay Landlord within thirty (30) days after notice, as Additional Rent, all reasonable, actual, out of pocket costs and expenses incurred or paid by Landlord in connection with any proposed assignment or subletting (but not to exceed $5,000.00 in connection with each proposed assignment or subletting), including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable legal fees and expenses incurred in connection with the review of the proposed assignment or sublease and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to pay regardless of whether Landlord consents to the proposed assignment or sublease). Any such demand for payment shall be in writing and shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice(s).
16.5     Recapture. If Tenant proposes to assign any interest in this Lease, or sublease all or substantially all of the rentable square footage of the Building for all or substantially all of the then remaining Term, then Landlord will have the right, exercisable by written notice (the “Recapture Notice”) to Tenant within ten (10) days after receipt of Tenant’s Notice, to recapture the entire Premises. The Recapture Notice will cancel and terminate this Lease as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Premises as of such date as if such date were the date initially set herein for the expiration of the Term. As used herein, (i) “substantially all of the rentable square footage of the Building” means eighty percent (80%) or more of the rentable square footage of the Building and (ii) “substantially all of the then remaining Term” means eighty percent (80%) or more of the then remaining current Term.
16.6    Sublease Requirements. In addition to the foregoing requirements, each sublease must contain the following provisions:
(a)    The sublease must be subject and subordinate to all of the terms and conditions of this Lease.
(b)    At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant shall make full and complete attornment to Landlord for the balance of the

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term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within five (5) days after Landlord’s request therefor.
(c)    The term of the sublease must not extend beyond a date which is one day prior to the Termination Date.
(d)    The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. For the avoidance of doubt, there will be no privity between Landlord and any subtenant, and any request for Landlord’s consent to a further sublet of all or any portion of the subleased space or to an assignment of the sublease is subject to all of the terms and conditions of this Lease as if such further sublet or assignment of sublease were an initial sublet or assignment proposed by Tenant and must be coordinated with Landlord through the Tenant.
(e)    The subtenant must waive the provisions of any law that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased premises if Landlord brings any proceedings to terminate this Lease.
16.7    Permitted Transfers. (a) (i) Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate or license agreement or other occupancy agreement with a Tenant Affiliate to permit occupancy of the Premises will not require Landlord’s consent and will not be subject to Sections 16.1 (first sentence only), 16.2, 16.3, 16.5, and 16.12(a), but all other provisions of this Article 16 will apply to such sublease or assignment. Further, Section 16.4(b) of this Article 16 shall not apply to any sublease, license agreement or other occupancy agreement with a Tenant Affiliate pursuant to this Section 16.7(a) but shall apply with respect to an assignment to a Tenant Affiliate pursuant to this Section 16.7(a). Any license agreement or other occupancy agreement with a Tenant Affiliate will be subject to all of the same terms, conditions and requirements set forth in this Article 16 for a sublease, except that such license agreement or other occupancy agreement need not be in writing. “Tenant Affiliate” means any corporation or other entity controlled by, under common control with or which controls Realogy Operations LLC or in which Realogy Operations LLC, directly or indirectly, has a twenty-five percent (25%) or greater voting or ownership interest.
(ii)    Tenant shall furnish Landlord with a copy of any assignment to a Tenant Affiliate within ten (10) days after execution thereof. Within thirty (30) days after request from Landlord, Tenant shall deliver to Landlord (x) a list of the names of any subtenants, licensees or other parties occupying the Building pursuant to this Section 16.7(a) and a written certificate from a duly authorized officer of Tenant confirming that the occupancy of such subtenants, licensees or other parties occupying the Building pursuant to this Section 16.7(a) is subject and subordinate to the terms of this Lease, (y) a written certificate from a duly authorized officer of Tenant confirming, with reasonable evidence, that any assignee, subtenant, licensee or other party occupying the Building pursuant to this Section 16.7(a) is a Tenant Affiliate, and (z) a written acknowledgment signed by a duly authorized officer of each subtenant, licensee and other party occupying the Building pursuant to this Section 16.7(a), in which each of such parties confirms

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that its occupancy is subject and subordinate to the terms of this Lease. Landlord agrees that it shall not request the documentation in clause (x) of this Section 16.7(a)(ii) more frequently than one (1) time in any calendar year, except that if such documentation is required in connection with an anticipated financing, refinancing, sale or other conveyance of Landlord’s interest in the Premises or of any interest in Landlord, or is required by Landlord’s lender, then, the limitation on requesting such documentation not more than one (1) time in any calendar year shall not apply and Tenant shall be bound to deliver such documentation to Landlord within thirty (30) days after request from Landlord. Landlord agrees that it shall request the acknowledgement in clause (z) of this Section 16.7(a)(ii) only if required in connection with an anticipated financing, refinancing, sale or other conveyance of Landlord’s interest in the Premises or of any interest in Landlord, or if required by Landlord’s lender. Tenant hereby acknowledges and agrees that an assignment of this Lease or a sublease of the Premises shall be deemed to have occurred at such time as such assignee, subtenant, licensee or other party occupying the Building pursuant to this Section 16.7(a) ceases to be a Tenant Affiliate, and that such assignment or sublease shall be subject to all the provisions of this Article 16 (including, without limitation, the obligation to obtain Landlord’s prior written consent).
(b)    Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord’s prior consent, assign this Lease and the leasehold estate hereby created to a Successor Entity of Tenant (as hereinafter defined). Within ten (10) days following such assignment, Tenant shall provide notice thereof to Landlord. A “Successor Entity,” as used in this subsection, shall mean (x) a corporation or other business entity which is the surviving entity resulting from a merger or consolidation with, or other reorganization of, Tenant, its successors or assigns, completed in accordance with applicable statutory provisions for the merger, consolidation or reorganization, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, or reorganization the liabilities of the corporations or other business entities participating in such merger, consolidation or reorganization are assumed by the corporation or other business entity surviving such merger, consolidation or reorganization, or (y) a corporation or other business entity acquiring all or substantially all of the assets of Tenant, including the leasehold estate created by this Lease, and assuming the obligations of Tenant under this Lease, or (z) a corporation or other business entity acquiring all or substantially all of the outstanding stock or other ownership interest of Tenant; provided that such merger, consolidation, reorganization or acquisition, whichever the case may be, is not principally for the purpose of transferring the leasehold estate created hereby; and provided further that immediately after giving effect to any such merger, consolidation, reorganization or acquisition, whichever the case may be, the corporation or other business entity surviving such merger or created by such consolidation or reorganization, or acquiring such assets or such stock, as the case may be, shall have a net worth which is equal to or greater than the net worth of Tenant immediately prior to the merger, consolidation, reorganization or acquisition, determined in accordance with generally accepted accounting principles. Simultaneously with Tenant’s notice to Landlord of Tenant’s assignment of this Lease to a Successor Entity of Tenant, Tenant shall deliver to Landlord evidence, reasonably satisfactory to Landlord, that the net worth requirement in the immediately preceding sentence is satisfied. Any assignment to a Successor Entity will not be subject to Sections 16.1 (first sentence only), 16.2, 16.3, 16.5, 16.6 and 16.12(a), but all other provisions of this Article 16 will apply to such assignment.

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(c)    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord’s approval, to sublease up to an aggregate of 3,000 square feet of the Building to a credit union (the “Credit Union”) of its choosing, provided that the Credit Union shall not have any signage outside of the Building. Within ten (10) days following any sublease to a Credit Union, Tenant shall provide notice thereof to Landlord together with a copy of the fully executed sublease. Subject to Tenant’s compliance with Article 7 hereof, Tenant shall have the right to install an Automated Teller Machine (ATM machine) in the Building to be operated by the Credit Union in connection with the sublease to the Credit Union. Any sublease to a Credit Union shall not be subject to Sections 16.1 (first sentence only), 16.2, 16.3, 16.4(b), 16.5, and 16.12(a), but all other provisions of this Article 16 will apply to such sublease.
(d)    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without Landlord’s approval, to sublease up to an aggregate of 40,000 square feet of the Building, provided that the subtenant and its business shall be of good reputation and engaged in a business and manner of operation in keeping with the general standards and character of “Class A” office buildings in northern New Jersey. Within ten (10) days following any sublease entered into pursuant to this Section 16.7(d), Tenant shall provide notice thereof to Landlord together with a copy of the fully executed sublease. For the avoidance of doubt, Tenant’s right to sublease up to an aggregate of 40,000 square feet of the Building as set forth in this Section 16.7(d) is independent of and in addition to any subleases pursuant to Section 16.7(a) and Section 16.7(c). Any sublease pursuant to this Section 16.7(d) shall not be subject to Sections 16.1 (first sentence only), 16.2, 16.3, 16.5 and 16.12(a), but all other provisions of this Article 16 will apply to such sublease.
16.8    Events Constituting Assignment. Each of the following events will be deemed to be an assignment of this Lease and shall require the prior written consent of Landlord in compliance with this Article 16 (including the delivery of a Tenant’s Notice) except as otherwise provided in Section 16.7:
(a)    any assignment or transfer of this Lease by operation of law;
(b)    any hypothecation, pledge, or collateral assignment of this Lease;
(c)    any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;
(d)    any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or
(e)    any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a “controlling interest” of Tenant means 25% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership

EXHIBIT 10.57

interests or otherwise) of Tenant or the ability to control the management of the Tenant.
16.9    Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes all obligations and liabilities of Tenant thereafter arising under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.
16.10    Tenant Remains Liable. No assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant from any liability under this Lease and Tenant will continue to remain primarily liable under this Lease.
16.11    Permits and Approvals. Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises. Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment.
16.12    Deadline for Consummation of Assignment or Sublease. (a) If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within one hundred and eighty (180) days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises.
(b)    Except as otherwise set forth in Section 16.7, within ten (10) Business Days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.
16.13    Adequate Assurance. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person’s or entity’s future performance under this Lease, as referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of

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this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon written demand, execute and deliver to Landlord an instrument confirming such assumption.
16.14    Landlord’s Right to Negotiate. After Landlord recaptures the Premises pursuant to Section 16.5, and the Lease is terminated in connection therewith, Landlord will have the right to (i) negotiate directly with any proposed subtenant or assignee of Tenant, and (ii) enter into a direct lease with any proposed subtenant or assignee of Tenant for any space in the Building, including the space covered by the proposed sublease or assignment, on such terms and conditions as are mutually acceptable to Landlord and the proposed subtenant or assignee.
ARTICLE 17
CASUALTY
17.1    Notice. If any part of the Premises is damaged by fire or other casualty, Tenant shall promptly notify Landlord in writing of the extent of such damage. Landlord shall, as soon as reasonably practicable after Landlord is notified of the damage but in no event later than sixty (60) days after Landlord is notified of the damage, notify Tenant in writing of Landlord’s estimate of the anticipated time required for Restoration of the Premises (“Landlord’s Repair Notice”), which estimate shall be based on the estimate of a reputable independent architect or a reputable independent contractor selected by Landlord. If Landlord fails to deliver Landlord’s Repair Notice to Tenant within such sixty (60) day period, and (i) such failure continues for ten (10) Business Days after a first written notice from Tenant specifying such failure and demanding that the notice be delivered, and (ii) if Landlord’s Repair Notice is not delivered within such ten (10) Business Day period, for an additional period of ten (10) Business Days after a second written notice from Tenant specifying such failure, demanding that the notice be delivered and advising Landlord that Tenant will have the right to terminate this Lease if Landlord fails to deliver Landlord’s Repair Notice within such ten (10) Business Day period, then, provided that the subject casualty materially and adversely interferes with Tenant’s operations at the Premises, Tenant shall have the right, at any time after the expiration of such ten (10) Business Day period, but prior to the date Landlord delivers Landlord’s Repair Notice, to terminate this Lease by sending written notice thereof to Landlord.
17.2    Building Not Untenantable. If the Building is damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will not abate; provided, however, if, in connection with performing Restoration, Landlord renders any portion of the Building untenantable, the Basic Rent and Additional Rent will be equitably abated based on the portion of the Building rendered untenantable during the period in which such portion is rendered untenantable; provided, however, there shall be no abatement of the Amortization Rent.
17.3    Building Untenantable. If the Building is damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable, and the

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Basic Rent and Additional Rent will be equitably abated from the date of damage until Restoration is substantially complete; provided, however, there shall be no abatement of the Amortization Rent.
17.4    Termination. (i)If the Building is damaged and, (i) in Landlord’s reasonable judgment, the total cost of Restoration will equal or exceed thirty percent (30%) or more of the full insurable value of the Building, (ii) pursuant to Landlord’s Repair Notice, it is estimated that more than four hundred fifty (450) days from the date of the casualty are needed to complete Restoration, or (iii) a material portion of the Building is damaged and rendered untenantable during the final three (3) years of the then current Term and, pursuant to Landlord’s Repair Notice, it is estimated that more than one hundred eighty (180) days from the date of the casualty are needed to complete Restoration, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within thirty (30) days after the date of Landlord’s Repair Notice. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4(a), all Basic Rent and Additional Rent will be prorated as of the date of such casualty. If Landlord terminates this Lease as a result of a casualty in the final three (3) years of the initial seventeen (17) year Term pursuant to clause (iii) of this Section 17.4(a) and, as of the date of Landlord’s termination notice, there are at least four hundred fifty (450) days remaining in the initial seventeen (17) year Term, Tenant shall have the right to nullify such termination by electing to extend the Term for the Extension Period in accordance with Section 31.1 of this Lease, provided that (x) Tenant gives Landlord notice of its election to extend the Term for the Extension Period within thirty (30) days after receipt of Landlord’s termination notice, time being of the essence with respect to such notice, and (y) Tenant satisfies all of the conditions precedent set forth in Section 31.1 to effectively exercise an extension of this Lease.
(b)    If the Building is damaged and (i) pursuant to Landlord’s Repair Notice, it is estimated that more than four hundred fifty (450) days from the date of the casualty are needed to complete Restoration or (ii) a material portion of the Building is damaged and rendered untenantable during the final year of the Term, Tenant will have the right to terminate this Lease by delivering a written termination notice to the Landlord within twenty (20) days after the date of Landlord’s Repair Notice. If Tenant exercises its right to terminate this Lease pursuant to this Section 17.4(b), all Basic Rent and Additional Rent will be prorated as of the date of such casualty.
17.5    Restoration. If the Net Award received by Landlord plus the amount of Landlord’s deductible is not adequate to complete Restoration, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within thirty (30) days after the amount of such Net Award is ascertained; provided however, that if Landlord terminates this Lease because the Net Award received by Landlord plus the amount of Landlord’s deductible is not adequate to complete Restoration and if Tenant notifies Landlord within ten (10) days after receipt of Landlord’s termination notice that Tenant will fund the shortfall (a “Tenant’s Casualty Funding Notice”), then subject to the next succeeding sentence, Landlord’s termination notice shall be null and void. If Tenant delivers a Tenant’s Casualty Funding Notice to Landlord, the re-instatement of this Lease shall be subject to and conditioned upon Landlord and Tenant entering into an agreement within thirty (30) days of Landlord’s receipt of Tenant’s Casualty Funding Notice (which agreement shall be in form and substance reasonably acceptable to Landlord, Tenant and the holder of any Underlying Encumbrance) pursuant to which (i) Landlord and Tenant shall memorialize the method and procedure pursuant to which Tenant will fund the shortfall and (ii) Tenant shall post such

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security that Landlord or the holder of any Underlying Encumbrance requires to secure Tenant’s obligation to fund the shortfall (a “Casualty Funding Agreement”). If the Casualty Funding Agreement is not entered into for any reason within such thirty (30) day period, then Landlord’s termination notice shall be fully effective as if Tenant never delivered Tenant’s Casualty Funding Notice and Tenant’s Casualty Funding Notice shall automatically be deemed to be null and void and of no further force and effect. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty.
17.6    Restoration Completion Timeline. If the Lease is not terminated pursuant to Sections 17.4 or 17.5, and if Restoration has not been substantially completed within five hundred ten (510) days from the date of the casualty (the “Restoration Outside Date”), Tenant shall have the right to terminate this Lease (subject to the final sentence of this Section 17.6) by notice given to Landlord at any time thereafter but prior to the date on which substantial completion of Restoration occurs; provided, however, the Restoration Outside Date shall be extended by a period of time equal to all Excusable Delays (but in no event shall the Restoration Outside Date be extended on account of Excusable Delays that are not Tenant Delays by more than sixty (60) days, it being understood that there is no limit on any extension of the Restoration Outside Date on account of delays that are Tenant Delays). For the purposes of this Section 17.6, Restoration shall be deemed “substantially completed” on the date on which Restoration to the damaged portions of the Building has been completed, except for elements thereof which will not unreasonably interfere with Tenant’s use of the Building. If the occurrence of substantial completion of Restoration shall be delayed due to Tenant Delay, then the date on which the Restoration of the Premises is deemed substantially completed shall be accelerated by a time period equal to the number of days of delay so caused by Tenant or Tenant’s Visitors. Landlord shall give Tenant notice identifying any Tenant Delay within five (5) Business Days after Landlord obtains actual knowledge thereof, and, unless the Tenant Delay is still ongoing at the time of such Landlord’s notice to Tenant, such notice shall include Landlord’s good faith estimate of the impact such Tenant Delay will have on the timing of Restoration. If the Tenant Delay is ongoing at the time of Landlord’s notice to Tenant advising Tenant of the Tenant Delay, Landlord shall notify Tenant of Landlord’s good faith estimate of the impact such Tenant Delay will have on the timing of Restoration within a reasonable period after the Tenant Delay ends. When Restoration is substantially completed, within ten (10) days after any request therefor from Landlord, Tenant shall enter into an agreement confirming same. Notwithstanding anything to the contrary contained herein, if Tenant gives a termination notice pursuant to this Section 17.6 on account of Landlord not substantially completing the Restoration on or before the Restoration Outside Date, then if Landlord causes Restoration to be substantially completed within thirty (30) days after receiving Tenant’s termination notice, Tenant’s termination notice shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect.
17.7    Termination. Except as expressly provided in this Article 17, Tenant shall have no right to terminate this Lease on account of any damage to or destruction of the Building or Premises. Tenant agrees that this Lease shall control the rights of Tenant to terminate this Lease on account of any damage to or destruction of the Building or Premises and any contrary provision of any present or future law is hereby waived. This Section 17.7 shall not be deemed or construed to limit Tenant’s right to terminate this Lease pursuant to Section 2.2(d)(iii) of this Lease.

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17.8    Application. For the avoidance of doubt, the provisions of this Article 17 shall not apply prior to the Commencement Date.
ARTICLE 18
CONDEMNATION
18.1    Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to any award or payment for the Taking of Tenant’s trade fixtures or personal property or for relocation or moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.
18.2    Entire Premises. In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.
18.3    Landlord Termination. In the event of a Taking of (i) twenty five percent (25%) or more of the Building, or (ii) twenty five percent (25%) or more of the parking spaces on the Premises, then Landlord may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Building or parking spaces, as the case may be, elect to terminate this Lease by delivering a written termination notice to Tenant; provided, however, if Landlord elects to terminate this Lease solely on account of a Taking of parking spaces, Tenant shall have the right, by notice given to Landlord within ten (10) days after receipt of Landlord’s termination notice (a “Tenant’s Reinstatement Notice”), to elect, in its sole discretion, to accept a Limited Parking Space Abatement of Basic Rent as set forth in Section 18.6(b). If Tenant delivers a Tenant’s Reinstatement Notice, then Landlord’s termination notice shall automatically be deemed to be null and void and of no further force and effect and this Lease shall remain in full force and effect with Tenant accepting the Limited Parking Space Abatement.
18.4    Tenant Termination. In the event of a Taking of (i) twenty five percent (25%) or more of the Building, (ii) five percent (5%) or more of the parking spaces on the Premises or (iii) the means of access to the Premises (either a complete Taking of all access or a partial Taking that materially impairs Tenant’s ability to access or utilize the Premises), then Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Building, parking spaces or means of access, as the case may be, elect to terminate this Lease by delivering a written termination notice to Landlord; provided, however, if Tenant elects to terminate this Lease on account of a Taking of the parking spaces or a Taking of the means of access to the Premises, Landlord shall have the right, by notice given to Tenant within thirty (30) days after receipt of Tenant’s termination notice (a “Landlord’s Reinstatement Notice”), to elect, in its sole discretion, (a) in the event of a Taking of parking spaces, to provide Alternative Parking Spaces such that the aggregate number of parking spaces

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which Tenant loses on account of the Taking (after subtracting from that number any Alternative Parking Spaces that Landlord elects to provide) is less than five percent (5%) or (b) in the event of a Taking of the means of access to the Premises, to install an adequate and reasonable alternative means of access to the Premises (the “Alternative Means of Access”). As used herein, “Alternative Parking Spaces” means any parking spaces that Landlord elects, in its sole discretion, to restore on the Premises or any Off-Site Parking Spaces that Landlord elects, in its sole discretion, to provide (or any combination thereof as determined by Landlord, in its sole discretion), in each case, to replace all or any portion of the parking spaces that Tenant loses on account of a Taking; provided, however, in no event may Landlord avoid Tenant’s election to terminate this Lease by providing more than one hundred thirty six (136) parking spaces as Off-Site Parking Spaces. If Landlord delivers a Landlord’s Reinstatement Notice, then Tenant’s termination notice shall automatically be deemed to be null and void and Landlord shall act with due dispatch to cause the Alternative Parking Spaces or the Alternative Means of Access, as the case may be, to be provided as soon as reasonably practicable after the date of Landlord’s Reinstatement Notice, but, (x) with respect to the Alternative Parking Spaces, in no event later than the later of (i) two hundred forty (240) days after Landlord first receives written notice of the Taking from the condemning authority or (ii) ninety (90) after the date of Landlord’s Reinstatement Notice, in each case, subject to extension on account of Tenant Delay and (y) with respect to the Alternative Means of Access, within two hundred forty (240) days after Landlord first receives written notice of the Taking from the condemning authority, but in no event later than thirty (30) days after the date the condemning authority takes possession of the means of access, in each case, subject to extension on account of Tenant Delay (but not subject to any extension for Excusable Delay other than Tenant Delay), time being of the essence.
18.5    Off-Site Parking Spaces. As used herein, “Off-Site Parking Spaces” means parking spaces in a parking facility or facilities located within one (1) mile of the Premises. With respect to the Off-Site Parking Spaces which Landlord elects to provide, Landlord shall provide shuttle service (“Shuttle Service”) between the hours of 8:00AM and 6:00PM each Business Day from a location on the Premises to drive the owners of the automobiles to and from the parking facility or facilities in which the Off-Site Parking Spaces are located. Tenant shall reasonably cooperate with Landlord in connection with administering the Shuttle Service for the Off-Site Parking Spaces.
18.6    Restoration; Abatement. (a)    If a Taking of the Building or the means of access occurs and Landlord and Tenant do not exercise a termination option set forth in this Article 18, or if such option does not apply, Landlord shall, subject to any Excusable Delay and Section 18.7, cause Restoration to be completed as soon as reasonably practicable after the date the condemning authority takes possession of the applicable portion of the Building or the means of access, as the case may be, and, in the case of a Taking of the Building, the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Building actually taken after taking into account the Restoration performed by Landlord; provided, however, there shall no abatement of the Amortization Rent.
(b)    In the event of a Taking of parking spaces and this Lease is not terminated on account of the Taking as set forth in this Article 18, the Basic Rent shall be abated to the extent of the applicable Parking Space Abatement which shall be calculated based upon the number of parking spaces which Tenant lost on account of the Taking after subtracting from that number any

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Alternative Parking Spaces that Landlord elects, in its sole discretion, to provide. Notwithstanding the foregoing, in the event Tenant delivers a Tenant’s Reinstatement Notice, the Basic Rent shall be abated in the same manner as set forth in the preceding sentence, except that, in such event, the Parking Space Abatement shall be the lesser of (i) the Parking Space Abatement calculated pursuant to the preceding sentence or (ii) the Parking Space Abatement calculated as if twenty five percent (25%) of the parking spaces were lost on account of the Taking (such lesser amount, the “Limited Parking Space Abatement”). Within thirty (30) days after request from either party, Landlord and Tenant shall enter into an agreement memorializing the reduction in Basic Rent on account of a Parking Space Abatement or Limited Parking Space Abatement, as the case may be. For the avoidance of doubt, Landlord has no obligation under this Lease to restore any parking spaces lost on account of a Taking.
18.7    Net Award Inadequate. If the Net Award is inadequate to complete Restoration, and neither Landlord nor Tenant has elected to terminate this Lease pursuant to this Article 18, then Landlord shall complete Restoration to the extent of the available proceeds from the Net Award, and the Basic Rent and Additional Rent (other than the Amortization Rent which shall not be abated) shall be equitably abated to the extent Restoration of the Building is incomplete.
18.8    Termination. Except as expressly provided in this Article 18, Tenant shall have no right to terminate this Lease on account of a Taking of all or any portion of the Building or Premises. Tenant agrees that this Lease shall control the rights of Tenant to terminate this Lease on account of a Taking of all or any portion of the Building or Premises and any contrary provision of any present or future law is hereby waived.
ARTICLE 19
EVENTS OF DEFAULT
19.1    Events of Default. Any of the following occurrences, conditions or acts are an “Event of Default” under this Lease:
(a)    Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant when due, and such default continues (i) for a period of three (3) days after a first written notice from Landlord that the same is past due and (ii) if not cured within such three (3) day period, for a period of two (2) Business Days after a second written notice from Landlord that the same is past due, and which second notice shall also include the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(b)    Tenant or any Guarantor files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.
(c)    A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or any Guarantor consents to the filing thereof, or (ii) such petition or answer is not

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discharged within sixty (60) days after the filing thereof.
(d)    A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant or any Guarantor consents to such appointment.
(e)    The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment.
(f)    Tenant uses or permits the use of the Premises for any purpose other than expressly specified or permitted in Section 8.1 and such default continues (i) for a period of fifteen (15) Business Days after a first written notice from Landlord specifying such default and demanding that the same be cured and (ii) if not cured within such fifteen (15) Business Day period, for a period of five (5) Business Days after a second written notice from Landlord specifying such default, demanding that the same be cured, and including the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(g)    Tenant fails to discharge any Lien within the fifteen (15) day notice and cure period set forth in Article 12 and such default continues for a period of five (5) Business Days after a second written notice from Landlord (i.e., a notice in addition to the notice set forth in Article 12), which second written notice shall specify such default, demand that the same be cured, and include the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(h)    Tenant fails to maintain the insurance required by Section 14.1(a)(i), or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c), and such default continues (i) for a period of five (5) Business Days after a first written notice from Landlord specifying such default and demanding that the same be cured and (ii) if not cured within such five (5) Business Day period, for a period of five (5) Business Days after a second written notice from Landlord specifying such default, demanding that the same be cured, and including the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(i)    Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period after notice set forth therein and such default continues (i) for a period of five (5) Business Days after a second written notice from Landlord (i.e., a notice in addition to the notice set forth in Article 15), which second written notice shall specify such default and demand that the same be cured and (ii) if not cured within such five (5) Business Day period, for a period of five (5) Business Days after a third written notice from Landlord, which third written notice shall specify such default, demand that the same be cured, and include the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH

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DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(j)    Tenant assigns this Lease or sublets all or any portion of the Premises without complying with the applicable provisions of Article 16 and such default continues (i) for a period of five (5) Business Days after a first written notice from Landlord specifying such default and demanding that the same be cured and (ii) if not cured within such five (5) Business Day period, for a period of five (5) Business Days after a second written notice from Landlord specifying such default, demanding that the same be cured, and including the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(k)    Tenant fails to deliver to Landlord the Non-Disturbance Agreement required by Section 23.1(b) within the time period set forth therein or, if Tenant disapproves the form of Non-Disturbance Agreement, Tenant fails to provide such disapproval notice, together with Tenant’s comments to the form, within the time period set forth in Section 23.1(b), and, in each case, such default continues (i) for a period of five (5) Business Days after a second written notice from Landlord (i.e., a notice in addition to the notice set forth in Section 23.1(b)), which second written notice shall specify such default and demand that the same be cured and (ii) if not cured within such five (5) Business Day period, for a period of five (5) Business Days after a third written notice from Landlord, which third written notice shall specify such default, demand that the same be cured, and include the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(l)    Tenant fails to comply with any Legal Requirement or Insurance Requirement, and such failure continues (i) for a period of ten (10) Business Days after a first written notice from Landlord specifying such default and demanding that the same be cured and (ii) if not cured within such ten (10) Business Day period, for a period of five (5) Business Days after a second written notice from Landlord specifying such default, demanding that the same be cured, and including the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”; provided, however, that such period(s) may be shortened if such default is likely to result in civil or criminal fines, penalties or liability for Landlord, and Landlord’s notice of such default so specifies.
(m)    Tenant fails to deliver to Landlord any letter of credit (including any replacement or amended letter of credit) required by Article 28 within the time period set forth therein or Tenant fails to comply with any of its obligations under Article 28, and in each case, such failure continues (i) for a period of five (5) Business Days after a first written notice from Landlord specifying such default and demanding that the same be cured, and (ii) if not cured within such five (5) Business Day period, for a period of five (5) Business Days after a second written notice from Landlord specifying such default, demanding that the same be cured, and including the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.

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(n)    Tenant fails to deliver to Landlord any Guaranty required by Article 39 within the time period set forth therein or Tenant fails to comply with any of its obligations under Article 39, and in each case, such default continues for a period of ten (10) Business Days after a second written notice from Landlord (i.e., a notice in addition to the notice set forth in Article 39), which second written notice shall specify such default, demand that the same be cured, and include the following statement: “IF TENANT FAILS TO CURE THE DEFAULT SPECIFIED IN THIS NOTICE, SUCH DEFAULT SHALL BE AN EVENT OF DEFAULT UNDER THE LEASE”.
(o)    Tenant defaults in the observance or performance of any material provision of this Lease other than those provisions contemplated by clauses (a) through (n) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured; provided that if such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such thirty (30) day period, then Tenant shall have an additional reasonable period of time to cure such default so long as Tenant has commenced the cure during such thirty (30) day period and thereafter diligently prosecutes such cure until completion and advises Landlord from time to time of the actions which Tenant is taking and the progress being made.
(p)    the Guarantor defaults under the terms and conditions of the Guaranty delivered to Landlord and such default continues beyond any applicable cure periods contained therein, or if any of the representations and/or warranties made by the Guarantor are untrue or materially misleading as of the date the applicable Guaranty is delivered to Landlord.
Notwithstanding anything contained in this Section 19.1 to the contrary, in the event of an Emergency, each provision of this Section 19.1 regarding the time period within which to correct a non-monetary default will be deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action. “Emergency” means a condition or potential condition that requires immediate action to (i) preserve the safety of persons, or (ii) avoid or correct a violation of any Legal Requirement, the existence of which exposes Landlord to criminal penalties.
19.2    Guarantor Notice. Landlord shall, at the time it gives Tenant notice of any default under any provision of this Lease, give Guarantor a simultaneous copy of such notice in accordance with the Guaranty then in effect, provided that such notice shall not be required to trigger an Event of Default or to otherwise effectively notice Tenant of the default.

ARTICLE 20
REMEDIES
20.1    Termination. This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least twenty (20) days after the date Tenant receives such

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termination notice; provided, however, if Landlord is then holding unapplied Security under Article 28 in an amount in excess of $1,172,250.00 (either in the form of a letter of credit or cash), then Landlord shall not have the right to terminate this Lease pursuant to this Section 20.1 solely in connection with the non-payment of Basic Rent or Additional Rent or the failure to discharge a Lien in accordance with Article 12 unless the aggregate amount necessary to cure such default (to pay the Basic Rent, Additional Rent, and discharge any such Lien) exceeds the sum of $1,172,250.00, it being understood that if Landlord is not holding such Security in an amount in excess of $1,172,250.00, Landlord shall have the right to terminate this Lease pursuant to this Section 20.1 even if the amount due is less than $1,172,250.00. Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Termination Date. For the avoidance of doubt, the limitation on Landlord’s termination rights under this Section 20.1 shall not be deemed or construed to limit other rights and remedies of Landlord on account of any default by Tenant.
20.2    Remedies. (i) Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises, but shall immediately quit and surrender the Premises.
(b)    If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.
(c)    If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right, to require Tenant to pay to Landlord, within twenty (20) days after written demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury

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notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys’ fees and disbursements, reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease.
20.3    Liquidated Damages. (a) Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.
(b)    If an Event of Default occurs under clauses (i) or (k) of Section 19.1 of this Lease, then, without limiting any other remedies provided herein or permitted at law or in equity in connection with any such Event of Default, Tenant shall, within five (5) days after written demand from Landlord, pay to Landlord, as liquidated and agreed damages, the amount of $250,000.00. If Tenant fails to timely pay such liquidated damages, Landlord shall have the right, without further notice to Tenant, to draw down the letter of credit in the amount of $250,000.00. The parties recognize and agree that the damages to Landlord resulting from an Event of Default under clauses (i) or (k) of Section 19.1 are uncertain and could be extremely substantial and the liquidated damages set forth in this Section 20.3(b) are a fair and accurate estimate of the damages that could be sustained by Landlord by reason of an Event of Default under clauses (i) or (k) of Section 19.1. Tenant acknowledges that Tenant’s agreement to this liquidated damages clause was a material inducement to Landlord agreeing, pursuant to Section 14.5, to waive Landlord’s right to recover consequential and indirect damages in connection with an Event of Default under clauses (i) or (k) of Section 19.1.
20.4    Indemnity Survives. Nothing herein will be deemed to affect either party’s indemnification rights under Sections 14.4, 24.3 and 29.11 and Article 25.
20.5    Mitigation of Damages.     Landlord shall exercise commercially reasonable efforts to mitigate any damages incurred by Landlord as a result of an Event of Default, provided that (i) Landlord shall not be obligated to lease or sublease the Premises for less than its then fair market rental value, (ii) Landlord shall not be obligated to relet to an affiliate of Tenant or any party not acceptable to any mortgagee or ground landlord of Landlord or not reasonably acceptable to Landlord, or to offer the Premises for lease unless and until Landlord shall have full possession of the Premises and Tenant has acknowledged that this Lease has been terminated, and (iii) Landlord shall not be required to lease all or any portion of the Premises to any prospective tenant whose

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creditworthiness is unacceptable to Landlord; and provided further that nothing contained in this Section 20.5 shall be deemed to increase any duty of mitigation imposed on Landlord by law of the State of New Jersey which would be applied as of the date of this Lease; and provided further that if the legal standard imposed on Landlord by the law of the State of New Jersey is hereafter lower than the mitigation standard set forth above, Landlord’s obligations hereunder shall not be diminished. Notwithstanding anything to the contrary contained herein, Landlord’s failure to comply with this mitigation obligation shall not relieve Tenant of any liability under Sections 20.2(c) or 20.3 above.
20.6    Attorneys Fees. If either party brings an action or other proceeding to enforce or interpret any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys fees and actual, out of pocket costs incurred by the prevailing party in such action or proceeding.
20.7    Landlord’s Cure Rights. If Tenant is in default of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency, and (b) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant. Within thirty (30) days after Landlord’s written demand, Tenant shall pay to Landlord all reasonable, actual, out of pocket costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease, which demand shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice(s).
20.8    Remedies Not Exclusive; No Waiver. Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by either party unless a written waiver from the other has first been obtained and, without limiting the generality of the foregoing, no acceptance or payment of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by either party on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver or in any way defeat or otherwise affect the rights and remedies hereunder.
20.9    Tenant’s Cure Rights.
(a)    If Landlord shall default in performing its repair, maintenance or replacement obligations under Article 7 of this Lease or its compliance obligations under Articles 10 or 11 of this Lease, and such default shall continue for a period of thirty (30) days after written notice thereof by Tenant specifying such default and of Tenant's intention to cure the default pursuant to this Section 20.9 (a “Tenant’s Self Help Notice”); then Tenant may (but shall not be obligated to), upon ten (10) days advance notice to Landlord (“Tenant’s Second Self Help Notice”), perform the obligation of Landlord hereunder (any work performed by Tenant to satisfy Landlord’s obligations hereunder is herein the “Self Help Work”); provided, however, such cure right will be suspended if, within such thirty (30) day or ten (10) day period, as the case may be, Landlord commences the cure and thereafter diligently prosecutes same to completion. Notwithstanding

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the foregoing, Tenant shall be permitted to perform Self-Help Work immediately and without notice in the case of Emergency; provided, however, that Tenant shall provide notice to Landlord as soon thereafter as is reasonably practicable. Any Tenant’s Second Self Help Notice shall include the following statement: “THIS IS A TENANT’S SECOND SELF HELP NOTICE PURSUANT TO SECTION 20.9 OF THE LEASE. IF LANDLORD DOES NOT COMMENCE THE CURE OF THE DEFAULT SPECIFIED IN THIS NOTICE WITHIN TEN (10) DAYS AFTER RECEIPT OF THIS NOTICE AND THEREAFTER DILIGENTLY PROSECUTE SAME TO COMPLETION, TENANT INTENDS TO EXERCISE ITS RIGHT TO SELF HELP PURSUANT TO SECTION 20.9 OF THE LEASE”.
(b)    If Tenant, in connection with its performance of any Self Help Work, makes any expenditure, then Landlord shall reimburse Tenant all reasonable out-of-pocket sums so paid, within thirty (30) days after written demand therefor, which demand shall include reasonable evidence of the costs for which reimbursement is sought, including copies of applicable invoice(s) (the “Self Help Costs”). The failure of Tenant to send Landlord a Tenant’s Self Help Notice or a Tenant’s Second Self Help Notice (and/or perform the Self Help Work) shall not relieve Landlord of its obligation to comply with its obligations under this Lease. If Tenant shall elect to perform any Self Help Work hereunder, then Landlord shall reasonably cooperate with Tenant (and Tenant’s contractors) in the performance by Tenant of such work, including, without limitation, in obtaining any necessary permits and approvals for such work. If Landlord fails to pay the Self Help Costs to Tenant within thirty (30) days of receipt of Tenant’s demand together with the reasonable evidence of the Self Help Costs, and such failure continues for five (5) Business Days after notice from Tenant that the same is past due, then Tenant may offset the Self Help Costs against the Basic Rent and Additional Rent next coming due under this Lease until the Self Help Costs have been fully offset; provided, however, in no event shall Tenant be entitled to reduce the aggregate Basic Rent and Additional Rent payments for any month by more than ten percent (10%) on account of such offset right. In addition, if the Self Help Costs are not paid within thirty (30) days of receipt of Tenant’s demand together with the reasonable evidence of the Self Help Costs, the Self Help Costs will bear interest at the Default Rate. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment by Landlord or until the offset of such amount by Tenant. In the event Landlord reimburses Tenant for any Self Help Costs or Tenant offsets any Self Help Costs against Basic Rent and Additional Rent pursuant to this Section 20.9, Landlord shall have the right to include in Landlord’s Maintenance Expenses the amount of the Self Help Costs reimbursed by Landlord or offset by Tenant on the same basis, if any, as Landlord would have been permitted to do so if it had performed the work and incurred the cost directly.
(c)    In the event Tenant exercises its right to perform Self Help Work pursuant to this Section 20.9, all Self Help Work performed by Tenant shall be conducted in a good and workmanlike manner in accordance with all applicable Legal Requirements and in accordance with all other applicable provisions of this Lease.
ARTICLE 21
ACCESS; RESERVATION OF EASEMENTS
21.1    Landlord’s Access.

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(a)    Landlord and Landlord’s agents and representatives and parties designated by Landlord as having an interest in the Premises will have the right, at all reasonable hours, on no less than one (1) Business Day’s advance written notice, and in the presence of a representative of Tenant, to enter the Premises (including those portions of the Building which are locked pursuant to Section 21.5) to: (1) examine the Premises; (2) make repairs and alterations that are Landlord’s obligations under Section 7.3 or Section 10.1 or any other express provision of this Lease, or, in Landlord’s sole but reasonable judgment, are necessary for the safety and preservation of the Premises and the Building; (3) show the Premises to prospective new tenants during the last twelve (12) months of the Term; (4) show the Premises to any mortgagees or prospective purchasers of the Premises; and (5) undertake efforts to restore any cessation or interruption in utility service to the Building as set forth in Section 6.4. Subject to Section 21.2, Landlord shall give Tenant five (5) Business Days prior written notice before commencing any repair or alteration.
(b)    In connection with Landlord’s performance of its obligations under this Lease, including without limitation, the performance of Landlord’s maintenance and repair obligations under Section 7.3, Landlord shall have the right to store at the Premises, in locations reasonably acceptable to Tenant, such tools, equipment, and spare parts as may be reasonably required for the performance of Landlord’s obligations under this Lease. In storing such equipment, Landlord shall not unreasonably interfere with Tenant’s conduct of its business at the Premises.
21.2    Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant; provided, however, that Landlord shall provide notice to Tenant as soon thereafter as reasonably practicable. Any entry by Landlord or Landlord’s Agents pursuant to Section 6.4 of this Lease shall be deemed to be an emergency.
21.3    No Liability. Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and will not be liable to Tenant for same.
21.4    Minimum Inconvenience. All work performed by Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.
21.5    Locks. Tenant shall not change any locks or install any additional locks on doors entering the Premises without promptly giving to Landlord a key to such lock; provided, however, Tenant shall have the right to secure Tenant’s computer rooms and information technology rooms and one (1) additional room within the Building and shall not be obligated to provide Landlord with a key to such rooms. If, in an emergency, Landlord is unable to gain entry to any portion of the Premises by the unlocking of the entry doors thereto (including, without limitation, the computer rooms and information technology rooms and the other secure room pursuant to this Section 21.5), Landlord will have the right to forcibly enter the applicable portions of the Premises using such force as may be reasonably necessary to gain such access and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be solely responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.
21.6    Reservation of Rights. Landlord reserves the right to make changes, alterations,

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improvements, repairs and replacements to the Premises or any portion thereof as Landlord reasonably deems necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant’s use of the Premises. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.
ARTICLE 22
ACCORD AND SATISFACTION
No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.
ARTICLE 23
SUBORDINATION
23.1    Subordination. (a)    Subject to Section 23.1(b), this Lease and the term and estate hereby granted are subject and subordinate to the lien of each mortgage which now or at any time hereafter affects all or any portion of the Premises or Landlord’s interest therein (collectively, the “Mortgages”) and to all ground or master leases which now or at any time hereafter affect all or any portion of the Premises (collectively, the “Master Leases”) (any Mortgage or Master Lease being sometimes referred to herein as an “Underlying Encumbrance”). Landlord hereby represents and warrants that, as of the date of this Lease, there are no Underlying Encumbrances. The subordination of this Lease and the term and estate hereby granted to an Underlying Encumbrance will be self-operative and no further instrument will be required to effect any such subordination; provided, however, that, upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.
(b)    Notwithstanding anything to the contrary contained in this Article 23 or elsewhere in this Lease, the subordination of this Lease to any Underlying Encumbrance arising after the date of this Lease shall be conditioned upon Landlord obtaining and delivering to Tenant a subordination, non-disturbance and attornment agreement (duly executed and acknowledged) from the holder of such Underlying Encumbrance substantially in the form attached hereto as Schedule E (or in such other commercially reasonable form as shall be reasonably satisfactory to Tenant) ("Non-Disturbance Agreement"). Said Non-Disturbance Agreement shall provide, in part, that this Lease and Tenant’s rights, options and privileges hereunder shall not be disturbed during the Term of this Lease so long as there is no current Event of Default. Within ten (10) Business Days after any request therefor from Landlord, Tenant shall execute, have acknowledged and deliver to Landlord or the holder of any Underlying Encumbrance any Non-Disturbance Agreement which satisfies the requirements of this Section 23.1(b). If Tenant believes that the form of any Non-Disturbance Agreement which is presented to it by Landlord does not

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satisfy the requirements of this Section 23.1(b), then Tenant shall provide Landlord with notice, within ten (10) Business Days after receiving the proposed form, that Tenant disapproves of the form and specifying the reasons for Tenant’s disapproval and the changes that could be made to the form to make it satisfy the requirements of this Section 23.1(b). If Landlord requests that Tenant execute a Non-Disturbance Agreement, Landlord acknowledges that Tenant shall have the right to disapprove any aspects of the form of such Non-Disturbance Agreement that conflict with any Non-Disturbance Agreement previously entered into by Tenant which remains in effect, it being understood, that any such new Non-Disturbance Agreement shall be subject to any prior Non-Disturbance Agreement that remains in effect.
23.2    Conveyance by Landlord. Subject to the provisions of any Non-Disturbance Agreement which has been entered into by Tenant and the holder of the applicable Underlying Encumbrance, if all or any portion of Landlord’s estate in the Premises is sold or conveyed to any person or entity upon the exercise of any remedy provided in any mortgage or by law or equity, such person or entity (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one (1) month in advance (except for any unapplied security deposit), except for amounts actually received by such acquiring party, and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest. Clause (a) of the preceding sentence shall not be deemed or construed to relieve such person or entity from the obligation to cure any Landlord defaults of a continuing nature that exist on the date such person or entity succeeds to the interest of Landlord under this Lease, provided such Landlord default is capable of being cured by the person or entity.
23.3    Cure Rights. Subject to the provisions of any Non-Disturbance Agreement entered into by Tenant and the holder of the applicable Underlying Encumbrance, in the event of an act or omission or default by Landlord that gives Tenant the right to terminate this Lease, Tenant shall not exercise any such termination right until (i) Tenant has delivered written notice of such act, omission or default to the holder of any Underlying Encumbrance, which notice may be given to the holder of the Underlying Encumbrance simultaneously with such notice being given to Landlord, and (ii) such holder has had a reasonable opportunity to, with reasonable diligence, remedy such act or omission or default; provided, however, that the holder’s right to remedy such act or omission or default shall not exceed one hundred twenty (120) days after receipt of such notice. Landlord shall provide Tenant with the name and current address of the holder of each Mortgage.
23.4    Maximum Loan Amount. During the Loan Limitation Period, Landlord shall not encumber the Premises with liens securing loan amounts exceeding seventy five percent (75%) of the greater of (x) the value of the Premises (which shall be determined based on an appraisal obtained by Landlord or the holder of the applicable loan), or (y) the sum of (1) the purchase price paid by Landlord for the Premises, plus (2) the aggregate costs and expenses incurred by Landlord in connection with the Base Building/Site Work and the Finish Work, including, without limitation, costs and expenses in developing plans and specifications, costs and expenses in connection with

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seeking permits and approvals and all costs and expenses relating to the construction and installation of the Base Building/Site Work and the Finish Work and any other improvements made by Landlord, including, without limitation, labor and materials costs, general conditions costs, overhead and profit charges, construction management fees, and permit and inspection fees and architects’ and engineers’ fees. The “Loan Limitation Period” means the period commencing on the date of this Lease and ending on the Commencement Date. For the avoidance of doubt, after the Commencement Date, the provisions of this Section 23.4 shall be null and void and of no further force or effect. For the avoidance of doubt, if the requirements of this Section 23.4 are satisfied at the time a loan is obtained, Landlord shall not be required to payoff or pay down the loan on account of a subsequent change in the value of the Premises.
23.5    Title Representation. Landlord represents to Tenant that, as of the date of this Lease, (i) Landlord has no Actual Knowledge of any encumbrance affecting the Premises other than the Permitted Encumbrances, (ii) Landlord is the fee owner of the Premises, (iii) Landlord has no Actual Knowledge of the violation of any of the items listed on Schedule L (other than a violation of the Verizon Easement of which Tenant has been advised), and (iv) Landlord has no Actual Knowledge that the performance of the Base Building/Site Work will violate any of the items listed on Schedule L (other than a violation of the Verizon Easement of which Tenant has been advised).
ARTICLE 24
TENANT’S REMOVAL
24.1    Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition required to be maintained under Article 7, reasonable wear and tear, damage by fire or casualty, and the obligations of Landlord excepted. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant’s sole cost and expense.
24.2    Intentionally Omitted.
24.3    Holding Over. If Tenant or Tenant’s Visitors holds over possession of the Premises beyond the expiration or earlier termination of this Lease, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or Tenant’s Visitors holds over will be a liquidated sum equal to one-twelfth (1/12th) of the Applicable Holdover Percentage of the Basic Rent and Additional Rent during the twelve (12) month period preceding the expiration or earlier termination of this Lease. The “Applicable Holdover Percentage” means (i) one hundred fifty percent (150%) of the Basic Rent and one hundred percent (100%) of the Additional Rent for the first ninety (90) days following the Termination Date, and (ii) two hundred percent (200%) of both the Basic Rent and Additional Rent for all periods from and after the ninetieth (90th) day after the Termination Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee, subtenant or licensee of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. Without limiting Landlord’s other remedies under this Lease,

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if the Premises are not surrendered within sixty (60) days after the Termination Date, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims founded upon such delay made by any succeeding tenant, provided that Landlord has notified Tenant that Landlord has executed a lease for all or any portion of the Premises. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee, subtenant or licensee of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.
ARTICLE 25
BROKERS
Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than Broker and Tenant’s Broker. Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any realtor, broker, agent or finder (including, without limitation, Tenant’s Broker), other than Broker, claiming to have dealt with Tenant in connection with this Lease, including without limitation, the purchase or lease of the Premises or the purchase of membership interests by Tenant pursuant to Article 32 hereof. Landlord shall pay a commission to Broker when earned, due and payable pursuant to a separate agreement between Landlord and Broker. Tenant shall pay any commission or other compensation, if any, due to Tenant’s Broker pursuant to a separate agreement between Tenant and Tenant’s Broker. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.
ARTICLE 26
NOTICES
Every notice or other communication required or contemplated by this Lease shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) nationally-recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the addresses set forth in the Basic Lease Provisions or at such other addresses as the intended recipient previously designated by written notice to the other party. Notices given under clause (i) above shall be deemed given three (3) Business Days after deposited with the U.S. Postal Service. Notices given under clause (ii) above shall be deemed given one (1) Business Day after deposited with such courier service in time for next business day delivery. Any notice delivered by the attorney for Landlord or Tenant shall be deemed to be delivered by Tenant or Landlord, as the case may be. Landlord shall, at the time it gives Tenant notice of any default under any provision of this Lease, give Guarantor a simultaneous copy of such notice in accordance with the Guaranty then in effect, provided that such notice to Guarantor shall not be required to trigger an Event of Default or to otherwise effectively notice Tenant of the default.

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ARTICLE 27
NONRECOURSE
Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with this Lease or the occupancy and/or use of the Premises by Tenant and Tenant’s Visitors; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Premises, including the rent and other proceeds thereof, for the satisfaction of Tenant’s remedies arising out of or related to this Lease, but subject to Section 29.9.
ARTICLE 28
SECURITY DEPOSIT
28.1    (i)    Security. As security for the full and faithful performance by Tenant of its obligations under this Lease, within thirty (30) days of the execution of this Lease, Tenant shall deposit with Landlord an “evergreen” letter of credit in the form annexed hereto as Schedule F, in an amount equal to $15,000,000.00 (the “Security”) from JPMorgan Chase Bank, N.A. provided that JPMorgan Chase Bank, N.A. is an Approved Financial Institution as of the date of issuance of the letter of credit, and, if JPMorgan Chase Bank, N.A. is not an Approved Financial Institution as of the date it would have issued the letter of credit, then Tenant shall obtain the letter of credit from an Approved Financial Institution. As of June 1, 2012, the amount of the Security required to be maintained pursuant to this Article 28 shall be increased to $25,000,000.00. To effectuate the increase in the Security, Tenant shall, on or before June 1, 2012, obtain and deliver to Landlord either a new letter of credit from an Approved Financial Institution, complying with the provisions of this Section 28.1, or an amendment to the existing letter of credit in form satisfactory to Landlord, reflecting the increase in the amount of the Security to $25,000,000.00. If Tenant obtains a new letter of credit, Landlord shall surrender the existing letter of credit to Tenant simultaneously with its receipt of the new letter of credit. If Tenant fails to timely provide Landlord with such new letter of credit or amendment to the existing letter of credit on or before June 1, 2012, Landlord will have the right to draw down the entire letter of credit then held by Landlord pursuant to clause (iv) of Section 28.1(b). The letter of credit (and any amendments or renewals thereof) shall not expire earlier than the date that is sixty (60) days after the Termination Date. The letter of credit must be payable upon sight draft, together with a certification from Landlord that an Event of Default has occurred or that Landlord is entitled to draw down the letter of credit pursuant to this Article 28. For the avoidance of doubt, any letter of credit or replacement letter of credit that Tenant delivers to Landlord pursuant to this Article 28 shall be in the form annexed hereto as Schedule F or in a substantially similar form reasonably acceptable to Landlord. Upon request from Landlord, Tenant shall, at no cost or expense to Tenant, reasonably cooperate with Landlord in obtaining a modification to the letter of credit, or an acknowledgment from the issuer of the letter of credit, that confirms the letter of credit may be presented and drawn down by Landlord’s mortgage lender as Landlord’s power of attorney or directly on Landlord’s mortgage lender’s own behalf. For the avoidance of doubt, any draw by Landlord’s mortgage lender pursuant to the previous sentence shall be in accordance with, and subject to, all of the provisions of this Lease, including, without limitation, this Article 28, and in no event shall Tenant be in default of its obligations under this Lease if, despite Tenant’s reasonable cooperation with Landlord, the issuer of the letter of credit refuses to provide such modification or acknowledgement.

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(b)    Without prejudice to any other remedy Landlord may have pursuant to this Lease, Landlord may draw down the letter of credit only in the following instances and in the following amounts:
(i) if any Event of Default occurs, Landlord shall have the right to draw down the letter of credit in an amount up to the Letter of Credit Draw Amount with respect to each such Event of Default;
(ii) if any Full Draw Down Default occurs, Landlord shall have the right (pursuant to one or more draw requests) to draw down the entire then remaining balance of the letter of credit or any portion thereof immediately after or at any time and from time to time after the Full Draw Down Default occurs, it being understood that, in the event a Full Draw Down Default occurs; Landlord may, in its sole discretion, elect to draw down the entire then remaining balance of the letter of credit or elect to draw down less than the entire then remaining balance of the letter of credit, in either case, pursuant to one or more draw requests made immediately after or at any time and from time to time after a Full Draw Down Default occurs;
(iii) pursuant to the terms and conditions of Section 20.3(b) hereof, Landlord may draw down the letter of credit in the amount of $250,000.00 in each instance in which Landlord is entitled to receive agreed and liquidated damages pursuant to Section 20.3(b);
(iv) if Tenant fails to timely provide Landlord with a new letter of credit or amendment reflecting the increase in the amount of the Security to $25,000,000.00 on or before June 1, 2012 pursuant to Section 28.1(a), Landlord shall have the right to draw down the entire then remaining balance of the letter of credit held by Landlord; and
(v) if Tenant fails to timely provide Landlord with evidence of renewal of the letter of credit pursuant to Section 28.1(c), or to timely obtain a replacement letter of credit pursuant to Section 28.1(f), Landlord will have the right to draw down the entire then remaining balance of the letter of credit.
As used herein, “Letter of Credit Draw Amount” means a draw of the letter of credit in an amount equal to the greater of (A) $400,000.00 or (B) four (4) times the amount that Landlord estimates, in good faith, to be the amount required to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent and other such sum payable hereunder and other loss or damage sustained by Landlord on account of any Tenant defaults (“Landlord’s Estimate”); provided, however, solely in connection with the first (1st) Event of Default occurring under clause (a) of Section 19.1 of this Lease, if Landlord’s Estimate is less than $20,000.00, then the Letter of Credit Draw Amount shall not apply and Landlord shall draw down the letter of credit only in the amount of Landlord’s Estimate, plus a reasonable administrative fee, as determined by Landlord, to compensate Landlord for the expense of drawing down the letter of credit and handling other matters resulting from the Event of Default.
(c)    Nothing contained herein shall prevent or prohibit, or be deemed or construed to prevent or prohibit, Landlord from repeatedly drawing down the letter of credit at any time, and from time to time, in each case, in an amount up to the Letter of Credit Draw Amount,

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as Landlord incurs costs, expenses or damages in connection with Events of Default. The Security will not be deemed to be (x) a limitation on Landlord’s damages or other rights and remedies available under this Lease or at law or equity, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent. If Landlord uses, applies, or retains all or any portion of the Security, Tenant shall, within fifteen (15) days after written demand from Landlord, restore the Security to its then required amount, including, if Landlord requires, providing a new letter of credit in such amount and otherwise satisfying the requirements of this Article 28. In the event Tenant restores the letter of credit to the full amount of the Security then required, Landlord and Tenant shall cooperate with each other so that simultaneously with Landlord’s receipt of such restored letter of credit Landlord shall return to Tenant any cash proceeds then held by Landlord on account of a prior draw of the letter of credit less any amounts that Landlord is entitled to apply or retain on account of a Tenant default. If any letter of credit is subject to renewal, Tenant shall furnish to Landlord evidence of such renewal at least twenty (20) days prior to the expiration date of the letter of credit. If Tenant fails to timely provide Landlord with such evidence of renewal, Landlord will have the right to draw down the entire then remaining balance of the letter of credit as set forth in clause (v) of Section 28.1(b). Any cash proceeds that Landlord holds after drawing down the letter of credit shall be held by Landlord as security hereunder, and Landlord shall have the right, in its sole discretion, to appropriate and apply said cash deposit, or so much thereof as may be required to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum then due and payable hereunder and other loss or damage sustained by Landlord on account of any Tenant defaults. Landlord shall hold any such cash security, which has not yet been appropriated and applied, in a segregated account with an Approved Financial Institution. Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security.
(d)    Notwithstanding anything to the contrary contained herein, provided that no Event of Default has occurred within the twelve (12) month period preceding each of the applicable dates below, Tenant shall have the right to reduce the amount of the Security required to be maintained pursuant to this Article 28 after the dates and to the amounts as follows: (i) on the first day of the fifty eighth (58th) calendar month after the Commencement Date, the Security shall be reduced to $23,000,000.00; (ii) on the sixth (6th) anniversary of the Commencement Date, the Security shall be reduced to $17,500,000.00; (iii) on the tenth (10th) anniversary of the Commencement Date, the Security shall be reduced to $11,000,000.00; (iv) on the thirteenth (13th) anniversary of the Commencement Date, the Security shall be reduced to $4,000,000.00. To effectuate the reduction in the Security, Tenant shall obtain and deliver to Landlord either a new letter of credit, complying with the provisions of this Section 28.1, or an amendment to the existing letter of credit in form reasonably satisfactory to Landlord, reflecting the then-applicable amount of the Security. If Tenant obtains a new letter of credit, Landlord shall surrender the existing letter of credit to Tenant simultaneously with its receipt of the new letter of credit. Until Landlord receives any such new letter of credit or amended letter of credit, the Security shall remain at the level of the letter of credit then held by Landlord.
(e)    Notwithstanding anything to the contrary contained herein, at any time after the first day of the fifty eighth (58th) calendar month after the Commencement Date, Tenant shall have the right to reduce the amount of the Security required to be maintained pursuant to this Article 28 to an amount equal to three (3) times the then-current monthly installment of Basic Rent

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payable under this Lease; provided however, that (i) no Event of Default has occurred within the twelve (12) month period preceding the date Tenant intends to reduce the amount of the Security, and (ii) Tenant furnishes evidence acceptable to Landlord that the corporate credit rating of Guarantor, as published by Standard & Poor’s Financial Services LLC or Moody’s Analytics, Inc., or a successor to either of the foregoing entities, is greater than or equal to BB, and has been greater than or equal to BB at all times during the preceding year. To effectuate the reduction in the Security, Tenant shall obtain either a new letter of credit, complying with the provisions of this Section 28.1, or an amendment to the existing letter of credit which is reasonably satisfactory to Landlord, reflecting the then-applicable amount of the Security. If Tenant obtains a new letter of credit, Landlord shall surrender the existing letter of credit to Tenant simultaneously with its receipt of the new letter of credit. Until Landlord receives any such new letter of credit or amended letter of credit, the Security shall remain at the level of the letter of credit then held by Landlord.
(f)    If at any time during the Term (as the same may be extended) the issuer of the then current letter of credit (i) fails to satisfy the requirements of an Approved Financial Institution, (ii) enters into any form of regulatory or governmental receivership or other similar regulatory or governmental proceedings, including any receivership instituted or commenced by the Federal Deposit Insurance Corporation (the “FDIC”), or (iii) is otherwise declared insolvent or downgraded by the FDIC or placed on a “watchlist” by the FDIC, then Tenant shall, within ten (10) Business Days of Landlord's written request to Tenant, obtain a replacement letter of credit in substitution for the then current letter of credit in the form and amount required herein from an Approved Financial Institution. If Tenant fails to timely provide Landlord with such replacement letter of credit, Landlord will have the right to draw down the entire letter of credit then held by Landlord pursuant to clause (v) of Section 28.1(b).
28.2    Return of Security. So long as Tenant is not in default in the performance of any of its obligations under this Lease, any part of the Security not used, applied, or retained by Landlord shall be returned, without interest, to Tenant within thirty (30) days after the end of the Term, subject to Landlord’s final inspection of the Premises.
28.3    Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.
28.4    Transfer of Security. In the event of any transfer of title to the Premises or the Building or any assignment of Landlord’s interest under this Lease, (i) with respect to any cash portion of the Security, Landlord will have the right to transfer such cash portion to such transferee, provided that Landlord gives Tenant the name and address of such transferee and provided that the transferee assumes in writing Landlord’s obligations under this Lease with respect to the Security, or (ii) with respect to any Security held by Landlord in the form of a letter of credit, Tenant shall, upon request from Landlord, obtain either a new letter of credit from the issuing bank containing the same terms and for the same face amount as the letter of credit then held by Landlord which names the new landlord as the beneficiary, or the written consent of the issuing bank to the assignment of the then existing letter of credit from Landlord to the new landlord in form and substance reasonably satisfactory to the new landlord. Tenant shall pay the costs of obtaining such new letter of credit or consent to assignment, provided that, after the new letter of credit or

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consent has been obtained in accordance with the provisions hereof, Landlord shall reimburse Tenant, within twenty (20) days after request from Tenant, for the fees incurred by Tenant, up to a maximum of $5,000.00, to obtain such new letter of credit or consent. If Tenant obtains a new letter of credit, Landlord shall surrender the existing letter of credit to Tenant simultaneously with its receipt of the new letter of credit; the parties agree to coordinate such delivery and surrender so that it is done on the effective date of the transfer of title to the Premises or Building or the assignment of this Lease by Landlord. Following any such transfer of the cash portion of the Security, or such assignment or surrender of any Security held in the form of a letter of credit, as applicable, Landlord will be automatically released from all liability for the return of the Security. The provisions of this Section 28.4 will apply to every transfer of the Security to a new transferee.
28.5    Cooperation. If the letter of credit held by Landlord is lost, stolen, mutilated or otherwise missing or destroyed, Tenant shall, within ten (10) Business Days after request from Landlord, obtain a duplicate letter of credit from the issuing bank containing the same terms and for the same face amount as the letter of credit that was lost, stolen, mutilated or otherwise missing or destroyed, provided that Landlord cooperates in providing any written confirmation or other verification that the issuer of the letter of credit may require, or other documentation that is commercially reasonable and generally required by issuers of letters of credit to be provided by the beneficiary, including, without limitation, a commercially reasonable indemnity in favor of the issuing bank, in connection with the issuance of the duplicate letter of credit. Tenant shall pay the costs of obtaining such duplicate letter of credit, provided that, after the duplicate letter of credit has been obtained in accordance with the provisions hereof, Landlord shall reimburse Tenant, within twenty (20) days after request from Tenant, for the fees incurred by Tenant, up to a maximum of $5,000.00, to obtain such duplicate letter of credit.
ARTICLE 29
MISCELLANEOUS
29.1    Miscellaneous. This Lease may not be amended except by an instrument in writing signed by both parties. If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extent not held unenforceable. This Lease will bind and benefit both parties permitted successors and assigns. The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument. This Lease contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose.
29.2    No Surrender. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents will have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the

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Premises.
29.3    Statements and Bills. Landlord’s failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term; provided, however, if Landlord fails to give Tenant notice of any correction or error in a Landlord’s Final Tax Statement or an Annual Expense Reconciliation, as the case may be, within two (2) years from the date when Landlord delivered the Landlord’s Final Tax Statement or Annual Expense Reconciliation, as the case may be, then Landlord shall be deemed to have waived its right to provide any correction or error notice with respect to such statement. Tenant shall have the right to audit the supplemented or corrected Landlord’s Expense Statement in accordance with the provisions of Section 5.5 of this Lease within the greater of (i) the period in which Tenant has the right to conduct an audit of Landlord’s Expense Statement in accordance with Section 5.5 or (ii) ninety (90) days after receipt of such supplemented or corrected Landlord’s Expense Statement.
29.4    Tenant’s and Guarantor’s Financials. (a) Tenant shall cause Guarantor to keep proper books and records of account in accordance with generally accepted (or other recognized) accounting principles. Within ten (10) days after any request therefor from Landlord, Tenant shall deliver to Landlord, or cause Guarantor to deliver to Landlord, a balance sheet and statement of income and expense for Guarantor’s most recently completed fiscal year and such other reasonable financial information as Landlord may reasonably request from time to time; provided, however, if Landlord makes such request for a balance sheet and statement of income and expense within ninety (90) days following the end of Guarantor’s most recently completed fiscal year and the applicable balance sheet and statement of income and expense have not yet been prepared, then Tenant shall deliver to Landlord, or cause Guarantor to deliver to Landlord, the balance sheet and statement of income and expense for the fiscal year immediately prior to Guarantor’s most recently completed fiscal year. All financial statements delivered to Landlord pursuant to this Section 29.4(a), (i) must be certified by the chief financial officer of Guarantor if such financial statements are unaudited, or (ii) if audited by an accounting firm, accompanied by an opinion of such accounting firm. Notwithstanding the foregoing, if Guarantor files periodic reports with the Securities and Exchange Commission of the United States or any other United States governmental authority that include audited financial statements of Guarantor, and such annual audited financial statements are publicly available through such agency’s web site, then Tenant shall not be obligated to provide to Landlord, or to cause Guarantor to provide to Landlord, the balance sheet, statement of income and expense or other financial information set forth in this Section 29.4(a).
(b)    If, at any time during the Term, Tenant maintains separate financial statements independent from Guarantor or any other entity, then, within ten (10) days after any request therefor from Landlord, Tenant shall deliver to Landlord a balance sheet and statement of income and expense for Tenant’s most recently completed fiscal year and such other reasonable financial information as Landlord may reasonably request from time to time; provided, however, if Landlord makes such request for a balance sheet and statement of income and expense within ninety (90) days following the end of Tenant’s most recently completed fiscal year and the applicable balance sheet and statement of income and expense have not yet been prepared, then Tenant shall deliver to Landlord the balance sheet and statement of income and expense for the

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fiscal year immediately prior to Tenant’s most recently completed fiscal year. All financial statements delivered to Landlord pursuant to this Section 29.4(b), (i) must be certified by the chief financial officer of Tenant if such financial statements are unaudited, or (ii) if audited by an accounting firm, accompanied by an opinion of such accounting firm. Notwithstanding the foregoing, if Tenant files periodic reports with the Securities and Exchange Commission of the United States or any other United States governmental authority that include audited financial statements of Tenant, and such annual audited financial statements are publicly available through such agency’s web site, then Tenant shall not be obligated to provide to Landlord the balance sheet, statement of income and expense or other financial information set forth in this Section 29.4(b).
(c)    Landlord shall keep the financial information received from Tenant and/or Guarantor pursuant to this Section 29.4 confidential, except that Landlord may disclose such information if required by law and Landlord may disclose such information to its accounts, attorneys and other representatives in connection with Landlord’s business and to prospective purchasers of the Premises or of any interest, direct or indirect, in Landlord, and to any lender or prospective lender, provided such parties agree to maintain the confidentiality of such information consistent with the provisions of this Section 29.4. For the avoidance of doubt, this confidentiality requirement does not apply to publicly available financial information obtained by Landlord.
29.5    No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.
29.6    Access. Subject to all applicable Legal Requirements, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred and sixty-five days per year.
29.7    Quiet Enjoyment. Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Premises during the Term free from any interference by Landlord or any party claiming under Landlord.
29.8    Authority.
(a)    Tenant represents and warrants to Landlord: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Tenant have been duly and validly authorized by its manager, representative(s) or members to the extent required by its operating agreement and applicable law; (ii) no other approval, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Tenant’s execution and delivery of this Lease; and (iii) the individual (or individuals) who executes and delivers this Lease on behalf of Tenant is authorized to do so.
(b)    Landlord represents and warrants to Tenant: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by Landlord have been duly and validly authorized by its manager, representative(s) or members to the extent required by its operating agreement and applicable law; (ii) no other

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approval, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to Landlord’s execution and delivery of this Lease; and (iii) the individual (or individuals) who executes and delivers this Lease on behalf of Landlord is authorized to do so.
29.9    Liability of Landlord. The Term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or mortgagee(s) in possession at the time in question of the landlord’s interest in this Lease. Landlord may transfer its fee ownership of or leasehold interest in the Premises. In the event of any such transfer, and upon the assumption, in writing, by the assignee or transferee of the obligations of Landlord under this Lease arising from and after the date of the assignment, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability in respect of the performance of any of Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of such ownership.
29.10    Dispute Regarding Tenant Delay. Tenant shall be deemed to have accepted Landlord’s determination of the occurrence of a Tenant Delay and/or Landlord’s determination of the duration of a Tenant Delay unless, within five (5) Business Days after Tenant’s receipt of notice from Landlord of the Tenant Delay or the duration thereof under Section 2.2(e) or Section 17.6, Tenant delivers an objection notice to Landlord specifying in reasonable detail why Tenant disagrees with Landlord’s determination and, if Tenant acknowledges the occurrence of a Tenant Delay, specifying Tenant’s belief of the duration of the Tenant Delay. If Tenant delivers an objection notice, Landlord and Tenant shall thereafter endeavor to resolve the disagreement regarding the occurrence and/or duration of the Tenant Delay. If Landlord and Tenant are unable to resolve the disagreement within thirty (30) days after Tenant delivers its objection notice, then either party may refer the disagreement to a Qualified Representative mutually acceptable to Landlord and Tenant (and neither party shall unreasonably withhold, condition or delay its approval of a Qualified Representative), and the determination of such Qualified Representative solely with respect to whether there was a Tenant Delay and the duration thereof shall be binding upon Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Qualified Representative within thirty (30) days of the initial thirty (30) day period, either Landlord or Tenant may request the American Arbitration Association in Newark, New Jersey, to appoint such Qualified Representative. As used herein, a “Qualified Representative” means an independent, disinterested and reputable construction consultant, architect or contractor, as appropriate given the context of the delay. Until the Qualified Representative makes its determination, for all purposes of this Lease, the occurrence of the Tenant Delay and the duration thereof shall be based on Landlord’s determination. The cost of retaining said Qualified Representative and any costs imposed by the American Arbitration Association shall be paid by the non-prevailing party in such action. As used herein, the term “non-prevailing party” means the party whose determination was further from the determination of the Qualified Representative.
29.11    Governmental Incentives. Tenant has executed two letter agreements each dated September 16, 2011 with the New Jersey Economic Development Authority (the “EDA”) relating

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to the EDA’s approval of a Business Retention and Relocation Grant (BRRAG) and a Sales and Use Tax Exemption Program to incentivize Tenant to maintain its business operations in the State of New Jersey (collectively, the “Incentive Package”). In connection with its construction of the Finish Work, Landlord agrees to reasonably cooperate with Tenant to enable Tenant to realize the maximum benefits offered to it under the Incentive Package, by (i) providing Tenant from time to time, upon request from Tenant (which shall not be made more frequently than monthly), with statements setting forth the costs of the Finish Work then incurred by Landlord, together with reasonable evidence of such costs, (ii) including in Landlord’s contract with the General Contractor for the Finish Work a requirement that the Finish Work be performed for prevailing wages as set forth in N.J.A.C 19:30-4 et seq. and pursuant to affirmative action requirements as set forth in N.J.A.C 19:30-3 et seq., and (iii) reasonably cooperating with Tenant to realize exemptions from New Jersey sales tax in connection with the procurement of materials and equipment that constitutes a part of the Finish Work if and to the extent that Landlord is entitled to such exemption under the Incentive Package and applicable law, provided that Landlord shall not be required to incur any obligations or liability and shall not be required to delay the Finish Work. For the avoidance of doubt, any delay in the Finish Work resulting from the Incentive Package or Landlord’s assistance in connection therewith shall be deemed to be Tenant Delay. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, loss, damage, liability or expense (including attorneys’ fees) suffered or incurred by Landlord in connection with the performance of its obligations under this Section 29.11, including, without limitation, any claim by the State of New Jersey for the payment of sales tax for which Landlord sought an exemption on account of its obligations hereunder. Tenant’s indemnification obligation shall survive the expiration or termination of this Lease.
29.12    LEED Certification. As more fully set forth in Schedule B, Landlord, at its sole cost and expense, shall cause the Building’s core and shell (the “Base Building”) to be built in accordance with the Final Building and Site Plans (in accordance with and subject to Schedule B), which have been developed to achieve silver certification for the design and construction of the Base Building under the Leadership in Energy and Environmental Design (“LEED”) for Core and Shell 2009 Green Building Rating System administered by the U.S. Green Building Council (“LEED Silver Certification”), provided that the Working Plans for the Finish Work prepared by Tenant pursuant to Schedule C incorporate the requirements set forth on Schedule C-1 and are otherwise consistent with the Final Building and Site Plans and the requirements of Schedule C. Provided Tenant complies with its obligations under Schedule C, Landlord shall diligently undertake, at its sole cost and expense, all filings and procedures to obtain the LEED Silver Certification for the Base Building and Tenant shall reasonably cooperate with Landlord in connection with Landlord’s efforts to obtain the LEED Silver Certification. After the Commencement Date and after the LEED Silver Certification is achieved, Tenant shall, at its sole cost and expense, maintain the LEED Silver Certification throughout the Term of this Lease, subject to Landlord’s obligations under Section 7.3. Without limiting its obligations under the preceding sentence, throughout the Term, Tenant shall comply, at its sole cost and expense, with any rules, regulations or requirements now or hereafter promulgated by the U.S. Green Building Council or any successor organization with respect to the maintenance of the LEED Silver Certification.
29.13    Memorandum of Lease.     This Lease shall not be recorded, except that simultaneously with the execution of this Lease the parties have entered into a memorandum of

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lease in the form annexed hereto as Schedule I (the “Memorandum of Lease”), which, at the request of either party, shall be amended of record if the Lease is amended in a manner that would affect the information in the recorded Memorandum of Lease. Tenant shall have the right to record the Memorandum of Lease in the office of the Clerk of Morris County, New Jersey. At any time after this Lease terminates or expires, Tenant shall, within ten (10) Business Days after receiving any request therefor from Landlord, execute, have acknowledged and deliver to Landlord a recordable discharge of the Memorandum of Lease, including any amendments to the Memorandum of Lease as provided in this Section 29.13.
ARTICLE 30
USA PATRIOT ACT
30.1    Tenant represents, warrants and covenants, as of the date of this Lease, that, to Tenant’s knowledge, neither Tenant nor any of its officers, directors or members (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).
30.2    Landlord represents, warrants and covenants, as of the date of this Lease, that, to Landlord’s knowledge, neither Landlord nor any of its officers, directors, or members (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31

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C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or the Orders; (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).
ARTICLE 31
EXTENSION OPTION
31.1    Extension Option. Subject to the terms and conditions of this Section 31.1, Landlord hereby grants to Tenant the right to extend the original Term for one (1) period of ten (10) years (the “Extension Period”). If Tenant desires to exercise the extension option, Tenant shall notify Landlord on or before the date which is fifteen (15) calendar months prior to the expiration of the original Term (the “Extension Option Exercise Deadline”). If Tenant fails to timely notify Landlord of its election to extend this Lease, Tenant will be deemed to have waived its right to extend the term of this Lease, time being of the essence with respect to the exercise of such extension option. If Tenant exercises the extension option, all of the terms and conditions of this Lease will apply to the Extension Period, except that the Basic Rent for the Extension Period will equal an amount determined pursuant to Section 31.2 and Tenant shall not be obligated to pay Amortization Rent during the Extension Period. In connection with any extension of the Term, Landlord will not be obligated to do any work to the Premises and will not be obligated to contribute to the cost of any work done to the Premises by Tenant; provided, however, nothing herein shall be construed to limit Landlord’s continuing maintenance, repair and replacement obligations under this Lease. Tenant’s right to exercise the extension option is expressly subject to the satisfaction of all of the following conditions on both the date Tenant exercises the extension option and the commencement date of the Extension Period, unless Landlord, in its sole discretion, elects in writing to waive any such conditions: (i) no Event of Default is then occurring; and (ii) Tenant or Tenant’s Affiliates must be in occupancy of at least fifty percent (50%) of the rentable square feet of the Building. If the foregoing conditions are not satisfied on both the date Tenant exercises the Extension Option and the commencement date of the Extension Period, then any notice exercising the extension option will be automatically null and void, unless Landlord elects in writing to waive the condition.
31.2    (i)    Extension Period Rent. Tenant shall pay to Landlord, as Basic Rent during the Extension Period, the Fair Market Rental Value of the Premises.
(b)    At least one hundred eighty (180) days prior to the expiration of the initial

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Term, Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rental Value. If the parties do not agree on the Fair Market Rental Value prior to ninety (90) days prior to the expiration of the initial Term, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then, no later than seventy-five (75) days prior to the expiration of the initial Term, Landlord and Tenant shall deliver to each other Landlord’s or Tenant’s, as the case may be, determination of the Fair Market Rental Value. If the two determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the two determinations. If Landlord's and Tenant's determinations of Fair Market Rental Value differ by five percent (5%) or more, then the Fair Market Rental Value will be determined pursuant to Section 31.2(c).
(c)    If Landlord's and Tenant's determinations of Fair Market Rental Value differ by five percent (5%) or more, then, within fifteen (15) days after each party delivers to the other party such party’s determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one independent, third party appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising tenanted office buildings in northern New Jersey as a MAI appraiser. If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value. The Fair Market Rental Value so selected by the two appraisers will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. If the two appraisers are unable to agree as to the Fair Market Rental Value, but their determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the determinations of the two appraisers. If the two appraisers' determinations differ by five percent (5%) or more, then the two appraisers shall, promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, and shall notify Landlord and Tenant thereof. The Fair Market Rental Value selected by the third appraiser will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument setting forth the amount of such Fair Market Rental Value.
(d)    If Tenant becomes obligated to pay Basic Rent for the Extension Period prior to the determination of Fair Market Rental Value pursuant to this Section 31.2, Tenant shall commence paying the Basic Rent in the same amount as paid by Tenant prior to the commencement of the Extension Period, payable in equal monthly installments. Within thirty (30) days of the determination of Fair Market Rental Value, Tenant shall pay, or Landlord shall reimburse, to the other, as applicable, the difference, if any, between the Basic Rent paid by Tenant pursuant to the foregoing sentence and the Fair Market Rental Value for such period. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses of any appraisal proceeding, including, if applicable, the fees and expenses of a third appraiser.
ARTICLE 32

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RIGHT OF FIRST OFFER TO PURCHASE
32.1    Right of First Offer to Purchase. (a)    Subject to the provisions of this Article 32, Tenant shall have a right of first offer to acquire the Premises. If, at any time during the Term, Landlord desires to sell or lease the Premises through a transaction which is a Disposition, or the entity or entities (“Equity Holder”) holding all of the outstanding membership interests in 175 Park Avenue, LLC (“Membership Interests”) desire to transfer the Membership Interests through a transaction which is a Disposition, Landlord shall give to Tenant notice (the "Disposition Notice") that Landlord desires to sell or lease the Premises or that the Equity Holder desires to sell the Membership Interests, as the case may be. Landlord shall give the Disposition Notice at any time prior to the date on which (i) Landlord transfers fee title to a third party in a transaction which is a Disposition, or (ii) Landlord enters into a lease agreement for the Premises with a third party in a transaction which is a Disposition, or (iii) Equity Holder assigns the Membership Interests to a third party in a transaction which is a Disposition. The Disposition Notice shall specify the material terms and conditions upon which Landlord would be willing to sell or lease the Premises or upon which Equity Holder would sell the Membership Interests, as the case may be. Tenant shall then have the right to either purchase the Premises, lease the Premises, or purchase the Membership Interests (as the case may be), at the price and on the terms and conditions set forth in the Disposition Notice; such right to be exercised by Tenant by notice to Landlord (the “Election Notice”) given within twenty (20) calendar days after Tenant’s receipt of the Disposition Notice. A failure to exercise such right by notice given within such twenty (20) day period shall conclusively be deemed an election by Tenant not to purchase or lease the Premises or purchase the Membership Interests, as the case may be. The term “Waiver Date” as used herein means the earlier to occur of (i) the date on which Tenant notifies Landlord that it elects not to purchase or lease the Premises, or not to purchase the Membership Interests, upon the terms specified in the Disposition Notice, and (ii) the twentieth (20th) day after Tenant’s receipt of the Disposition Notice.
(b) If Tenant exercises such right by an Election Notice given within such twenty (20) day period, the closing of such Disposition shall be held on a Business Day specified by Tenant in Tenant’s notice to Landlord electing to acquire or lease the Premises or to acquire the Membership Interests, as the case may be, which date shall be no sooner than forty-five (45) and no later than ninety (90) days after the date of Tenant’s notice (such date shall hereinafter be referred to as the "Closing Date").

If the transaction that is the subject of the Disposition Notice is a sale of the fee interest in the Premises, then on the Closing Date:

(i) Tenant shall pay to Landlord the purchase price specified in the Disposition Notice in lawful money of the United States by wire transfer of immediately available funds to an account or accounts designated by Landlord;

(ii) Basic Rent and Additional Rent and other amounts payable hereunder shall be pro-rated and apportioned as of the Closing Date, with Tenant receiving a credit for Basic Rent or Additional Rent previously paid which is allocable to any period after the Closing Date and with Tenant paying in full all Basic Rent and Additional Rent and other amounts relating to all periods up to and including the Closing Date;

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(iii) Tenant shall perform such other obligations as the Disposition Notice may require of the purchaser;

(iv)    Landlord shall execute and deliver to Tenant (or to an Affiliate of Tenant identified by Tenant in a notice given to Landlord at least two (2) Business Days prior to the Closing Date (a "Designee")) a bargain and sale deed with covenant against grantor’s acts for the Premises, which vests upon Tenant or the Designee title to the Premises, subject to the then existing status of title (other than any defects or encumbrances which the Disposition Notice specifies will be removed by Landlord);

(v) At Tenant’s option, (x) Landlord and Tenant (or the Designee) shall execute and deliver to each other an assignment and assumption of this Lease pursuant to which Landlord assigns to the Tenant or its Designee all of the right, title and interest of Landlord under this Lease, and the Tenant or the Designee, as the case may be, assumes all of the obligations and liabilities of Landlord under this Lease, or (y) Landlord and Tenant shall execute an agreement terminating this Lease as of the transfer of title of the Premises to Tenant or the Designee in form reasonably satisfactory to each party, it being understood that the Lease shall remain in full force and effect until title is actually transferred;

(vi)    unless the Disposition Notice specifies otherwise, there shall be a customary apportionment of real estate taxes and assessments and other expenses associated with the Premises; and

(vii)     all realty transfer taxes shall be paid by the party designated in the Disposition Notice.

If the transaction that is the subject of the Disposition Notice is a lease, then on the Closing Date:

(i) Landlord and Tenant shall enter into a lease on the terms set forth in the Disposition Notice,

(ii) Tenant shall pay to Landlord the monetary consideration specified in the Disposition Notice in lawful money of the United States by wire transfer of immediately available funds to an account or accounts designated by Landlord;

(iii) Basic Rent and Additional Rent and other amounts payable hereunder shall be pro-rated and apportioned as of the Closing Date, with Tenant receiving a credit for Basic Rent or Additional Rent previously paid which is allocable to any period after the Closing Date and with Tenant paying in full all Basic Rent and Additional Rent and other amounts relating to all periods up to and including the Closing Date;

(iv) Tenant shall perform such other obligations as the Disposition Notice may require of the lessee;

(v) all realty transfer taxes shall be paid by the party designated in the Disposition Notice; and

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(vi) Tenant shall cause Guarantor to guaranty to Landlord the payment and performance of all of Tenant’s obligations under such lease in form reasonably satisfactory to Landlord (a form substantially similar to the Guaranty made by Realogy Corporation in favor of Landlord with respect to this Lease shall be deemed reasonably satisfactory to Landlord).

If the transaction that is the subject of the Disposition Notice is a sale of the Membership Interests, then, on the Closing Date:

(i) Equity Holder shall assign to Tenant all of Equity Holder’s right, title and interests in the Membership Interests, and Tenant shall accept such interests and assume all of Equity Holder’s obligations and liabilities with respect thereto on the terms and conditions specified in the Disposition Notice,

(ii) Tenant shall pay to Equity Holder or its designee the purchase price specified in the Disposition Notice in lawful money of the United States by wire transfer of immediately available funds to an account or accounts designated by Landlord;

(iii) Basic Rent and Additional Rent and other amounts payable hereunder shall be pro-rated and apportioned as of the Closing Date, with Tenant receiving a credit for Basic Rent or Additional Rent previously paid which is allocable to any period after the Closing Date and with Tenant paying in full all Basic Rent and Additional Rent and other amounts relating to all periods up to and including the Closing Date;

(iv) Tenant shall perform such other obligations as the Disposition Notice may require of the purchaser;

(v) unless the Disposition Notice specifies otherwise, there shall be a customary apportionment of real estate taxes and assessments and other expenses associated with the Premises; and

(vi)     all transfer taxes shall be paid by the party designated in the Disposition Notice.

(c) Within twenty (20) days after the date on which Tenant gives Landlord the Election Notice, Tenant may provide Landlord with a title report for the Premises, together with a notice objecting to any encumbrances or title defects revealed in the title report which are not (i) Permitted Encumbrances, (ii) defects or encumbrances which the Disposition Notice specifies will not be removed, or (iii) caused by Tenant or Tenant’s Visitors (any such defects or encumbrances to which Tenant objects are called herein "Defects"). Landlord shall notify Tenant within ten (10) days after receiving such notice whether Landlord will remove the Defects prior to the Closing Date. If Landlord fails to so notify Tenant within such ten (10) day period, Landlord shall be deemed to have elected not to remove the Defects. If Landlord does not agree to remove the Defects prior to the Closing Date, then Tenant shall have the right, by notice given to Landlord within ten (10) days after receiving Landlord’s notice of its election not to remove the Defects (or, if no such notice is given, within ten (10) days after the expiration of the ten (10) day period in which Landlord had to elect whether or not to remove the Defects), to (x) waive the Defects and consummate the transaction on the Closing Date in accordance with the provisions of this Article, or (y) rescind its

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election to purchase or lease the Premises or to purchase the Membership Interests, as the case may be, in which case this Lease will continue in accordance with its terms for the balance of the Term. If Tenant fails to elect to waive the Defects or to rescind its election by notice given to Landlord within such ten (10) day period, then Tenant shall be deemed to have elected to rescind its election pursuant to clause (y).

(d)    If Tenant (i) does not give Landlord an Election Notice within the applicable twenty (20) day period, or (ii) notifies Landlord within the applicable twenty (20) day period that Tenant elects not to purchase or lease the Premises, or not to purchase the Membership Interests, upon the terms specified in the Disposition Notice, or (iii) rescinds or is deemed to have rescinded its election to purchase or lease the Premises or to purchase the Membership Interests, then Landlord shall be free (or Equity Holder shall be free, as the case may be), for a period of one (1) year after the later to occur of the Waiver Date or the date on which Tenant rescinds or is deemed to have rescinded its election to purchase or lease the Premises or to purchase the Membership Interest, to (x), if the Disposition Notice provided for a sale or lease of the Premises, sell or lease the Premises, as the case may be, to any party on any terms and conditions as Landlord, in its sole discretion, deems acceptable, it being understood that Landlord may sell or lease the Premises on terms which are different from the Disposition Notice, and if such sale or lease is effectuated, Tenant’s right of first offer shall expire and this Article 32 shall be null and void and of no further force or effect; provided that if a sale or lease is not effectuated within such one (1) year period, then, subject to Section 32.1(e), Tenant’s right of first offer shall be reactivated and the foregoing provisions of this Article 32 shall apply to the next Disposition of the Premises, or (y) if the Disposition Notice provided for a sale of the Membership Interests, sell the Membership Interests to any party on any terms and conditions as Equity Holder, in its sole discretion, deems acceptable, it being understood that Equity Holder may sell the Membership Interests on terms which are different from the Disposition Notice, and if such sale is effectuated, Tenant’s right of first offer shall expire and this Article 32 shall be null and void and of no further force or effect; provided that if a sale is not effectuated within such one (1) year period, then, subject to Section 32.1(e), Tenant’s right of first offer shall be reactivated and the foregoing provisions of this Article 32 shall apply to the next Disposition of the Premises. For the purposes of the preceding sentence, the sale shall be deemed effectuated if a binding agreement relating to the sale is executed within the applicable annual period, notwithstanding that the closing of the transaction may not have occurred within such period.
(e) Notwithstanding anything to the contrary contained in this Article 32, if Landlord gives a second (2nd) Disposition Notice and Tenant does not elect to purchase or lease the Premise or purchase the Membership Interests, as the case may be, pursuant to such second Disposition Notice (or, if Tenant does make such election, but then rescinds or is deemed to have rescinded its election), then Tenant shall be deemed to have permanently waived its right of first offer and this Article 32 shall be null and void and of no further force or effect.
(f) Within ten (10) days after any request from Landlord, Tenant shall, if applicable, confirm in writing any election (or deemed election) not to purchase or lease the Premises or not to purchase the Membership Interests, any rescission of its election to purchase or lease the Premises or to purchase the Membership Interests, or any other matter relating to this Article as Landlord may reasonably request.

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32.2    Disposition. The term "Disposition" means only (i) the transfer of fee simple interest in the Premises to a third party which is not a Landlord Affiliate for a purchase price which is all cash payable in full at the closing of the transaction, (ii) the transfer of one hundred percent (100%) of the membership interests in 175 Park Avenue, LLC (whether in one transaction or in a series of transactions pursuant to a single contract or multiple simultaneous or interdependent contracts) to a third party which is not a Landlord Affiliate for a purchase price which is all cash and payable in full upon the closing of the transaction, or (iii) a lease of the Premises having a term of fifty (50) years or longer to a third party tenant which is not a Landlord Affiliate for monetary consideration which is all cash and payable in full upon the execution of the Lease. Notwithstanding the foregoing, (x) any transaction which involves the transfer (directly or indirectly) of the Premises and any additional real property, interests or assets which are unrelated to the Premises shall not be deemed a "Disposition", (y) a transfer on account of a Taking shall not be deemed a "Disposition", and (z) any transfer of the Premises or Membership Interests pursuant to the exercise of any right or remedy contained in a mortgage or other loan document, including, without limitation, a transfer through foreclosure or deed in lieu of foreclosure, shall not be deemed a “Disposition”. Without limiting the preceding sentence, and for the avoidance of doubt, if 175 Park Avenue, LLC is the owner of any real property or other assets unrelated to the Premises at the time of the transfer by Equity Holder of the Membership Interests, then such transfer would not be a “Disposition” hereunder. Tenant acknowledges and agrees that Landlord shall be free to transfer or lease the Premises (and the membership or other interests in the Landlord entity may be transferred), free of any rights of Tenant under this Article 32, to any person or entity in connection with any transaction that is not a Disposition. For the avoidance of doubt, any transfer or lease of the Premises shall be expressly subject to this Lease and all of Tenant’s rights hereunder (but subject to the extinguishment of this Article 32 pursuant to the provisions hereof).
ARTICLE 33
ROOFTOP EQUIPMENT
33.1    Subject to the requirements of this Article 33 and other applicable provisions of this Lease, Tenant may, at its sole cost and expense throughout the Term, install, maintain, repair, replace, alter and operate certain telecommunications equipment and supplemental HVAC equipment customarily used by tenants of Class A office buildings (collectively, the "Roof Top Equipment"), including such equipment as satellite dishes, on the roof of the Building in an area not to exceed 2,000 square feet, and transmission lines, wires, cables, risers and conduits (collectively, “Conduits”) through conduit space in the Building designated by Landlord for the operation of the Roof Top Equipment, (the Roof Top Equipment and the Conduits and any alterations thereto or replacements thereof being called herein collectively, the “Equipment”).
33.2    Tenant hereby covenants and agrees that the initial installation of the Equipment shall be subject to the provisions of, and shall constitute Major Work under, Section 7.5, provided, however, notwithstanding the provisions of Section 7.5, Landlord agrees not to unreasonably withhold, delay or condition its approval of Tenant’s initial installation of the Equipment. Tenant shall not alter or replace any of the Equipment after the initial installation thereof, unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (such approval shall not be unreasonably withheld, conditioned or delayed). Tenant hereby acknowledges and agrees that the provisions of Article 7 and Section

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8.3 shall also govern the installation, maintenance, repair, alteration and replacement of the Equipment to the extent such provisions are not inconsistent with the provisions of this Article 33.
33.3    Tenant hereby covenants and agrees that (i) Tenant shall, at its sole cost and expense, comply with all Legal Requirements (including, without limitation, Environmental Laws) and Insurance Requirements and procure and maintain all necessary permits and approvals required in connection with the operation, installation, maintenance, repair, alteration and replacement of the Equipment; (ii) the Equipment shall not adversely affect, undermine or interfere with the structure of the Building, the roof system of the Building, or any of the systems of the Building (including, without limitation, the electrical, plumbing, heating, ventilating, air conditioning and life safety systems); (iii) Tenant shall, at its sole cost and expense, promptly repair any damage (whether structural or non-structural) caused to the roof or any other portion of the Premises or its fixtures, equipment and appurtenances by reason of the installation, maintenance, repair, alteration, replacement or operation of the Equipment (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable, documented costs thereof within thirty (30) days after receipt of written demand therefor from Landlord, which demand shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice(s)); (iv) Tenant shall pay any additional or increased insurance premiums incurred by Landlord upon thirty (30) days written notice, which notice shall include reasonable evidence of the additional or increased insurance premiums, including a copy of any applicable invoice(s), and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with the Equipment; (v) the Equipment, and Tenant’s installation thereof, shall not invalidate any warranties or guarantees relating to the roof of the Building; (vi) Tenant shall cooperate, at Tenant’s cost and expense, with Landlord in connection with the maintenance, repair and replacement by Landlord of the roof of the Building in accordance with Landlord’s obligations under this Lease, including without limitation, by moving the Equipment, upon prior written notice from Landlord, to accommodate such maintenance, repair and replacement ; and (vii) the Equipment shall not vibrate, or cause vibrations in the Building, in a manner that damages, or may damage, the structure or other elements of the Building.
33.4    Notwithstanding anything to the contrary contained in this Lease, Tenant shall remove the Equipment upon the expiration or earlier termination of the Term and repair any damage to the roof of the Building or other portions of the Premises caused by the installation or removal of the Equipment, all at Tenant’s sole cost and expense or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the costs thereof within thirty (30) days after receipt by Tenant of Landlord’s written demand therefor. Any such demand for payment shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice(s) Landlord shall have no liability to repair or maintain the Equipment.
33.5    For the purpose of installing, maintaining, repairing, replacing, altering and operating the Equipment, Tenant shall have keyed access to the roof of the Building and access to the conduit spaces in the Building in which the Conduits are located at all times during the Term.
ARTICLE 34
GENERATOR

EXHIBIT 10.57

34.1    Subject to the requirements of this Article 34 and other applicable provisions of this Lease, Tenant may, at its sole cost and expense throughout the Term, install, maintain, repair, replace, alter and operate one or more emergency electric generators and related equipment (collectively, the "Generator") to provide a back-up electricity source for certain equipment used by Tenant in the Premises, within the area depicted on Schedule K attached hereto. Any Generator installed by Tenant pursuant to this Article 34 shall be in addition to the generator installed by Landlord as part of the Base Building/Site Work.
34.2    Tenant hereby covenants and agrees that the initial installation of the Generator shall be subject to the provisions of, and shall constitute Major Work under, Section 7.5. Tenant shall not alter or replace the Generator after the initial installation thereof, unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval may not be unreasonably withheld, conditioned or delayed). Tenant hereby acknowledges and agrees that the provisions of Sections 7.4, 7.5, 7.6, and 8.3 shall also govern the installation, maintenance, repair, alteration and replacement of the Generator.
34.3    Tenant hereby covenants and agrees that (i) Tenant shall, at its sole cost and expense, comply with all Legal Requirements (including, without limitation, Environmental Laws) and Insurance Requirements and procure and maintain all necessary permits and approvals required in connection with the operation, installation, maintenance, repair, alteration and replacement of the Generator; (ii) the Generator shall not adversely affect, undermine or interfere with the improvements and facilities on the Premises, including, without limitation, the electrical, plumbing, heating, ventilating, air conditioning and life safety systems); (iii) Tenant shall, at its sole cost and expense, promptly repair any damage (whether structural or non-structural) caused to the Premises or its fixtures, equipment and appurtenances by reason of the installation, maintenance, repair, alteration, replacement or operation of the Generator (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the costs thereof within thirty (30) days after receipt of written demand therefor from Landlord, which demand shall include reasonable evidence of the costs for which reimbursement is sought, including a copy of any applicable invoice(s)); (iv) Tenant shall pay any additional or increased insurance premiums incurred by Landlord upon thirty (30) days written notice, which notice shall include reasonable evidence of the additional or increased insurance premiums, including a copy of any applicable invoice(s), and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with the Generator; and (v) the Generator shall not vibrate, or cause vibrations in the Building, in a manner that damages, or may damage, the structure or other elements of the Building.
ARTICLE 35
FITNESS CENTER
35.1    Landlord and Tenant hereby acknowledge and agree that Tenant may use a portion of the Premises as a fitness center (the “Fitness Center”) for the exclusive use of Tenant and Tenant’s employees working at the Premises during the Term, subject to the provisions of this Article 35 and other applicable provisions of this Lease. Tenant shall operate, or contract with a reputable third-party operator to operate, the Fitness Center in a first-class, professional and

EXHIBIT 10.57

businesslike manner consistent with reputable business, health and safety standards and practices. Tenant shall maintain, or contract with a reputable third-party vendor to maintain all fixtures and equipment in the Fitness Center in good and safe working condition. Tenant may, in its sole and absolute discretion, hire physical trainers or other service providers to work at the Fitness Center and provide services to Tenant’s employees.
ARTICLE 36
CAFETERIA
36.1    Landlord and Tenant hereby acknowledge and agree that Tenant may use a portion of the Premises identified as a cafeteria (the “Cafeteria”) for the exclusive use of Tenant and Tenant’s Visitors, subject to the provisions of this Article 36 and other provisions of this Lease. Tenant shall operate, or contract with a reputable third-party operator to operate, the Cafeteria in a first-class, professional and businesslike manner consistent with reputable business, health and safety standards. Tenant shall maintain or cause to be maintained all fixtures and equipment in the Cafeteria in good and safe working condition. For the avoidance of doubt, the Cafeteria shall be used to service Tenant’s employees and other Tenant’s Visitors who are working at the Premises and not to service the general public or parties not associated with Tenant’s business conducted in the Premises.
ARTICLE 37
PARKING; SIGNAGE
37.1    Parking Spaces.
(a)    Throughout the Term, Tenant and Tenant’s Visitors shall have the right to use of (a) all of the automobile parking spaces to be constructed on the Land as part of the Base Building/Site Work (the “Parking Spaces”), as depicted on Sheet 5 of 17 of the Site Plans annexed hereto as Schedule J, subject to modifications of the Site Plans as permitted in Schedule B; and (b) all loading dock bays in the Building. Subject to modifications of the Site Plans as permitted in Schedule B, Landlord and Tenant acknowledge that the Site Plans show a total of nine hundred seven (907) parking spaces, which includes forty five (45) exterior “banked parking spaces” that may be constructed at Tenant’s option subject to and in accordance with Schedule B (the “Banked Parking”), and twenty one (21) covered parking spaces. Tenant’s right to use the Parking Spaces and loading dock bays shall be subject to the right of Landlord to use Parking Spaces and the loading dock bays from time to time in connection with the performance of Landlord’s obligations under this Lease. Landlord shall have no obligation to police the Parking Spaces or to otherwise enforce the parking rights granted to Tenant hereunder. Landlord shall have no liability to Tenant for any violation of these parking rights by any third party.
(b)    The Parking Spaces shall be used by Tenant and Tenant’s Visitors only for parking of automobiles in connection with Tenant’s business conducted in the Premises and for no other purposes. Landlord will have no liability for any damage to vehicles on the Premises or for any loss of property from within such vehicles, or for any injury suffered by Tenant’s employees or Tenant’s Visitors, except to the extent caused by Landlord or Landlord’s Agents negligence or willful misconduct.

EXHIBIT 10.57

(c)    Subject to the requirements of this Section 37.1(c) and other applicable provisions of this Lease, Tenant may, at its sole cost and expense and after the Commencement Date, pave over the detention basin on the Premises to provide for up to an additional fifty (50) parking spaces on the Premises (the “Additional Parking Area”). Tenant hereby covenants and agrees that the initial installation of the Additional Parking Area and related Alterations (including elimination of the detention basin and installation of any necessary replacement drainage facilities) shall be subject to the provisions of, and shall constitute Major Work under, Section 7.5, provided, however, notwithstanding the provisions of Section 7.5, Landlord agrees not to unreasonably withhold, delay or condition its approval of Tenant’s initial installation of the Additional Parking Area and the related Alterations. Tenant shall, at its sole cost and expense, comply with all Legal Requirements (including, without limitation, Environmental Laws) and Insurance Requirements and procure and maintain all necessary permits and approvals required in connection with the operation, installation, maintenance, repair, alteration and replacement of the Additional Parking Area and related Alterations.
(d)    Verizon Easement. Landlord and Tenant acknowledge that the Deed from Verizon New Jersey Inc. (“Verizon”) to Landlord, dated December 22, 2009, and recorded on December 29, 2009 in the Morris County Clerk’s Office in Deed Book 21462, Page 1297, by which the Premises was conveyed to Landlord, reserved to Verizon certain rights and easements over the Premises (the “Verizon Easement”). Landlord agrees that, after the date of this Lease, Landlord will (i) notify Verizon of Landlord’s performance of the Base Building/Site Work and the Finish Work; and (ii) use commercially reasonable efforts to obtain Verizon’s agreement (x) to relocate the “Parking Area” as defined in Paragraph 4(e) of the Verizon Easement to provide that the parking spaces that Verizon has the right to use shall be in the location shown on Schedule J annexed hereto or, if Verizon will not accept that location, in an alternative location on the Premises which is reasonably satisfactory to Landlord and Tenant, and (y) that Verizon shall not have the right to park vehicles on the driveways of the Premises or elsewhere on the Premises. If Verizon (a) denies Landlord’s request to modify the Verizon Easement, (b) does not grant the Landlord’s request to modify the Verizon Easement prior to the one hundred eightieth (180th) day after the Commencement Date, or (c) grants Landlord’s request to modify the Verizon Easement subject to any condition that is not reasonably acceptable to Landlord or Tenant, then Landlord shall have no further obligation to obtain Verizon’s agreement to modify the Verizon Easement. For the avoidance of doubt, Landlord shall have no obligation to make any payment to Verizon or grant any rights over the Premises to Verizon, except for the right to use parking spaces in the location shown on Schedule J (or in an alternative location approved by Landlord and Tenant) on terms and conditions consistent with those contained in the Verizon Easement (as modified by this provision). Upon request from Landlord, Tenant shall reasonably cooperate with Landlord in Landlord’s efforts to obtain Verizon’s agreement as set forth herein.
37.2    Signs. Subject to the provisions of this Section 37.2, Tenant shall have the right, to the extent permitted under Legal Requirements, at Tenant’s sole discretion and Tenant’s sole cost and expense, to install signs on the Land bearing Tenant’s name and/or logo, including, without limitation, one or more signs as elected by Tenant from time to time on the façade or exterior of the Building, monument signs, and signage at entry doors to the Building. Tenant shall maintain the signs and its name or logo on the signs in good condition throughout the Term. Tenant, at its sole cost and expense, shall be responsible for obtaining any required governmental permits and

EXHIBIT 10.57

approvals for such signage. The signs shall be consider “Major Work” and shall be completed in accordance with Article 7, including obtaining Landlord’s prior written approval, provided that, notwithstanding the provisions of Article 7, Landlord’s approval shall be limited to confirming that any signs affixed to the Building do not have an adverse affect on the Building or any of the systems or other elements thereof; it being agreed that Landlord shall have no right to object to the aesthetics of the sign.
ARTICLE 38
ADDITIONAL RENT ON ACCOUNT OF AMORTIZED ALLOWANCE

In consideration of Landlord agreeing to make the Amortized Allowance available to Tenant pursuant to Schedule C, Tenant shall pay to Landlord, as Additional Rent, in addition to all other amounts due under this Lease, the amounts set forth in this Article 38 (the “Amortization Rent”). Tenant shall pay the Amortization Rent, in the amount of $1,077,908.16 per annum, for each year of the Term in equal monthly installments, in advance, of $89,825.68, with such a monthly installment being paid to Landlord on each and every Rent Payment Date throughout the Term. If the Commencement Date is not a Rent Payment Date, the Amortization Rent installment for the month in which the Commencement Date occurs will be prorated and Tenant shall pay such prorated amount to Landlord on the Commencement Date. For the avoidance of doubt, Tenant shall pay the full Amortization Rent in accordance with this Article 38 regardless of whether Tenant exhausts the Amortized Allowance pursuant to Schedule C.
ARTICLE 39
ADDITIONAL GUARANTOR

If at any time a Credit Affiliate has a published credit rating by Moody’s or its successor that exceeds the then published credit rating of Realogy Corporation by Moody’s or its successor (or the credit rating of the Credit Affiliate that is then the Guarantor, if Realogy Corporation has previously been replaced as Guarantor pursuant to this Article 39), then Landlord shall have the right, by notice given to Tenant at any time thereafter, to require such Credit Affiliate to execute and deliver to Landlord a guaranty of all of the Tenant’s obligations under this Lease. Within twenty (20) days after Landlord delivers any such notice, Tenant shall cause the Credit Affiliate to execute and deliver to Landlord a guaranty in substantially the same form as the Guaranty received from Realogy Corporation (with any deviations from such form being subject to Landlord’s reasonable approval), and, thereafter, the Guaranty that was previously in effect shall be of no further force and effect with respect to obligations under this Lease arising on or after the date the Credit Affiliate executes and delivers a Guaranty pursuant to this Article 39. Thereafter, in the event that at any time or from time to time a different Credit Affiliate shall have a higher credit rating as published by Moody’s or its successor than the then current Guarantor, the provisions of this Article 39 shall apply and Landlord shall have the right to require that the Guaranty be replaced by the guaranty of such other Credit Affiliate. Within twenty (20) days after receiving any request from Landlord from time to time, Tenant shall identify any entity which is a Credit Affiliate and shall provide Landlord with reasonable evidence of the credit rating of such Credit Affiliate. If Moody’s or its successor no longer exists, the rating agency used pursuant to this Article 39 shall be another reputable rating agency selected by Landlord.

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EXHIBIT 10.57

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	Landlord: 175 PARK AVENUE, LLC By: Hampshire Partners Fund VIII, L.P., Its Sole Member By: Hampshire Partners VIII, LLC, Its General Partner
/s/ Kim Sterba-Reynolds	By: /s/ James E. Hanson II James E. Hanson II President
WITNESS:	Tenant: REALOGY OPERATIONS LLC
/s/ Seth Truwit	By: /s/ David J. Weaving David J. Weaving Executive Vice President & Chief Administrative Officer

EXHIBIT 10.57

SCHEDULE A

LEGAL DESCRIPTION OF LAND
ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Madison, County of Morris, State of New Jersey, and being more particularly described as follows:
BEGINNING at the intersection of the easterly sideline of Park Avenue (variable width) with the northerly sideline of Chateau Thierry Avenue (60.00 feet wide) as described in deed recorded in the Morris County Clerk's Office in Deed Book 2366 Page 821.

(1)
along the aforementioned easterly sideline of Park Avenue, North 33 degrees 16 minutes 29 seconds West, 668.83 feet to a concrete monument found, said monument being shown on a map entitled "Preliminary/Final Plat, ROCK-GW, LLC, Lots 1 & 1.01 Block 1401, Borough of Florham Park, Lot 1, 1.01, & 1.02 Block 1402, Borough of Florham Park, Lot 1 Block 0401, Borough of Madison, Morris County, New Jersey", dated September 15, 2006 and revised December 4, 2006 and filed in the Morris County Clerk's Office December 13, 2006 in Map Book 7, Page 7-1; thence

(2)	along the southerly line of Lot 1, Block 0401 as shown on the aforementioned map, North 82 degrees 53 minutes 16 seconds East, 1,444.70 feet; thence along the former centerlines of public streets now vacated per Ordinance No.: 23-79 of the Borough of Madison, County of Morris, State of New Jersey, adopted and approved December 10, 1979 and along the westerly lines of land shown on a map entitled "Madison Common" which is filed in the Morris County Clerk's Office as Map No.: 3928 the following five (5) courses,

(3)	South 14 degrees 47 minutes 21 seconds East, 274.72 feet; thence

(4)	South 75 degrees 12 minutes 39 seconds West, 64.97 feet to a point of curvature; thence,

(5)	along a curve to the left having a radius of 35.67 feet, a central angle of 86 degrees 17 minutes 00 seconds and an arc length of 53.72 feet to a point of tangency; thence

(6)	South 11 degrees 04 minutes 21 seconds East, 120.98 feet; thence

(7)	South 72 degrees 45 minutes 39 seconds West, 317.04 feet to a point of non-tangent curvature intersecting the northerly sideline of the aforementioned Chateau Thierry Avenue; thence

(8)
along said sideline and along a non-tangent curve to the left having a radius of 543.63 feet, a central angle of 20 degrees 39 minutes 55 seconds, an arc length of 196.08 feet and a chord bearing and distance of South 83 degrees 05 minutes 46 seconds West, 195.01 feet to a point of non-tangency; thence

(9)	still along said sideline, South 72 degrees 45 minutes 39 seconds West, 601.91 feet to the point or place of Beginning.

Schedule A -1

EXHIBIT 10.57

SCHEDULE B

BASE BUILDING/SITE WORK
1.    (a) Tenant hereby acknowledges that it has reviewed and approved the following documents (such documents, as they may be modified in accordance with the provisions hereof, are collectively referred to as the "Final Building and Site Plans"): (i) the site plans (“Site Plans”) for the Premises, which include the Revised Parking Plan and Related Site Plan Changes, which are referenced on Schedule B-1; (ii) the architectural and engineering working drawings for the Building’s core and shell (the “Architectural Plans”), which also reflect the Revised Parking Plan and Related Site Plan Changes, referenced on Schedule B-2, and (iii) the specifications annexed hereto as Schedule B-3. The work shown on the Final Building and Site Plans is hereinafter referred to as the "Base Building/Site Work".
(b) (i) Landlord shall have the right to make modifications to the Final Building and Site Plans in connection with seeking the Approvals or otherwise, provided that any material modifications shall require Tenant’s approval, which shall not be unreasonably withheld, delayed or conditioned provided that such modifications do not materially deviate from the Final Building and Site Plans and do not materially impact the aesthetics of the Building. Within ten (10) Business Days after receiving any request from Landlord for approval of any modification to the Final Building and Site Plans, together with a description of the modification and copies of revised plans reflecting the modification, Tenant shall provide Landlord with notice approving or disapproving the modification. Any notice of disapproval shall state with reasonable specificity changes which would be necessary to make the modifications acceptable to Tenant. Regardless of whether Tenant’s approval is required, Landlord shall keep Tenant apprised of modifications to the Final Building and Site Plans through regular project meetings or through other reasonable means.
(ii) If the Approvals are not obtained by the last day of the Approval Period and Tenant has not elected to terminate this Lease pursuant to Section 2.7 of this Lease, then Landlord shall at any time thereafter have the right to discontinue seeking the Approvals and shall have the right to modify the Final Building and Site Plans to eliminate the Revised Parking Plan and Related Site Plan Changes. To effectuate such modifications to the Final Building and Site Plans, Landlord shall, without the need for obtaining Tenant’s approval, substitute, (a) in lieu of the Site Plans, the site plans for which Landlord previously obtained site plan approval and which are referenced in Schedule G annexed to this Lease and (b) in lieu of the Architectural Plans, the architectural and engineering working drawings for the Building’s core and shell referenced on Schedule G. Tenant acknowledges that if Landlord makes the substitutions of plans contemplated by this subsection (ii), the Rentable Size of the Building will be deemed to be 280,000 square feet instead of 270,000 square feet (an increase of 10,000 square feet). Within ten (10) days after receiving any request therefor from Landlord, Tenant shall enter into an amendment to this Lease (in form reasonably satisfactory to Landlord and Tenant) which (v) confirms the substitution of the plans pursuant to this subsection (ii), (w) confirms that the Rentable Size of the Building is deemed to be 280,000 square feet, (x) increases the annual Basic Rent and monthly Basic Rent set forth in Section (8) of the Basic Lease Provisions (based on the rental rates set forth therein) to reflect the increase in the size of the Building, (y) adjusts the Finish Work Allowance to equal $18,300,000.00 (the Amortized Allowance shall not change), and (z) contains such other reasonable provisions relating to the modifications effectuated by this clause (ii) as Landlord requires.

Schedule B -1

EXHIBIT 10.57

(c) Tenant’s failure to timely provide any notice or response required under Section 1(a) or 1(b) shall be deemed to be a Tenant Delay to the extent of actual delay.
(d) Notwithstanding anything to the contrary contained in the Lease, all notices regarding modifications to the Final Building and Site Plans pursuant to Section 1(b)(i) above shall be sent via one of the methods set forth in Article 26, to the following addresses (in lieu of the notice addresses set forth in Items 16 and 17 of the Basic Lease Provisions):
To Landlord:

Kim Stirba-Reynolds
Senior Investment Manager
The Hampshire Companies, LLC
83 South Street
Morristown, NJ  07960

With a copy to:

Dean Conrad
The Hampshire Companies, LLC
20 Church Street
Hartford, Connecticut 06103

To Tenant:

Frank Edwards
Executive Managing Director
Colliers International NY LLC
    380 Madison Avenue
New York, New York 10017

With a copy to:

Schedule B -2

EXHIBIT 10.57

Thomas F. McGovern
Vice President
Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054

    2.    Either prior to or promptly after (i) Landlord’s receipt of the Approvals, and (ii) Landlord’s receipt of all required construction permits for the construction of Base Building/Site Work, Landlord agrees to commence, through a contractor or contractors to be engaged by it, the construction of Base Building/Site Work. Landlord agrees further to proceed with such construction with due dispatch (subject to any Excusable Delay), to cause Base Building/Site Work to be constructed in accordance with the Final Building and Site Plans, in a good and workmanlike manner and in accordance with applicable Legal Requirements, including, without limitation, the ADA. For the avoidance of doubt, if an Event of Default occurs and is continuing, Landlord shall have no obligation to proceed with the Base Building/Site Work (or any of its obligations relating thereto) during the occurrence of such Event of Default, and such delay in the performance of the Base Building/Site Work shall be accounted for as a Tenant Delay. Tenant acknowledges that the Base Building/Site Work has already been commenced, but that Landlord requires the Approvals and construction permits in order to alter the Base Building/Site Work to incorporate the Revised Parking Plan and Related Site Plan Changes.
3.    Landlord agrees that Base Building/Site Work shall be free from defects in materials and/or workmanship for a period of one (1) year from the Commencement Date. If any such defects arise during such one (1) year period, and if Tenant has given Landlord a notice describing in reasonable detail such defects before the first (1st) anniversary of the Commencement Date (time being of the essence with respect thereto), then Landlord agrees to repair and/or correct such defects in materials or workmanship at its sole cost and expense within thirty (30) days after its receipt of Tenant’s notice or such longer period as may be reasonably required. Notwithstanding the foregoing, if any latent defects in materials and/or workmanship arise before the second (2nd) anniversary of the Commencement Date and such latent defects were not reasonably discoverable within one (1) year of the Commencement Date, Tenant shall have the right to give Landlord a notice describing in reasonable detail such latent defects before the second (2nd) anniversary of the Commencement Date (time being of the essence with respect thereto), and Landlord shall repair and/or correct such latent defects in materials or workmanship at its sole cost and expense within thirty (30) days after its receipt of Tenant’s notice or such longer period as may be reasonably required. Without limiting Landlord’s obligations under this Lease, Landlord shall obtain the warranties identified in Schedule B-4 with respect to the Base Building/Site Work.
4.    Landlord and Tenant acknowledge that the Site Plans contemplate forty five (45) Banked Parking spaces, which may be constructed in connection with the Base Building/Site Work, subject to Landlord obtaining the Approvals. Assuming the Approvals are obtained prior to the expiration of the Approvals Period, Tenant may, by notice given to Landlord on or prior to February 1, 2012, elect to require Landlord to construct the Banked Parking in connection with the

Schedule B -3

EXHIBIT 10.57

Base Building/Site Work, time being of the essence with respect to such notice. If Tenant does not timely give the notice electing for Landlord to construct the Banked Parking, then Landlord shall not be obligated to construct the Banked Parking, it being understood that in that event the Base Building/Site Work performed by Landlord will not include the Banked Parking. If Tenant elects to require Landlord to construct the Banked Parking, then Tenant shall be responsible for fifty percent (50%) of the costs of the Banked Parking, up to a maximum of $250,000.00 to be contributed by Tenant. Tenant shall pay such amount to Landlord on or before the later to occur of (i) thirty (30) days after the Commencement Date, or (ii) thirty (30) days after Tenant receives a request for payment from Landlord, which request shall include a statement of the costs for which reimbursement is sought and reasonable evidence of such costs, including copies of applicable invoices. In lieu of paying such amount directly to Landlord, Tenant may elect for Landlord to apply any unexhausted portion of the Finish Work Allowance or the Amortized Allowance against the fee payable pursuant to this Section 4 by notice thereof given to Landlord prior to the due date of the payment. If Landlord receives such notice, Landlord shall deduct the amount payable pursuant to this Section 4 from the unexhausted Finish Work Allowance or the Amortized Allowance, as the case may be. The term “costs of the Banked Parking”, as used in this Section 4, shall mean all costs and expenses incurred by Landlord in constructing the Banked Parking spaces, including, without limitation, the cost of materials and labor, general conditions costs, overhead and profit, third party construction management fees, and permit and inspection fees and architects’ and engineers’ fees incurred in connection with the construction of the banking parking spaces and related improvements. For the avoidance of doubt, if the Final Building and Site Plans are modified to eliminate the Revised Parking Plan and Related Site Plan Changes, then Landlord shall not be required to construct the Banked Parking spaces. Any amounts paid by Tenant pursuant to this Section 4 shall be reimbursed to Tenant if Tenant elects to terminate this Lease pursuant to Section 2.2(d)(iii) of this Lease.

Schedule B -4

EXHIBIT 10.57

SCHEDULE B-1

REFERENCE TO SITE PLANS

“PRELIMINARY & FINAL MAJOR SITE PLAN, 175 PARK AVENUE, 175 PARK AVENUE, LLC, BLOCK 401 – LOT 2, TAX MAP SHEET 4, BOROUGH OF MADISON, MORRIS COUNTY, NEW JERSEY” prepared by Birdsall Services Group, dated July 15, 2010 and last revised September 19, 2011 and consisting of 17 sheets.

Schedule B -1 -1

EXHIBIT 10.57

SCHEDULE B-2

REFERENCE TO WORKING DRAWINGS AND SPECIFICATIONS

Schedule B - 2 -1

EXHIBIT 10.57

SCHEDULE B-3

SPECIFICATIONS FOR BASE BUILDING

Schedule B -3 -1

EXHIBIT 10.57

SCHEDULE B-4

WARRANTIES FOR BASE BUILDING/SITE WORK

Schedule B - 4 -1

EXHIBIT 10.57

SCHEDULE C

FINISH WORK
1.In addition to the Base Building/Site Work, Landlord shall perform, through the General Contractor, at Tenant’s cost and expense (subject to Landlord’s application of the Finish Work Allowance and the Amortized Allowance in accordance with this Schedule C), the interior improvement and finish work to the Building (the “Finish Work”) in accordance with the Working Plans (as defined below).
2.    (a) As promptly as practicable after the date of this Lease, but in no event later than March 1, 2012, Tenant shall deliver to Landlord four (4) sets of working plans and specifications for interior non-structural improvements and finish prepared in conformity with the Final Building and Site Plans (as they may be modified pursuant to Schedule B) and the Approvals (if they are obtained) and other existing permits and approvals and incorporating the LEED Silver Certification related elements specified on Schedule C-1, and which working plans and specifications shall: (i) be prepared and stamped by a licensed professional engineer and/or architect both of whom have been approved by Landlord, such approval not to be unreasonably withheld; (ii) be in compliance with all applicable Legal Requirements; including, without limitation, the ADA, and (iii) include, without limitation, construction working drawings, mechanical, electrical, and plumbing drawings (MEPs), fire protection system, safety systems, and other technical specifications, and the finishing details, including without limitation, a list of the types and quality of materials to be used in constructing the Finish Work, including Tenant’s selection of finishes, wall finishes, colors and technical and mechanical equipment installation, detailing installation of the Finish Work. Landlord shall notify Tenant whether it approves or disapproves of such working plans and specifications within twenty (20) Business Days after Landlord’s receipt thereof. Landlord shall not unreasonably withhold such approval. If Landlord determines, in good faith, that elements of the work reflected on the working plans and specifications cannot be practicably completed before October 1, 2012 (such elements, the “Delay Elements”) due to long lead time requirements or for any other reason (except for reason of Landlord’s failure to diligently prosecute the Base Building/Site Work), then in any notice to Tenant approving or disapproving of the working plans and specifications, Landlord will notify Tenant of such Delay Elements and advise Tenant of Landlord’s good faith determination of the delay beyond October 1, 2012 that will occur in completing the Finish Work due to such Delay Elements. The anticipated period of delay beyond October 1, 2012 as determined by Landlord pursuant to the previous sentence, plus the period of any additional delay (i.e., delay beyond Landlord’s initial determination) in completing the Finish Work that is outside of Landlord’s reasonable control and occurs as a result of the Delay Elements, shall be hereinafter collectively referred to as the “Working Plans Delay”. The Working Plans Delay shall be deemed to be a Tenant Delay; provided, however, Working Plans Delay shall not be subject to Section 29.10 of this Lease, it being understood that Landlord’s good faith determination of the period of any Working Plans Delay shall be binding on Tenant. If, at the time Landlord gives Tenant notice of the Delay Elements, Landlord has Actual Knowledge of alternatives to the Delay Elements of comparable quality that will materially shorten the period of the Working Plans Delay, then Landlord shall advise Tenant of such alternatives at the same time it advises Tenant of the existence of the Delay Elements. Any notice of disapproval (each, a “Revision Notice”) shall state with reasonable specificity any revisions that are necessary to make the plans and specifications acceptable to Landlord. If Landlord gives

Schedule C -1

EXHIBIT 10.57

a Revision Notice, Tenant shall make the revisions specified by Landlord or alternate revisions reasonably satisfactory to Landlord and shall resubmit the revised plans and specifications to Landlord within five (5) Business Days of Tenant’s receipt of the Revision Notice. Further, if Landlord gives Tenant an approval notice in which it advises Tenant of any Delay Elements, Tenant shall have the right, within five (5) Business Days of Tenant’s receipt of such approval notice, to resubmit revised plans and specifications to Landlord which eliminate any or all of the Delay Elements. Landlord shall approve or disapprove (through a Revision Notice), and identify new Delay Elements included within, such revised working plans and specifications within five (5) Business Days after Tenant submits the same to Landlord. The review and resubmission procedure of the preceding four sentences shall be repeated until Landlord has approved the working plans and specifications required for the Finish Work and, if such approved working plans and specifications include Delay Elements, until Tenant has not timely resubmitted revised plans and specifications to eliminate the Delay Elements. Landlord’s approval shall be evidenced by endorsement to that effect on one set of the working plans and specifications and the return of such signed set to Tenant. The working plans and specifications approved by Landlord are hereinafter referred to as the “Working Plans”. If Tenant fails to take any action within the time periods specified in this Schedule C, such delay (beyond the applicable time period set forth herein) shall be accounted for as a Tenant Delay to the extent of actual delay.
(b)    If Tenant desires any changes to the Working Plans, Tenant shall submit such proposed changes to Landlord, including revised working plans and specifications for the proposed changes, requesting Landlord’s approval of the changes, which approval shall not be unreasonably withheld or conditioned. Within five (5) Business Days after receipt of any proposed changes and request from Tenant, Landlord shall approve or reject such changes and, if rejecting such changes, shall state the reasons for such rejection and, if applicable, suggest revisions which could be made to make the proposed changes acceptable to Landlord. Landlord shall, upon granting of any approval for any changes, provide Tenant with a written change order specifying (i) the amount of additional anticipated cost arising therefrom (all such additional costs being referred to herein as “Additional Construction Cost”), and (ii) Landlord’s estimate of the amount of additional time, if any, required by Landlord to implement and complete such changes, taking into account any efficiencies which may result from the changes (the “Time Delay”), which Time Delay shall be accounted for as a Tenant Delay, to the extent of actual net delay, after accounting for any such efficiencies achieved by Landlord. Tenant reserves the right to approve the estimated Additional Construction Cost and estimated Time Delay within three (3) Business Days of the date Landlord provides the change order to Tenant. If Tenant fails to grant its approval by signing the written change order and returning it to Landlord within such three (3) Business Day period, then Tenant will be deemed to have withdrawn its request for such changes. Any delays in constructing the Finish Work associated with changes requested by Tenant, whether or not those changes are ultimately made by Landlord, will be accounted for as a Tenant Delay, to the extent of actual net delay, after accounting for any efficiencies achieved by Landlord as a result of implementing the changes. Upon request from Tenant for such information, Landlord shall advise Tenant whether it anticipates that a request for any change made by Tenant (as opposed to the implementation of the change) will result in a delay. In the event of a rejection by Landlord of any proposed changes, Tenant may revise such changes and re-submit them pursuant hereto. All plans submitted by Tenant to Landlord must be signed and sealed and in proper and sufficient form for Landlord to obtain all necessary permits and approvals to construct the Premises in accordance with such plans. All change order requests and information

Schedule C -2

EXHIBIT 10.57

pertaining thereto shall be conveyed to Landlord by Frank Edwards, Tenant’s designated representative in this regard.
(c)    If, in connection with the preparation of the Working Plans or during the performance of the Finish Work, Tenant desires to make modifications to elements of the Building’s core and shell which have not yet been constructed or installed, Tenant shall submit such proposed changes to Landlord, including detailed working plans and specifications for the proposed changes in form reasonably acceptable to Landlord, requesting Landlord’s approval of the changes, which approval shall not be unreasonably withheld or conditioned, provided the proposed changes do not (x) materially deviate from the Final Building and Site Plans (except that an additional elevator will not be subject to this clause (x)), (y) in Landlord’s good faith judgment, result in a material delay in completion of the Base Building/Site Work or the Finish Work (except that an additional elevator will not be subject to this clause (y)), or (z) require that Landlord obtain any additional or amended permits and approvals (other than construction permits or other operational related permits that are not a condition to construction). Within five (5) Business Days after receipt of any proposed changes and request from Tenant, Landlord shall approve or reject such changes and, if rejecting such changes, shall state the reasons for such rejection and, if applicable, suggest revisions which could be made to make the proposed changes acceptable to Landlord. Landlord shall, upon granting of any approval for any changes, provide Tenant with a written change order specifying (i) the amount of additional anticipated cost arising therefrom and (ii) Landlord’s estimate of the amount of additional time, if any, required by Landlord to implement and complete such changes, taking into account any efficiencies which may result from the changes, which time delay shall be accounted for as a Tenant Delay, to the extent of actual net delay, after accounting for any such efficiencies achieved by Landlord. Tenant reserves the right to approve the estimated additional costs and estimated time delay within three (3) Business Days of the date Landlord provides the change order to Tenant. If Tenant fails to grant its approval by signing the written change order and returning it to Landlord within such three (3) Business Day period, then Tenant will be deemed to have withdrawn its request for such changes. If Tenant grants its approval by signing the written change order and returning it to Landlord within such period, then the changes reflected in such change order shall be a part of the Base Building/ Site Work performed by Landlord (and the Final Building and Site Plans shall be deemed modified to incorporate such changes); provided, however, all costs and expenses incurred by Landlord in connection with such changes shall be paid by Tenant (as if such costs were costs of the Finish Work) (subject to Landlord’s application of the Finish Work Allowance and the Amortized Allowance in accordance with this Schedule C). Any delays in constructing the Base Building/Site Work or Finish Work associated with changes requested by Tenant, whether or not those changes are ultimately made by Landlord, will be accounted for as a Tenant Delay, to the extent of actual net delay, after accounting for any efficiencies achieved by Landlord as a result of implementing the changes. Upon request from Tenant for such information, Landlord shall advise Tenant whether it anticipates that a request for any change made by Tenant (as opposed to the implementation of the change) will result in a delay. In the event of a rejection by Landlord of any proposed changes, Tenant may revise such changes and re-submit them pursuant hereto. All plans submitted by Tenant to Landlord must be signed and sealed and in proper and sufficient form for Landlord to obtain all necessary permits to construct the Premises in accordance with such plans. All change order requests and information pertaining thereto shall be conveyed to Landlord by Frank Edwards, Tenant’s designated representative in this regard. Within twenty (20) days after receiving any request from Landlord, Tenant shall pay to Landlord an amount equal to all reasonable

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costs and expenses incurred by Landlord to review and consider any such change request made by Tenant, regardless of whether or not the change is implemented.
(d) Notwithstanding anything to the contrary contained in the Lease, all notices from Landlord or Tenant required or permitted to be given pursuant to this Section 2 shall be sent via one of the methods set forth in Article 26, to the following addresses (in lieu of the notice addresses set forth in Items 16 and 17 of the Basic Lease Provisions):
To Landlord:

Kim Stirba-Reynolds
Senior Investment Manager
The Hampshire Companies, LLC
83 South Street
Morristown, NJ  07960

With a copy to:

Dean Conrad
The Hampshire Companies, LLC
20 Church Street
Hartford, Connecticut 06103

To Tenant:

Frank Edwards
Executive Managing Director
Colliers International NY LLC
    380 Madison Avenue
New York, New York 10017

With a copy to:

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Thomas F. McGovern
Vice President
Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054

3.    Landlord shall use Tishman Construction Corporation of New Jersey (the “General Contractor”) as general contractor for the Finish Work. Landlord shall cause General Contractor to bid all trades of the Finish Work to three (3) subcontractors and shall forward copies of such bids to Tenant; provided, however, Landlord shall not be required to get three (3) bids from subcontractors for the installation of the fire suppression system if Landlord selects the same subcontractor that performed the fire suppression work with respect to the Base Building/Site Work. After the trades of the Finish Work have been bid, Landlord shall, as part of the basis for determining the lump sum price, use the lowest responsive qualified bid for each trade (taking into account factors such as the bidder’s price, experience, prior relationship with the General Contractor and Landlord, logistics and efficiency to timely complete the Finish Work) to enter into a lump sum change order to Landlord’s existing contract with General Contractor covering the Base Building/Site Work, dated March 29, 2011, to provide for the Finish Work. Thereafter, General Contractor shall have the right to select any qualified subcontractor to perform the Finish Work; provided that the lowest responsive qualified bid, as set forth above, is utilized in connection with entering into the lump sum change order. After the Working Plans are approved by Landlord, the Base Building/Site Work has been completed to an appropriate level as determined by Landlord, and Landlord has obtained necessary permits, Landlord shall commence to construct the Finish Work and thereafter shall diligently pursue the completion of the Finish Work, subject to Excusable Delay. For the avoidance of doubt, if an Event of Default occurs, Landlord shall have no obligation to proceed with the Finish Work (or any of its obligations relating thereto) during the occurrence of such Event of Default, and such delay in the performance of the Finish Work shall be accounted for as a Tenant Delay.
4.    Tenant shall pay to Landlord a construction management fee in the amount of $250,000.00 in consideration of Landlord’s performing the services set forth in this Schedule C with respect to the Finish Work, which fee shall be payable as follows: (i) $125,000.00 shall be payable within thirty (30) days of invoicing, but no earlier than thirty (30) days following the execution of this Lease by Tenant and (ii) $125,000.00 shall be payable within thirty (30) days of invoicing, but no earlier than thirty (30) days following the Commencement Date. Notwithstanding the foregoing, Tenant may elect for Landlord to apply any unexhausted portion of the Finish Work Allowance or the Amortized Allowance against either or both installments of the construction management fee payable pursuant to this Section 4 by notice thereof given to Landlord prior to the due date of the applicable installment. If Landlord receives such notice, Landlord shall deduct the portion of the management fee specified by Tenant from the unexhausted Finish Work Allowance or the Amortized Allowance, as the case may be.
5.    Landlord agrees that Finish Work shall be free from defects in materials and/or workmanship for a period of one (1) year from the Commencement Date. If any such defects arise

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during such one (1) year period, and if Tenant has given Landlord a notice describing in reasonable detail such defects before the first (1st) anniversary of the Commencement Date (time being of the essence with respect thereto), then Landlord agrees to repair and/or correct such defects in materials or workmanship at its sole cost and expense within thirty (30) days after its receipt of Tenant’s notice or such longer period as may be reasonably required. Notwithstanding the foregoing, if any latent defects in materials and/or workmanship arise before the second (2nd) anniversary of the Commencement Date and such latent defects were not reasonably discoverable within one (1) year of the Commencement Date, Tenant shall have the right to give Landlord a notice describing in reasonable detail such latent defects before the second (2nd) anniversary of the Commencement Date (time being of the essence with respect thereto), and Landlord shall repair and/or correct such latent defects in materials or workmanship at its sole cost and expense within thirty (30) days after its receipt of Tenant’s notice or such longer period as may be reasonably required. Without limiting Landlord’s obligations under this Lease, Landlord shall procure warranties in connection with the Finish Work from equipment manufacturers as well as the General Contractor and its subcontractors which, in Landlord’s good faith determination, after consultation with Tenant, are consistent with the warranties generally obtained on commercially reasonable terms in connection with the construction of class ‘A’ office buildings in Northern, New Jersey (“Customary Finish Work Warranties”). At the appropriate time, as determined by Landlord, after Landlord has commenced construction of the Finish Work, Landlord shall provide Tenant with a description of the Customary Finish Work Warranties which it intends to procure.
6.     (a)    Landlord shall bear the costs of performing the Finish Work in accordance with this Schedule C up to a maximum equal to $27,700,000.00, which is comprised of the sum of the following (a) up to $17,700,000.00 (the “Finish Work Allowance”), plus (b) $10,000,000.00 (the “Amortized Allowance”). The Finish Work Allowance or the Amortized Allowance, as the case may be, shall be reduced by (i) the Banked Parking related costs if Tenant elects to satisfy such costs by application of the applicable allowance pursuant to Section 4 of Schedule B of this Lease, (ii) any costs and expenses relating to changes to the Base Building/Site Work pursuant to Section 2(c) above, (iii) any portion of the construction management fee which Tenant elects to satisfy by application of the applicable allowance pursuant to Section 4 above and (iv) application against any other costs permitted hereunder. The costs set forth in clauses (i)-(iv) of the previous sentence shall be applied first against the Finish Work Allowance, until the Finish Work Allowance is exhausted, and then against the Amortized Allowance.
(b)    (i)    Subject to Section 6(b)(ii), the Finish Work Allowance shall be applied by Landlord against costs of the Finish Work until fully exhausted, and then the Amortized Allowance shall be applied against costs of the Finish Work to the extent they exceed the Finish Work Allowance. At any time and from time to time (but not more frequently than monthly ) after Landlord has incurred costs in connection with the Finish Work that exceed the sum of the Finish Work Allowance plus the Amortized Allowance (all such excess amounts being called the “Excess Finish Costs”), Landlord shall have the right to give Tenant a statement (a “Finish Work Statement”) setting forth the amounts of the costs of the Finish Work then incurred and providing reasonable evidence of such costs, including a copy of any applicable invoices; provided that if evidence of costs is provided with a Finish Work Statement, then Landlord shall not be required to show evidence of those same costs in any subsequent Finish Work Statements. Within thirty (30) days after receiving any such Finish Work Statement, Tenant shall pay to Landlord, as Additional Rent, the amount of the Excess Finish Costs reflected therein, less an amount equal to all amounts,

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if any, previously paid by Tenant to Landlord on account of such Excess Finish Costs pursuant to this Section 6(b)(i). The term “costs”, as used in this Section 6, shall mean all costs incurred by Landlord to perform the Finish Work, including, without limitation, the cost of the materials and labor, general conditions, overhead and profit, permit and inspection fees, and architects’ and engineers’ fees. For the purposes of this Section 6, the Finish Work includes, without limitation, all work, alterations, improvements, equipment, fixtures and other facilities installed, performed or constructed in connection with the Finish Work.
(ii)    Landlord shall maintain separate records of the costs of performing the Finish Work within the Amenities Area (the “Amenities Area Costs”). If the Working Plans are consistent with Amenities Area Space Plan and the Amenities Finish Work Specifications, then, notwithstanding the provisions of Section 6(b)(i), Landlord shall not apply any Amenities Area Costs in excess of $1,500,000.00 against the Finish Work Allowance and/or the Amortized Allowance or include any of such excess costs in a Finish Work Statement, it being agreed that Landlord shall be responsible for the payment of such excess costs. If the Working Plans deviate in quantity or quality or in any other respect from the Amenities Area Space Plan or the Amenities Finish Work Specifications (including, without limitation, any deviations resulting from a change pursuant to Section 2(b)) and such deviations result in an increase in the Amenities Area Costs then, any such additional Amenities Area Costs (i.e., the amount by which the Amenities Area Costs increase as a result of the deviation as reasonably determined by Landlord) shall be applied against the Finish Work Allowance and/or Amortized Allowance and, if such allowances are fully exhausted, shall be deemed to be Excess Finish Costs, in each case, as set forth in Section 6(b)(i) and regardless of whether or not Landlord has incurred Amenities Areas Costs in excess of $1,500,000.00. Without limiting the foregoing, if the costs of the fitness center equipment and the audio/visual equipment within the Amenities Area exceed the applicable allowance for such items set forth in the Amenities Finish Work Specifications (which allowance is $50,000.00 for the fitness center equipment and $35,000.00 for the audio/visual equipment), the amount by which the costs of such items exceed the applicable allowance shall also be applied against the Finish Work Allowance and/or Amortized Allowance and, if such allowances are fully exhausted, shall be deemed to be Excess Finish Costs, in each case, as set forth in Section 6(b)(i) and regardless of whether or not Landlord has incurred Amenities Areas Costs in excess of $1,500,000.00.
(c)    (i) If the entire Finish Work Allowance and Amortized Allowance are not exhausted through application against Landlord’s costs of the Finish Work pursuant to Sections 6(a) or 6(b)(i) or by application against Tenant’s cure costs pursuant to Section 7 or by application against any other costs permitted hereunder, then, after the Finish Work is completed or Tenant has submitted its final request for payment under Section 7, any unexhausted portion thereof may be applied to reimburse Tenant for the out of pocket costs actually paid by Tenant for furniture, trade fixtures and office equipment for the Premises (“FF&E”) and for the out of pocket costs paid by Tenant in connection with any other Alterations performed by or on behalf of Tenant in the Premises (the foregoing items are hereinafter referred to as “Reimbursable Items”) in accordance with and subject to this Section 6(c) and Section 6(d); provided, however, Tenant shall not be permitted to apply more than $3,000,000.00 of the unexhausted Amortized Allowance against costs of FF&E (the aggregate amount of any unexhausted Finish Work Allowance and/or Amortized Allowance is called the “Available Unexhausted Allowance”). If, after Landlord completes the Finish Work, the entire Finish Work Allowance and Amortized Allowance are not exhausted as set forth herein, Landlord shall, as soon as reasonably practicable thereafter, give Tenant a statement setting forth

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EXHIBIT 10.57

the amount of the costs (as defined in Section 6(b)(i)) of the Finish Work and any other costs which were applied against the Finish Work Allowance and/or the Amortized Allowance in accordance with the provisions hereof (and providing reasonable evidence of such costs, including a copy of any applicable invoices) and the amount of the corresponding Available Unexhausted Allowance.
(ii)    If Tenant desires to draw upon the Available Unexhausted Allowance on account of Reimbursable Items, Tenant shall submit to Landlord, after the final Finish Work Statement has been issued, at any time and from time to time (but not more frequently than monthly) an application for payment (“Application for Payment”). Any Application for Payment shall include (i) a description of the FF&E purchased, or work or services performed for which payment is being requested, (ii) with respect to Alterations, a statement from Tenant's architect or engineer, as applicable, certifying that the work with respect to which payment is sought has been completed in accordance with the plans and specifications approved by Landlord and all applicable Legal Requirements, (iii) a statement of the costs for which payment is sought and reasonable evidence thereof, including a copy of applicable invoices and evidence of the payment thereof, and (iv) with respect to Alterations (which, for the avoidance of doubt, does not include any personal property or moveable trade fixtures purchased by Tenant), releases of Liens from all Major Contractors and Suppliers with respect to all work or materials furnished through the date of the Application for Payment; provided, however, if Landlord has reimbursed Tenant in the aggregate for $100,000.00 or more for costs of contractors, subcontractors and material suppliers which are not Major Contractors and Suppliers, then, thereafter, Tenant shall be required to obtain such releases of Liens from all contractors, subcontractors and material suppliers, even those that are not Major Contractors and Suppliers. As used herein, “Major Contractors and Suppliers” means contractors, subcontractors and material suppliers performing work or supplying materials pursuant to a contract that has a value in excess of $10,000.00. Provided no Event of Default is then occurring, and subject to Section 6(d) and to the limitations on the application of the Amortized Allowance to FF&E costs set forth above, Landlord shall pay the amount requested in any such Application for Payment to Tenant within thirty (30) days after Landlord's receipt of the Application for Payment; it being understood that Landlord’s aggregate payment obligation under this Section 6(c) shall not exceed the Available Unexhausted Allowance. Payments made by Landlord under this Section 6(c) shall be applied in the following order: first against the unexhausted Finish Work Allowance, if any, until the Finish Work Allowance is exhausted, and then against the Amortized Allowance.
(d)    Notwithstanding anything to the contrary contained in this Lease, if Tenant has not exhausted the entire Finish Work Allowance prior to the first (1st) anniversary of the Commencement Date, then any unexhausted portions thereof shall be deemed forfeited; it being understood that the unexhausted amount of the Finish Work Allowance shall not be credited against Basic Rent, Additional Rent or any other amounts due to Landlord under the Lease and shall not be paid to Tenant and shall no longer be available for application under Section 6(c). Any unexhausted Amortized Allowance shall be available throughout the Term for application by Tenant in accordance with and subject to Section 6(c) above. If Tenant has not exhausted the entire Amortized Allowance prior to the Termination Date, then any unexhausted portions thereof shall be deemed forfeited, it being understood that the unexhausted amount of the Amortized Allowance shall not be credited against Basic Rent, Additional Rent or any other amounts due to Landlord under the Lease and shall not be paid to Tenant.
7. (a)    If at any time after the Finish Work commences and prior to Substantial Completion,

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Landlord shall cease performance of the Finish Work, and such cessation shall continue for a period of sixty (60) consecutive days, unless caused by Excusable Delay, Tenant shall have the right to give Landlord notice demanding that performance of the Finish Work re-commence. If Landlord does not re-commence performance of the Finish Work within fifteen (15) days after receipt of Tenant’s notice, unless due to Excusable Delay, and continue the prosecution of the same with all reasonable diligence, Tenant shall have the right to give a second (2nd) notice demanding that performance of the Finish Work re-commence, which notice shall state “THE FAILURE OF LANDLORD TO RE-COMMENCE PERFORMANCE OF THE FINISH WORK WITHIN FIVE (5) BUSINESS DAYS AFTER THE RECEIPT HEREOF WILL RESULT IN TENANT EXERCISING ITS RIGHTS TO PERFORM THE FINISH WORK UNDER SCHEDULE C OF THE LEASE.” If Landlord does not re-commence performance of the Finish Work within said five (5) Business Day period, unless due to Excusable Delay, and continue the prosecution of the same with reasonable diligence, Tenant shall have the right at any time thereafter (but prior to Landlord re-commencing to diligently perform the Finish Work) to assume performance of the Finish Work. Tenant may use the General Contractor and subcontractors of the General Contractor and Landlord shall reasonably cooperate with Tenant in connection therewith, at Tenant’s option, or such other contractors as Tenant may select in Tenant’s sole discretion to complete the Finish Work.

(b)    If Tenant exercises its right to assume performance of the Finish Work, then within five (5) Business Days after demand from Tenant, Landlord shall assign to Tenant all of Landlord’s right, title and interest under those construction contracts specified by Tenant and relating to the construction of the Finish Work (the “Assigned Contracts”), and Tenant shall assume the obligations of Landlord thereunder arising from and after such date. Landlord shall retain the obligation to pay all costs under the Assigned Contracts that relate to the period prior to the date the Assigned Contracts were assigned to Tenant.
(c)    If Tenant exercises its right to assume performance of the Finish Work pursuant to this Section 7, Landlord shall be responsible for all out of pocket costs incurred by Tenant in performing the Finish Work, up to the sum of the Finish Work Allowance and the Amortized Allowance (but less an amount equal to all costs incurred by Landlord in connection with the Finish Work prior to the date on which Tenant assumed and commenced performance thereof, including, without limitation, all costs paid, or required to be paid, by Landlord pursuant to Section 7(b) of this Schedule C) (such maximum amount being called the “Cure Contribution Amount”). Upon completion of the Finish Work, Tenant shall give Landlord a reasonably detailed statement showing the costs of the Finish Work incurred by Tenant, including copies of all invoices therefor and evidence of payment. Landlord shall pay to Tenant the amount set forth on said statement (not to exceed the Cure Contribution Amount) within thirty (30) days after receipt of said statement. If Landlord has not paid such amount to Tenant within said thirty (30) day period, and such failure continues for five (5) days after Landlord receives notice thereof from Tenant, then Tenant shall have the right to set off against the Additional Rent and Basic Rent first thereafter coming due, an amount equal to the amount set forth on the statement (but not more than the Cure Contribution Amount) with interest at the Default Rate, calculated from the date such payment was due from Landlord through the date recovered by Tenant (through payment or offset), which amounts which are offset shall be deemed to have been applied against the unexhausted Finish Work Allowance and Amortized

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EXHIBIT 10.57

Allowance. If Tenant exercises its right to assume performance of the Finish Work, Tenant shall be fully reimbursed for any construction management fee already paid to Landlord and shall be relieved of any further obligation to pay an construction management fee to Landlord.

(d)    If Tenant exercises its right to assume performance of the Finish Work pursuant to this Section 7, all work performed by Tenant shall be conducted in a good and workmanlike manner, in accordance with the Working Plans and all applicable Legal Requirements, free of Liens, and in accordance with all other applicable provisions of this Lease. Tenant shall, upon written demand from Landlord, provide Landlord with reasonable evidence of Tenant’s compliance with this Section.

8. Except as set forth in Section 2.5 of the Lease, Tenant shall not perform any work in or at the Premises prior to the Commencement Date.

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SCHEDULE C-1

LEED REQUIREMENTS FOR FINISH WORK
1.    Tenant shall include occupancy sensors in all offices, conference rooms, mechanical rooms, janitorial and electrical closets and other “back of house” spaces.

2.    Tenant shall reduce the “Lighting Power Density” (as defined in ASHRAE 90.1- 2007) by 10% as compared to ASHRAE 90.1- 2007.

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EXHIBIT 10.57

SCHEDULE D

CONFIRMATION OF COMMENCEMENT AGREEMENT
This CONFIRMATION OF COMMENCEMENT AGREEMENT (this “Agreement”) is dated _________, 20___ and is between [__________________], a [__________________] (“Landlord”), and [__________________], a [__________________] (“Tenant”).
WITNESSETH
WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated [__________ ____], 20___ (the “Lease”) covering certain premises located in [__________________], as more particularly described in the Lease, and
WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease:
NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:
1.    Capitalized terms used herein but not defined have the meanings ascribed to them in the Lease.
2.    The Commencement Date is ______________, 20__.
3.    The Rent Commencement Date is ______________, 20__.
4.    The Extension Option Exercise Deadline is _______________. 20__.
4.    The Termination Date is ______________, 20__.
5.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:	Landlord: [_____________________]
_____________________________________	By:__________________________________ Name: Title:
WITNESS:	Tenant: [_____________________]
_____________________________________	By:__________________________________ Name: Title:

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EXHIBIT 10.57

SCHEDULE E

NON-DISTURBANCE AGREEMENT FORM

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SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of December __, 2011, by and among U.S. BANK NATIONAL ASSOCIATION (“Bank”), 175 PARK AVENUE, LLC, a New Jersey limited liability company (“Landlord”) and Realogy Operations LLC, a Delaware limited liability company (“Tenant”).
Recitals:
37.3    Landlord and Tenant have entered into that certain lease dated November 23, 2011 (as it may from time to time be amended, modified, extended, renewed and/or supplemented, the “Lease”), demising to Tenant the building located at 175 Park Avenue, Madison, Morris County, New Jersey (the “Premises”), located on the land as described in Exhibit “A” attached hereto and made a part hereof.
37.4    As security for a construction loan from Bank, as administrative agent for itself and certain other lenders, to Landlord in the original principal amount of Forty Nine Million One Thousand and 00/00 Dollars ($49,001,000.00) (the “Loan”), Landlord is conveying to Bank a lien and security interest in the Land together with the improvements thereon including the Premises, under a certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the records of the Clerk of Morris County, New Jersey (as now or hereafter increased, amended, modified, supplemented, consolidated, replaced, substituted, extended and/or renewed, the "Mortgage").
37.5    Bank has required the execution of this Agreement as a condition to making the Loan.
37.6    Bank, Landlord and Tenant have agreed to the following with respect to their mutual rights and obligations pursuant to and under the Lease and the Mortgage.
NOW, THEREFORE, the parties hereby agree as follows:
(a)    Subordination. Subject to and conditioned upon the provisions of Paragraph 2 below and the remaining provisions of this Agreement, all of Tenant’s right, title and interest in and to the Premises, the Lease and all rights, remedies and options of Tenant under the Lease are and shall remain subject and subordinate to the Mortgage and the lien thereof, to each and every advance made or hereafter made under the Mortgage, and to all, amendments, modifications, supplements, consolidations, extensions and renewals of the Mortgage so that at all times the Mortgage shall be and remain a lien on the Land and the Premises prior and superior to the Lease for all purposes.
(b)    Non-Disturbance. Provided that the Lease has not been terminated on account of an Event of Default (as that term may be defined by the Lease) and/or no Event of Default by Tenant under the Lease has occurred and is continuing, then neither Bank nor any New Owner

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(as hereinafter defined) shall name or join the Tenant as a defendant in any foreclosure action (unless such joinder is required as a matter of foreclosure procedure) or terminate the Lease or disturb Tenant’s right of possession under the Lease, and the Lease shall continue in full force and effect and the owner of the Land and Premises following a foreclosure sale or conveyance in lieu of foreclosure (either such party, the “New Owner”) shall recognize and accept Tenant as tenant under the Lease.
(c)    Attornment. Upon Tenant’s receipt of notice that Bank or any other party has become the New Owner, Tenant will attorn to and recognize such New Owner as its substitute landlord under the Lease. Tenant’s attornment to and recognition of New Owner pursuant to this Agreement will be effective and self-operative immediately upon Tenant’s receipt of such notice without the execution or delivery of any further instrument. Upon New Owner’s request, Tenant will execute and deliver an instrument acknowledging Tenant’s attornment to and recognition of New Owner.
(d)    New Owner. Provided no Event of Default by Tenant under the Lease has occurred and is continuing, New Owner shall not terminate or disturb Tenant’s use, possession or enjoyment of the Premises under the Lease, nor will the leasehold estate of Tenant be affected or Tenant’s rights under the Lease be impaired, and New Owner shall assume and be bound by all of the obligations of Landlord under the Lease, subject to the terms and conditions of this Agreement, except that New Owner:

(a)	will not be bound by any provision of the Lease restricting the use of any properties owned by New Owner, other than the Land and the Premises;

(b)
will not be bound by any amendment or modification of the Lease that changes any material term of the Lease, operates to shorten the term of the Lease or reduces the rents payable thereunder, unless consented to in writing by Bank;

(c)
will not be liable for any act, omission, or breach by any landlord under the Lease which occurs prior to the date New Owner acquires title to and possession of the Land and the Premises, nor subject to any right of set-off or defense which Tenant may have against any prior landlord; except for any right of set-off that Tenant is entitled to take or receive as expressed in the Lease upon the happening of any event, even if such event occurs prior to New Owner’s succession to Landlord’s interest in the Lease; provided, however, that in no event shall all such set-offs claimed by Tenant exceed an aggregate of six (6) months of Rent under the Lease at the then-applicable rate.

(d)	will not be liable for the return of any security deposit given by Tenant to Landlord except to the extent actually received by New Owner;

(e)
will not be liable under any covenant or warranty in the Lease with regard to the construction of improvements on the Land and/or the Premises, nor for any delays in completion of construction, nor for any implied warranty relating to the construction on the Land and/or the Premises;

(f)	will, upon any sale or other transfer by New Owner of its interest in the Land and

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the Premises, automatically be released and discharged from all liability thereafter accruing under the Lease; and

(g)
will not be bound by any provision in the Lease relating to Tenant's options to expand the Premises to include additional rentable area, and nor will New Owner's refusal to be bound by such provisions or to fulfill the obligations created thereunder, constitute an Event of Default, serve as grounds for Tenant to terminate the Lease, or subject New Owner to any damages for termination.

Tenant shall look only to the estate and property of New Owner in the Land and the Premises (including the rents and proceeds therefrom) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by New Owner as the landlord under the Lease, and no other property or assets of New Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.
(e)    Tenant's Representations. Tenant hereby represents and warrants to Bank that as of the date hereof (i) Tenant is the owner and holder of the tenant's interest under the Lease, (ii) the Lease has not been modified or amended except as set forth on Exhibit “B” attached hereto, (iii) the Lease is in full force and effect, (iv) neither Tenant nor, to Tenant’s knowledge, Landlord is in default under any of the terms, covenants or provisions of the Lease and Tenant knows of no event which but for the passage of time or the giving of notice or both would constitute an Event of Default by Tenant or Landlord under the Lease, (v) neither Tenant nor, to Tenant’s knowledge, Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (l) month in advance of the due dates thereof, except as provided in the Lease, and (vii) there are, as of this date, no known offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.
(f)    Estoppel Certificates. Pursuant to and in a manner consistent with Article 15 of the Lease, whenever reasonably requested by Bank, Landlord and Tenant from time to time shall severally execute and deliver to Bank within fifteen (15) business days of such request, and without charge to Bank, an estoppel certificate setting forth whatever information Bank may reasonably require to confirm the current status of the Lease including, without limitation, a confirmation that the Lease is and remains in full force and effect. The purpose of such estoppel certificates shall be to confirm the terms of the Lease and shall not constitute or be deemed to constitute an amendment, modification, or waiver of any term or condition of the Lease or any right or remedy of Tenant thereunder.
(g)    Payments to Bank. Tenant acknowledges that it has notice that the Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Bank as part of the security for the indebtedness secured by the Mortgage. In the event that Bank notifies Tenant in writing of any event of default under the Mortgage and demands in writing that Tenant pay rent and all other sums due under the Lease to Bank, Tenant agrees that it shall pay rent and all other sums due under the Lease directly to Bank, and Landlord hereby expressly authorizes Tenant to make such payment to Bank upon reliance on Bank’s written

3

EXHIBIT 10.57

notice, without notice to or the consent of Landlord and without any obligation on the part of Tenant to inquire or determine whether or not the Mortgage is in fact in default, and Landlord hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Bank’s written instructions. Tenant shall be entitled to full credit under the Lease for any Rent or other monies paid to Bank pursuant to a written demand to the same extent as if such Rent or other monies were paid directly to Landlord.
(h)    Miscellaneous.
(i)    Notices. Any notice required or permitted to be given by any party under the terms of this Agreement shall be in writing and given registered or certified United States Mail, return receipt requested, postage prepaid, or deposited with Federal Express, Airborne or another reputable overnight courier, addressed to the party to which the notice is to be given at the address set forth below, or at any other address specified in a notice given by such party to the others not less than ten (10) days prior to the effective date of the address change:
If to Bank:            Two Liberty Place
50 South 16th Street
Suite 1960
Philadelphia, PA 19102
Attn: Commercial Real Estate
With a copy to:        Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103
Attn: Steven Shoumer, Esq.
If to Landlord:        175 Park Avenue, LLC
c/o The Hampshire Companies, LLC
83 South Street
Morristown, New Jersey 07960
Attention: Mark S. Rosen
With a copy to:        Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932-1047
Attention: Michael E. Rothpletz, Jr., Esq.

4

EXHIBIT 10.57

If to Tenant:            Prior to the Commencement Date:
C/O Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: Vice President, Corporate Real Estate
and to:
C/O Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: General Counsel, Legal Department
and, in the case of all notices, except notices regarding default, with a copy to:
Fell Lease Administration
131 Opus Place
Suite 535
Downers Grove, Illinois 60515
From and after the Commencement Date:
At the Premises
Corporate Real Estate
Attn: Vice President, Corporate Real Estate
and to:
Legal Department
Attn: General Counsel
and, in the case of all notices, except notices regarding default, with a copy to:
Fell Lease Administration
131 Opus Place
Suite 535
Downers Grove, Illinois 60515

5

EXHIBIT 10.57

Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by registered or certified mail, return receipt requested.
(ii)    Notice of Default. Prior to exercising any termination right by reason of Landlord’s default, Tenant will notify the Bank in writing of such default which notice may be sent contemporaneously with the notice given to Landlord under the Lease, and Bank will have the right, but not the obligation, to cure any such default within 15 days after the expiration of the time provided in the Lease to Landlord to cure such default (or 15 days after Bank’s receipt of notice, if later), provided that if Bank, acting with diligence, cannot cure such default within such 15-day period, Bank’s commencement of a remedy within such 15-day period will be sufficient so long as a cure is effected within a reasonable time but in all events, such cure must be effected, if at all, within 120 days after Bank shall have received notice of such default. The cure periods described in the prior sentence shall expressly not apply in the instance of Tenant’s termination rights pursuant to Sections 2.2(d)(iii), 2.7(b), 17.4, 17.6, or 18.4 of the Lease. If Bank fails to cure timely any default under the Lease by Landlord, Tenant may exercise any other rights and remedies that it may have in the event of default by Landlord under the Lease, whether at law, in equity, or pursuant to the provisions of the Lease, all without giving Bank any further notice whatsoever.
(iii)    No Advance Rent. Tenant will not pay the rent or any other sums due under the Lease more than one (1) month in advance, except upon the prior written consent of Bank, which consent shall not be required if the Lease expressly required such a prepayment or the Bank actually received or consented to such prepayment.
(iv)    Insurance and Condemnation Proceeds. Notwithstanding any provision of the Lease to the contrary, the Mortgage and the other documents executed in connection with the Loan shall control the application of insurance or condemnation proceeds and the restoration of the Land or the Premises in the event of a casualty loss or a taking. Notwithstanding the foregoing, so long as (i) the Lease remains in full force and effect and is not otherwise terminable by either Landlord or Tenant under the provisions of Article 17 or Article 18 of the Lease (or if terminable, each party entitled to terminate the Lease irrevocably waives its respective right to terminate the Lease as a result of such casualty), (ii) no Event of Default by Tenant under the Lease has occurred and is continuing, and (iii) the maturity date of the Loan (including any applicable extensions) will not occur prior to the estimated date by which the restoration or repair would be substantially completed, Bank agrees to make available the net proceeds of property insurance maintained by Landlord under the Lease or net condemnation awards, to the extent either is actually received by Bank, for Landlord to perform any required repair or restoration obligations in accordance with the provisions of Article 17 or Article 18 of the Lease. Bank’s agreement to make such proceeds of insurance or condemnation award available for repair or restoration shall be subject to Bank’s procedures and requirements for the disbursement of such proceeds or award as such repair or restoration work is performed, including without limitation, the right for Bank to pay contractors and vendors directly upon properly received requisitions, paid receipts, lien waivers, and other requisites imposed by Bank consistent with is customary construction loan requirements.

6

EXHIBIT 10.57

(v)    No Modification or Termination. Neither Landlord nor Tenant will cancel or terminate the Lease or amend, modify, or supplement the Lease in any manner that changes any material term of the Lease, operates to shorten the term of the Lease or reduces the rents payable thereunder, without the prior written consent of Bank.
(vi)    No Other Subordination. Neither Landlord nor Tenant will, during the term of the Mortgage, cause the Lease to become subordinate to the lien of any mortgage or security instrument in favor of any person or entity other than Bank.
(vii)    Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any New Owner.
(viii)    Governing Law. This Agreement and the Lease will be governed by and construed and interpreted in accordance with the internal laws of the State of New Jersey.
(ix)    Counterparts. This Agreement may be signed in counterparts and each counterpart shall be effective as an original when counterparts have been signed by all parties.
(x)    Representations. Each party hereto represents that it has full authority to enter into this Agreement and that entry into this Agreement has been duly authorized by all necessary actions.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

7

EXHIBIT 10.57

IN WITNESS WHEREOF, this Subordination, Non-Disturbance and Attornment Agreement has been duly executed as of the day and year first above written.

                    BANK:
U.S. BANK NATIONAL ASSOCIATION

By:    _________________________                                Name:    _________________________
Title:    _________________________

STATE OF                     )

COUNTY OF                     )

I HEREBY CERTIFY that on this ____ of ______, 2011, before me, an officer duly qualified to take acknowledgments, personally appeared ____________________ and who personally acknowledged themselves to be the ____________________ of U.S. BANK NATIONAL ASSOCIATION and who executed the foregoing instrument and who acknowledged before me that they executed the same freely and voluntarily and for the purposes therein expressed, made by virtue of a resolution of its Board of Directors.
WITNESS my hand and official seal.
Signature                      (Seal)

8

EXHIBIT 10.57

LANDLORD:

175 PARK AVENUE, LLC,
a New Jersey limited liability company

By:     Hampshire Partners Fund VIII, L.P.,
Its Sole Member

By:     Hampshire Partners VIII, LLC,
Its General Partner

By:    _________________________                            Name:
Title:

STATE OF                     )

COUNTY OF                     )

BE IT REMEMBERED that on this ____ day of ______, 2011, before me, the undersigned officer, a notary public in and for said County, personally appeared ____________________ , who acknowledged himself/herself to be the ____________________ of Hampshire Partners VIII, LLC, the general partner of Hampshire Partners Fund VIII, L.P., the sole member of 175 PARK AVENUE, LLC, a New Jersey limited liability company, and he/she executed the foregoing instrument for the purposes therein contained, on behalf of and as the act and deed of said limited liability company.

WITNESS my hand and official seal.

Signature                      (Seal)

EXHIBIT 10.57

TENANT:

Realogy Operations LLC,
a Delaware limited liability company

By:    _________________________                                Name:    _________________________
Title:    _________________________

STATE OF                     )

COUNTY OF                     )

I HEREBY CERTIFY that on this ____ day of December, 2011, before me, an officer duly qualified to take acknowledgments, personally appeared ____________________ and who personally acknowledged themselves to be the ____________________ of Realogy Operations LLC and who executed the foregoing instrument and who acknowledged before me that he/she executed the same freely and voluntarily and for the purposes therein expressed, on behalf of and as the act and deed of said entity.

WITNESS my hand and official seal.

Signature                      (Seal)

EXHIBIT 10.57

EXHIBIT A
LEGAL DESCRIPTION
ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Madison, County of Morris, State of New Jersey, and being more particularly described as follows:
BEGINNING at the intersection of the easterly sideline of Park Avenue (variable width) with the northerly sideline of Chateau Thierry Avenue (60.00 feet wide) as described in deed recorded in the Morris County Clerk's Office in Deed Book 2366 Page 821.

(10)
along the aforementioned easterly sideline of Park Avenue, North 33 degrees 16 minutes 29 seconds West, 668.83 feet to a concrete monument found, said monument being shown on a map entitled "Preliminary/Final Plat, ROCK-GW, LLC, Lots 1 & 1.01 Block 1401, Borough of Florham Park, Lot 1, 1.01, & 1.02 Block 1402, Borough of Florham Park, Lot 1 Block 0401, Borough of Madison, Morris County, New Jersey", dated September 15, 2006 and revised December 4, 2006 and filed in the Morris County Clerk's Office December 13, 2006 in Map Book 7, Page 7-1; thence

(11)	along the southerly line of Lot 1, Block 0401 as shown on the aforementioned map, North 82 degrees 53 minutes 16 seconds East, 1,444.70 feet; thence along the former centerlines of public streets now vacated per Ordinance No.: 23-79 of the Borough of Madison, County of Morris, State of New Jersey, adopted and approved December 10, 1979 and along the westerly lines of land shown on a map entitled "Madison Common" which is filed in the Morris County Clerk's Office as Map No.: 3928 the following five (5) courses,

(12)	South 14 degrees 47 minutes 21 seconds East, 274.72 feet; thence

(13)	South 75 degrees 12 minutes 39 seconds West, 64.97 feet to a point of curvature; thence,

(14)	along a curve to the left having a radius of 35.67 feet, a central angle of 86 degrees 17 minutes 00 seconds and an arc length of 53.72 feet to a point of tangency; thence

(15)	South 11 degrees 04 minutes 21 seconds East, 120.98 feet; thence

(16)	South 72 degrees 45 minutes 39 seconds West, 317.04 feet to a point of non-tangent curvature intersecting the northerly sideline of the aforementioned Chateau Thierry Avenue; thence

(17)
along said sideline and along a non-tangent curve to the left having a radius of 543.63 feet, a central angle of 20 degrees 39 minutes 55 seconds, an arc length of 196.08 feet and a chord bearing and distance of South 83 degrees 05 minutes 46 seconds West, 195.01 feet to a point of non-tangency; thence

(18)	still along said sideline, South 72 degrees 45 minutes 39 seconds West, 601.91 feet to the point or place of Beginning.

EXHIBIT 10.57

SCHEDULE F

LETTER OF CREDIT FORM

Schedule F -1

EXHIBIT 10.57

-VALUE DATE-
OUR L/C NO.: XXXXXXXXX

BENEFICIARY:
175 PARK AVENUE, LLC
C/O THE HAMPSHIRE COMPANIES, LLC
83 SOUTH STREET
MORRISTOWN, NJ 07960
ATTN:MARK S. ROSEN, ESQ.

APPLICANT:
REALOGY OPERATIONS LLC
1 CAMPUS DRIVE
PARSIPPANY, NJ 07054

AMOUNT: U.S.$15,000,000.00 (FIFTEEN MILLION AND 00/100 U.S. DOLLARS)

EXPIRATION: MARCH 10, 2013 AT OUR COUNTERS

AT THE REQUEST AND FOR THE ACCOUNT OF APPLICANT, WE HEREBY OPEN THIS
IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF BENEFICIARY EFFECTIVE
IMMEDIATELY AND EXPIRING AT CLOSING OF BUSINESS ON THE DATE SET FORTH
ABOVE AT OUR COUNTERS AT 131 S. DEARBORN, 5TH FLOOR, MAIL CODE IL1-0236,
CHICAGO, IL 60603-5506, ATTN: STANDBY LETTER OF CREDIT UNIT, OR ANY
AUTOMATICALLY EXTENDED EXPIRATION DATE AS PROVIDED HEREIN.

THIS LETTER OF CREDIT IS ISSUED IN RELATION TO A CERTAIN LEASE BETWEEN
BENEFICIARY AND APPLICANT (THE "LEASE") WHICH HAS BEEN MADE IN CONNECTION
WITH CERTAIN PREMISES LOCATED AT 175 PARK AVENUE, MADISON, NEW JERSEY.
REFERENCE IN THIS LETTER OF CREDIT TO THE LEASE IS FOR IDENTIFICATION
PURPOSES ONLY AND SUCH LEASE IS NEITHER INCORPORATED INTO NOR MADE AN
INTEGRAL PART OF THIS LETTER OF CREDIT.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE AT SIGHT TO BENEFICIARY
AGAINST PRESENTATION OF THE BENEFICIARY'S SIGNED AND DATED SIGHT

Schedule F -2

EXHIBIT 10.57

DRAFT
DRAWN ON US IN THE FORM OF EXHIBIT A ANNEXED HERETO MENTIONING THEREON
LETTER OF CREDIT NO. _________ ACCOMPANIED BY (1) A CERTIFICATE IN THE
FORM ATTACHED HERETO AS EXHIBIT B (A "DRAW CERTIFICATE") AND (2) THE
ORIGINAL OF THIS LETTER OF CREDIT AND ANY SUBSEQUENT AMENDMENT.

DRAWINGS MAY ALSO BE PRESENTED BY THE AUTHORIZED LENDER FOR THE BENEFICIARY. IN THIS EVENT, DOCUMENTS PRESENTED MUST BE SIGNED AS SUCH.

PARTIAL DRAWINGS ARE PERMITTED UNDER THIS LETTER OF CREDIT AND SUCH
DRAWINGS WILL BE DEDUCTED FROM THE AGGREGATE AMOUNT AVAILABLE UNDER THIS
LETTER OF CREDIT. WE SHALL, IMMEDIATELY AFTER EACH PRESENTATION OF THIS
LETTER OF CREDIT FOR A PARTIAL DRAWING, RETURN THIS LETTER OF CREDIT TO
YOU, MARKING THIS LETTER OF CREDIT TO SHOW THE AMOUNT PAID BY US AND THE
DATE OF SUCH PAYMENT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED
AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL PERIODS OF ONE
YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY
(60) DAYS PRIOR TO THIS OR ANY FUTURE EXPIRATION DATE WE SHALL SEND NOTICE
IN WRITING TO BENEFICIARY AT THE ADDRESS SET FORTH BELOW THAT WE ELECT NOT
TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY
BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE
EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT,
INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY A TRANSFER REQUEST FORM
IN THE FORM ATTACHED HERETO AS EXHIBIT C DULY COMPLETED AND SIGNED, WITH

Schedule F -3

EXHIBIT 10.57

THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK.

ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT ARE FOR THE ACCOUNT OF THE
APPLICANT, INCLUDING, WITHOUT LIMITATION, TRANSFER CHARGES. THE FAILURE
OF APPLICANT TO PAY ANY SUCH FEES OR CHARGES SHALL NOT AFFECT THIS LETTER
OF CREDIT OR ANY TRANSFER THEREOF NOR RELIEVE US OF ANY OF OUR OBLIGATIONS
HEREUNDER.

WE ENGAGE WITH YOU THAT DOCUMENTS PRESENTED UNDER AND IN CONFORMITY WITH
THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON
PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION AT OUR COUNTERS AT
131 SOUTH DEARBORN STREET, 5TH FLOOR, MAIL CODE IL1-0236, ATTN:
STANDBYLETTER OF CREDIT UNIT, CHICAGO, IL 60603-5506. THE ORIGINAL LETTER
OF CREDIT MUST ACCOMPANY THE DOCUMENTS REQUIRED UNDER THIS LETTER OF
CREDIT FOR ENDORSEMENT.

DRAWINGS PRESENTED BY TELEFACSIMILE ("FAX") TO FAX NUMBER 312-233-2264, OR
ALTERNATELY TO FAX NUMBER 312-233-2266 ARE ACCEPTABLE, UNDER TELEPHONE
PRE-ADVICE TO 312-385-7236, OR ALTERNATELY TO 1-800-634-1969, OPTION 1;
PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THE EXPIRY
DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF
THIS LETTER OF CREDIT, IT BEING UNDERSTOOD THAT ANY SUCH FAX PRESENTATION
SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING, NOT
CONTINGENT UPON PRESENTATION OF THE ORIGINAL LETTER OF CREDIT OR ORIGINAL
DOCUMENTS WITH RESPECT THERETO.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES
1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (''ISP''). AS

Schedule F -4

EXHIBIT 10.57

TO MATTERS NOT GOVERNED BY THE ISP, THIS LETTER OF CREDIT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE
ATTENTION OF THE STANDBY LETTER OF CREDIT UNIT, 131 SOUTH DEARBORN, 5TH
FLOOR, MAIL CODE IL1-0236, CHICAGO, IL 60603-5506, INCLUDING THE LETTER OF
CREDIT NUMBER MENTIONED ABOVE. SWIFT MESSAGES AND INQUIRIES SHOULD BE
SENT MAKING SPECIFIC REFERENCE TO CHASUS33 AND MUST INCLUDE THE LETTER OF
CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT
THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, SELECT OPTION 1, OR
1-312-385-7910, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

ALL NOTICES OR OTHER CORRESPONDENCE TO BENEFICIARY HEREUNDER SHALL BE SENT
BY NATIONALLY RECOGNIZED COURIER (SUCH AS FEDERAL EXPRESS) OR BY
REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE FOLLOWING
ADDRESSES (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY DESIGNATE UPON WRITTEN
NOTICE TO US FROM TIME TO TIME):

175 PARK AVENUE, LLC
C/O THE HAMPSHIRE COMPANIES
83 SOUTH STREET
MORRISTOWN, NJ 07960
ATTN:MARK S. ROSEN, ESQ.

THIS LETTER OF CREDIT SHALL NOT IN ANY WAY BE MODIFIED OR AMENDED WITHOUT
BENEFICIARY'S PRIOR WRITTEN CONSENT.

VERY TRULY YOURS,
JPMORGAN CHASE BANK, N.A.

________________________
AUTHORIZED SIGNATURE

Schedule F -5

EXHIBIT 10.57

EXHIBIT A TO JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXXXX

SIGHT DRAFT

DRAWN UNDER IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT NO.
XXXXXXXXX

DATE:

FOR VALUE RECEIVED, AT SIGHT PAY TO THE ORDER OF 175 PARK AVENUE, LLC THE
SUM OF

______________________($ )

TO:
JPMORGAN CHASE BANK, N.A.
131 S. DEARBORN, 5TH FLOOR
MAIL CODE IL1-0236
CHICAGO, IL 60603-5506
ATTN: STANDBY LETTER OF CREDIT UNIT

[USE IF BENEFICIARY SIGNING:

175 PARK AVENUE, LLC

BY:__________________
_____________________
_____________________
(PRINT NAME & TITLE)]

[USE IF AUTHORIZED LENDER SIGNING:

175 PARK AVENUE, LLC

BY: [________________],
AS AUTHORIZED LENDER FOR THE BENEFICIARY

By:__________________
_____________________
_____________________
(PRINT NAME & TITLE)]

Schedule F -6

EXHIBIT 10.57

EXHIBIT B TO JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXXXX

DRAWING REQUEST

DATE:

JPMORGAN CHASE BANK, N.A.
131 S. DEARBORN, 5TH FLOOR
MAIL CODE IL1-0236
CHICAGO, IL 60603-5506
ATTN: STANDBY LETTER OF CREDIT UNIT

RE: IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT NO. CPCS-959027 (THE
"LETTER OF CREDIT")

THE UNDERSIGNED (THE "BENEFICIARY") HEREBY CERTIFIES TO JPMORGAN CHASE
BANK, N.A. (THE "ISSUER") THAT:

(A) THE BENEFICIARY IS MAKING A REQUEST FOR PAYMENT IN LAWFUL CURRENCY OF
THE UNITED STATES OF AMERICA UNDER IRREVOCABLE TRANSFERABLE STANDBY LETTER
OF CREDIT NO. [____________] (THE "LETTER OF CREDIT") IN THE AMOUNT OF $
.

(B) BENEFICIARY IS ENTITLED TO DRAW DOWN THE LETTER OF CREDIT EITHER
BECAUSE AN ''EVENT OF DEFAULT'' HAS OCCURRED UNDER THAT CERTAIN LEASE
AGREEMENT DATED [_______], 2011 BY AND BETWEEN 175 PARK AVENUE, LLC AND
REALOGY OPERATIONS LLC (THE ''LEASE'') OR THE PROVISIONS OF ARTICLE 28 OF
THE LEASE PERMIT BENEFICIARY TO DRAW DOWN THE LETTER OF CREDIT.

PLEASE WIRE TRANSFER THE PROCEEDS OF THE DRAWING TO THE FOLLOWING ACCOUNT
OF THE BENEFICIARY AT THE FINANCIAL INSTITUTIONAL INDICATED BELOW:

IN WITNESS WHEREOF, THE UNDERSIGNED HAS DULY EXECUTED AND DELIVERED THIS
DRAWING REQUEST AS OF THE ____ DAY OF ______________, 20___.

[USE IF BENEFICIARY SIGNING:

175 PARK AVENUE, LLC

Schedule F -7

EXHIBIT 10.57

BY:__________________
_____________________
_____________________
(PRINT NAME & TITLE)]

[USE IF AUTHORIZED LENDER SIGNING:

THE UNDERSIGNED HEREBY CERTIFIES TO ISSUER THAT THE UNDERSIGNED IS A LENDER TO BENEFICIARY AND IS AUTHORIZED TO DRAW DOWN THE LETTER OF CREDIT ON BEHALF OF BENEFICIARY PURSUANT TO THE TERMS OF THE LOAN DOCUMENTS BETWEEN BENEFICIARY AND THE UNDERSIGNED.

175 PARK AVENUE, LLC

BY: [________________],
AS AUTHORIZED LENDER FOR THE BENEFICIARY

By:__________________
_____________________
_____________________
(PRINT NAME & TITLE)]

Schedule F -8

EXHIBIT 10.57

_____________________________
WE HEREBY AGREE WITH THE FORMAT/LANGUAGE OF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, N.A. TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED.

REALOGY CORPORATION

BY: ______________________________________
NAME AND TITLE: ____________________________
DATE: ____________________

_____________________________
WE HEREBY AGREE WITH THE FORMAT/LANGUAGE OF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, N.A. TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED.

REALOGY CORPORATION

BY: ______________________________________
NAME AND TITLE: ____________________________
DATE: ____________________

Schedule F -9

EXHIBIT 10.57

SCHEDULE G

REFERENCE TO PRIOR APPROVED SITE PLANS
AND ARCHITECTURAL AND ENGINEERING DRAWINGS
1.    “PRELIMINARY & FINAL MAJOR SITE PLAN, 175 PARK AVENUE, 175 PARK AVENUE, LLC, BLOCK 401 – LOT 2, TAX MAP SHEET 4, BOROUGH OF MADISON, MORRIS COUNTY, NEW JERSEY” prepared by Birdsall Services Group, dated July 15, 2010 and last revised March 31, 2011 and consisting of 17 sheets (signed May 25, 2011 by the Borough Engineer, Planning Board Chairman and Planning Board Secretary).

2.    The Architectural and Engineering Drawing list attached to this Schedule G.

Schedule G -1

EXHIBIT 10.57

SCHEDULE H

LIST OF ENVIRONMENTAL REPORTS

A.    Environmental Site Assessment for Verizon Office Building, 175 Park Avenue, Madison, NJ prepared for Verizon Environment Management by Langan Engineering and Environmental Services dated March 9, 2009.

B.    Atlantic Engineering Laboratories, Inc. letter report regarding soil stockpile samples dated June 13, 2011.

C.    Phase I Environmental Site Assessment of former Verizon Office Building, 175 Park Avenue prepared for The Hampshire Companies by Environmental Waste Management Associates, LLC dated July 12, 2011.

D.    Limited Phase II Environmental Site Assessment Letter Report prepared for The Hampshire Companies by Environmental Waste Management Associates, LLC dated September 15, 2011.

E.    May 5, 2011 correspondence from William J. Groeling of EnviroTrac Environmental Services to NJDEP, Bureau of Case Management and Initial Notice, submitting a Site Investigation Report on behalf of Verizon New Jersey Inc. regarding remediation of two 20,000 gallon diesel USTs on June 10, 2010 at 175 Park Avenue, Madison, New Jersey. The letter is a cover letter for a package including:

1.    May 5, 2011 Response Action Outcome issued by William J. Groeling as a Licensed Site Remediation Professional;

2.    NJDEP Response Action Outcome Form;

3.    EnviroTrac Ltd. Site Investigation Report dated May 20, 2011 for the underground storage tank closure with a Case Inventory Document, figures, tables and appendices, including a NJDEP Annual Remediation Fee Reporting form, and a NJDEP Preliminary Assessment/Site Investigation form.

Schedule H -1

EXHIBIT 10.57

SCHEDULE I

FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF LEASE
This MEMORANDUM OF LEASE (this “Memorandum ”) is dated ______ ___, 20[__] and is between 175 PARK AVENUE, LLC, a New Jersey limited liability company (“Landlord”), having an address at c/o The Hampshire Companies, 83 South Street, Morristown, New Jersey 07960, and REALOGY OPERATIONS LLC, a Delaware limited liability company (“Tenant”), having an address at _________________.
W I T N E S S E T H
Landlord and Tenant are parties to that certain Lease Agreement (the “Lease”) dated as of November __, 2011, pursuant to which, inter alia, Landlord leased to Tenant, and Tenant hired from Landlord, certain land known and designated as Block 401, Lot 2 on the official tax map of the Borough of Madison, Morris County, New Jersey, as more particularly described and defined in Exhibit A attached hereto and the building and improvements located thereon commonly known as 175 Park Avenue, Madison, New Jersey.
Capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Lease. The terms, conditions and covenants of the Lease are incorporated herein by reference as though fully set forth herein.
Subject to extension as set forth in the Lease, the Lease is for a Term of seventeen (17) years commencing on the Commencement Date. Tenant has one (1) option to extend the Term of the Lease for a period of ten (10) years.
This Memorandum does not supersede, modify, amend or otherwise change the terms of the Lease. This Memorandum shall not be used in interpreting the provisions of the Lease and is not intended to vary the terms and conditions of the Lease. In the event of a conflict between the provisions of this Memorandum and the provisions of the Lease, the Lease shall control.
[Signatures on following page.]

Schedule I -1

EXHIBIT 10.57

This Memorandum may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.
LANDLORD:
175 PARK AVENUE, LLC

By:    Hampshire Partners Fund VIII, L.P.,
Its Sole Member

By:    Hampshire Partners VIII, LLC,
Its General Partner

By:______________________________
Name:
Title:

TENANT:

REALOGY OPERATIONS LLC

By:    ______________________________
Name:
Title:

Schedule I -2

EXHIBIT 10.57

ACKNOWLEDGEMENTS

STATE OF NEW JERSEY    :
: ss
COUNTY OF             :

On the ____ day of _______, 20__, before me personally came _________________________, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that he/she is the ___________________ of Hampshire Partners VIII, LLC, General Partner of Hampshire Partners Fund VIII, L.P., Sole Member of 175 PARK AVENUE, LLC; and that he/she executed the foregoing instrument in the name of said entity, and that he/she had authority to sign the same, and acknowledged that he/she executed the same as the act and deed of said limited liability company.

_______________________________

STATE OF NEW JERSEY    :
: ss:
COUNTY OF             :

On the ____ day of _______, 20__, before me personally came _________________________, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that he/she is the ___________________ of REALOGY OPERATIONS LLC.; and that he/she executed the foregoing instrument in the name of said entity, and that he/she had authority to sign the same, and acknowledged that he/she executed the same as the act and deed of said limited liability company.

_______________________________

Schedule I -3

EXHIBIT 10.57

EXHIBIT A to Schedule I
Description of the Premises

Schedule I -4

EXHIBIT 10.57

SCHEDULE J

PARKING PLAN

Schedule J -1

EXHIBIT 10.57

SCHEDULE K

PLAN SHOWING GENERATOR LOCATION

Schedule K -1

EXHIBIT 10.57

SCHEDULE L

LIST OF PERMITTED ENCUMBRANCES

1.    Rights of utility companies servicing the premises.

2.    Real estate taxes, water and/or sewer charges in each case not yet due and payable.

3.	Covenants, Restrictions and Right of Way contained in Deed Book Q18 Page 99 and Deed Book A19 Page 489.

4.	Rights of the Borough of Madison contained in Deed Book 2182 Page 652 and Deed Book 2264 Page 1117.

5.
Private rights, including without limitation, the rights of utility companies, in and to so much of the premises in question as lies within the bed of Chateau Thierry Avenue, Foch Lane and Queenstown Place.

6.	Terms, Conditions, Agreements, Covenants, Exceptions, Reservations and rights contained in Deed Book 21462 Page 1297.

7.	Dedication of Right of Way and Sight Triangle Easement contained in Book OR 21802 Page 1817.

Schedule L -1

EXHIBIT 10.57

SCHEDULE M-1

AMENITIES AREA SPACE PLAN

[to be attached]

Schedule M -1 -1

EXHIBIT 10.57

SCHEDULE M-2

AMENITIES FINISH WORK SPECIFICATIONS

[to be attached]

Schedule M - 2 -1

EXHIBIT 10.57

SCHEDULE N

USES IN OR OFFICE-RESEARCH ZONE

1. Research and development uses, to the extent such uses are permitted under the Land Development Ordinance of the Borough of Madison as of the date of this Lease. The following is the definition of “research and development” contained in the Development Ordinance of the Borough of Madison as of the date of this Lease:

Research and Development – Research and development includes uses involved in the conduct of basic and applied research, as well as the application of such knowledge to the production process, which do not pose a public nuisance by virtue of noise, vibration, odor, air emissions or discharge of hazardous substances. R&D uses include a mix of research facilities, laboratories, corporate offices, and support services in a coordinated and high-quality, aesthetic environment. Research and development uses can range from incubator facilities for start-ups and growing technology/research companies to established research corporations, but shall not include testing on animals; testing of blood and tissue samples shall be permitted.

Any research and development use consented to by Landlord pursuant to Section 8.1(b) of the Lease shall be subject to (i) the requirements and limitations of the Development Ordinance of the Borough of Madison that is in effect as of the date of this Lease (regardless of whether the Land Development Ordinance is in effect at the time of the change in use and regardless of any amendments to the Land Development Ordinance subsequent to the date of this Lease), including, without limitation, the condition that laboratory floor area shall not exceed twenty five percent (25%) of a building’s gross floor area, and (ii) all then applicable Legal Requirements.

Schedule N -1

EXHIBIT 10.57

APPENDIX I

DEFINITIONS
As used in this Lease, the following terms have the following meanings:
Abatement Date: defined in Section 2.2(d)(i).
Abatement Period: defined in Section 2.2(d)(i).
Actual Knowledge: subject to Section 29.10(b), means the actual (as opposed to implied or constructive) knowledge of Todd Anderson, Donald Engles and Kim Stirba-Reynolds and shall not be construed, by imputation or otherwise, to refer to the knowledge of Landlord or any affiliate of Landlord or to any other officer, agent, manager, representative or employee of Landlord or any of its affiliates or to impose any duty to investigate the matter as to which such actual knowledge or absence thereof pertains. Todd Anderson, Donald Engles and Kim Stirba-Reynolds (or any of their successors pursuant to Section 29.10(b)) shall not have personal liability hereunder. Notwithstanding the foregoing, if any of Todd Anderson, Donald Engles or Kim Stirba-Reynolds, or any of their successors, leave the employment of The Hampshire Companies, LLC prior to the Commencement Date, then, the definition of “Actual Knowledge” shall automatically be deemed to be amended so that the individual that left such employment will be substituted with the individual that replaced such individual within the company or with a different individual of a comparable position within the company, as reasonably designated by Landlord. Landlord shall provide Tenant with the name of any new individual included within this definition of Actual Knowledge.
Additional Construction Cost: defined in Schedule C.
Additional Rent: defined in Section 3.2.
ADA: means Title III of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213, and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.
Additional Parking Area: defined in Section 37.1(c).
Affiliate: with respect to any person or entity, any other person or entity that controls, is controlled by or is under common control with the first such person or entity. As used in this definition, “control” means the ability through ownership of equity interest, by contract or otherwise to control and direct the day-to-day operations and affairs of such person or entity.
Alterations: means additions, improvements or alterations to the Building or any other portion of the Premises made by or on behalf of Tenant or Tenant’s Visitors.
Alternative Means of Access: defined in Section 18.4.

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EXHIBIT 10.57

Alternative Parking Spaces: defined in Section 18.4.
Amenities Area: means the approximately 10,857 square foot portion of the Building which is shaded on Schedule M-1 annexed hereto and which includes a conference room, café/servery, kitchen, locker room, gym, toilet room and storage room and janitor’s closet.
Amenities Area Costs: defined in Schedule C.
Amenities Area Finish Work Specifications: means the finish work specifications for the Amenities Area annexed to this Lease as Schedule M-2.
Amenities Area Space Plan: means the space plan of the Amenities Area annexed to this Lease as Schedule M-1.
Amortized Allowance: defined in Schedule C.
Amortization Rent: defined in Article 38.
Annual Expense Reconciliation: defined in Section 5.4.
Appeal Period: means the period of time specified by statute, court rule, regulation or other legal requirement within which an appeal may be taken by any party from the grant of any of the Approvals, as applicable, and includes the period for filing an appeal to an appellate court after entry of a judgment or decision by a lower court or administrative agency.
Applicable Holdover Percentage: defined in Section 24.3.
Application for Payment: defined in Schedule C.
Approval Costs: defined in Section 2.7(d).
Approval Period: means the period beginning on the date of this Lease and ending on December 31, 2011, subject to extension pursuant to the provisions of Section 2.7(b).
Approvals: defined in Section 2.7(a).
Approved Financial Institution: means a nationally recognized commercial banking institution located in the City of New York, New York and having a net worth of at least $500,000,000.00 and a financial strength rating of B or better by Moody’s or any successor thereto, provided, however, the financial strength rating required pursuant to this definition shall be (i) C- or better with respect to Citibank, N.A., (ii) C or better with respect to Barclays Bank PLC, (iii) C- or better with respect to Bank of America, N.A, (iv) C+ or better with respect to Wells Fargo Bank, N.A. and (v) C or better with respect to JPMorgan Chase Bank, N.A. If Moody’s or its successor no longer exists, the rating required pursuant to this definition shall be a comparable rating by another reputable rating agency selected by Landlord.

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EXHIBIT 10.57

Architectural Plans: defined in Schedule B.
Assigned Contracts: defined in Schedule C.
Available Unexhausted Allowance: defined in Schedule C.
Banked Parking: defined in Section 37.1(a).
Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.
Base Building: defined in Section 29.12.
Base Building/Site Work: defined in Schedule B.
Basic Rent: defined in the Basic Lease Provisions.
Board: defined in Section 2.7(a).
Broker: defined in the Basic Lease Provisions.
Building: defined in the Basic Lease Provisions.
Business Day: any day other than a Saturday, Sunday or a Holiday.
Cafeteria: defined in Section 36.1.
Capital Replacement: means any necessary replacement (other than a Qualified Capital Replacement or a replacement required to be performed by Landlord pursuant to Section 7.3(a) of this Lease) of any element of the Building or the Premises or the systems thereof installed as part of the Base Building/Site Work, excluding any improvements or other Alterations installed by or on behalf of Tenant or Tenant’s Visitors (which, for purposes of this definition, includes the Finish Work), which replacement, pursuant to generally accepted accounting principles, is capital in nature and the cost of which is required to be amortized for tax purposes, except that any replacements arising out of (i) Tenant’s failure to maintain the Premises or any portion thereof in accordance with this Lease, (ii) intentional acts, negligence or willful misconduct of Tenant or Tenant’s Visitors, (iii) any Alterations made by Tenant or Tenant’s Visitors, or (iv) any breach of this Lease by Tenant, shall not be considered a Capital Replacement.
Capital Replacement Notice: defined in Section 7.3(c).
Casualty Delay: defined in Section 2.2(d)(iii).
Casualty Funding Agreement: defined in Section 17.5.

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EXHIBIT 10.57

Closing Date: defined in Section 32.1(b).
Commencement Date: defined in Section 2.2(b).
Conduits: defined in Section 33.1.
Contractor: defined in Section 7.7.
Cure Contribution Amount: defined in Schedule C.
Credit Affiliate:  means Domus or any entity that is controlled by Domus from time to time other than (1) an entity which is in the employee relocation business and regularly pledges its receivables as security for loans which are securitized, (2) an entity which is licensed to sell title insurance and sells title insurance as a primary business, or (3) an entity which is prohibited by Legal Requirements from providing the Guaranty (any entity described in clause (1), (2) or (3) is called an “excluded entity” in this definition). For the avoidance of doubt, a Credit Affiliate shall not include (i) any stockholder of Domus or Apollo Management, L.P. other than a stockholder which is controlled by Domus, or (ii) any Affiliate of Apollo Management, L.P. other than Domus or any entity that Domus controls from time to time; provided, however, that if all or any substantial portion of the assets of Domus or any entity that is controlled by Domus are transferred (any such assets which are transferred are called in this definition “transferred assets”) to one or more Affiliates of Domus which are not controlled by Domus for consideration which is less favorable to Domus or the entity controlled by Domus, as applicable, than what would have been received if the transferred assets were sold to an unaffiliated third party in an arm’s-length transaction, then such Affiliate(s) of Domus and any other entity (x) which controls or is controlled by any such Affiliate and (y) whose assets (held directly or indirectly) are either entirely or in substantial part comprised of transferred assets, shall be a “Credit Affiliate” notwithstanding any other contrary provision of this definition, except that in no event shall Apollo Management, L.P. or any excluded entity be a Credit Affiliate.   As used in this definition, “control” means the ability through ownership of equity interest, by contract or otherwise to control and direct the day-to-day operations and affairs of such person or entity.
Credit Union: defined in Section 16.7(c).
Customary Finish Work Warranties: defined in Section 5 of Schedule C.
Designee: defined in Section 32.1(b)(iv).
Default Rate: shall mean the lesser of (i) five percent (5%) in excess of the Prime Rate, or (ii) the highest amount permitted by law.
Delay Elements: defined in Section 2(a) of Schedule C.
Defects: defined in Section 32.1(c).

Appendix -4

EXHIBIT 10.57

Disposition: defined in Section 32.2.
Disposition Notice: defined in Section 32.1(a).
Domus: means Domus Holdings Corp. or any successor thereto.
Early Work: defined in Section 2.5(b).
EDA: defined in Section 29.11.
Election Notice: defined in Section 32.1(a).
Emergency: defined in Section 19.1.
Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter in effect during the term of the Lease.
Environmental Reports: defined in Section 11.9(b).
Equipment: defined in Section 33.1.
Equity Holder: defined in Section 32.1(a).
Event of Default: defined in Section 19.1.
Excess Finish Costs: defined in Schedule C.
Excusable Delay: any delay caused by shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire, explosion or other casualty; delays due to adverse weather conditions, acts of God; directives by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, warlike conditions in this or any foreign country, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord (including Tenant Delay) or Tenant, as the case may be.
Existing Lease: means Tenant’s existing lease for space at 1 Campus Drive, Parsippany, New Jersey.
Extension Option Exercise Deadline: defined in Section 31.1.
Extension Period: defined in Section 31.1.

Appendix -5

EXHIBIT 10.57

Extra Term Period: defined in Section 2.2(d)(i).
Fair Market Rental Value: shall mean the rent which would be generally payable (including escalations of such rent) for a term equivalent to the Extension Period for a property equivalent to the Premises, taking into account relevant terms of this Lease and other relevant valuation factors, including, without limitation, location, building quality and size, brokerage fees, parking, and free rent or other concessions provided in comparable transactions.
FDIC: defined in Section 28.1(f).
FF&E: defined in Schedule C.
Final Building and Site Plans: defined in Schedule B.
Finish Work: defined in Schedule C.
Finish Work Allowance: defined in Schedule C.
Finish Work Statement: defined in Schedule C.
Fitness Center: defined in Section 35.1.
Full Draw Down Default: means (i) any Event of Default under clause (b), (c), (d) or (e) of Section 19.1 of this Lease, (ii) three (3) or more Events of Default occurring in any six (6) consecutive month period during the Term or (iii) six (6) or more Events of Default occurring during the Term.
General Contractor: defined in Schedule C.
Generator: defined in Section 34.1.
Guarantor: means Realogy Corporation, or if Realogy Corporation is replaced as a guarantor pursuant to Article 39, the Credit Affiliate that is then guaranteeing this Lease pursuant to Article 39.
Guaranty: means the guaranty delivered to Landlord by Realogy Corporation simultaneously with the execution of this Lease by Tenant, or if Realogy Corporation is replaced as a guarantor pursuant to Article 39, any replacement guaranty delivered to Landlord pursuant to Article 39.
Hampshire Investor: means Hampshire Partners Fund VIII, L.P., or Hampshire Partners VIII, LLC, or any individual or entity which, as of the date of this Lease, holds a ten percent (10%) or more direct or indirect ownership interest in Hampshire Partners Fund VIII, L.P. or Hampshire Partners VIII, LLC.
Holdover Rent Date: defined in Section 2.2(d)(ii).

Appendix -6

EXHIBIT 10.57

Holdover Rent Period: defined in Section 2.2(d)(ii).
Holdover Request: defined in Section 2.2(d)(ii).
Holiday: means those days observed as legal holidays by the U.S. federal government.
HVAC: defined in section 7.7.
Incentive Package: defined in Section 29.11.
Incremental Holdover Rent: means either (i) the incremental amount of holdover basic rent that Tenant actually incurs and pays to its landlord under its Existing Lease (i.e., the amount by which the holdover basic rent Tenant is required to pay under its Existing Lease after the expiration of the term of the Existing Lease exceeds the basic rent at the rate applicable under the Existing Lease prior to the expiration of the term), or (ii) the amount of monthly fixed basic rental that Tenant pays under a Temporary Lease that (on a per square footage basis) is in excess of the amount of the monthly fixed basic rental (on a per square footage basis) that was due and payable under the Existing Lease immediately prior to the scheduled termination date of the Existing Lease; provided, however, in no event shall the Incremental Holdover Rent under clause (i) or (ii) be greater than $754,000.00 per month.
Insurance Expenses: mean the cost of premiums and any other taxes, inspection fees or expenses imposed by the insurance company and required to maintain fire, other casualty, rent and liability insurance covering the Premises and any other insurance covering the Building and/or the Premises.
Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.
ISRA: Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1 K-6 et seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.
Land: defined in the Basic Lease Provisions.
Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.
Landlord Affiliate: means (i) any person or entity that controls, is controlled by or is under common control with Landlord, or (ii) any entity in which one or more Hampshire Investors have, in the aggregate, a direct or indirect ownership interest of ten percent (10%) or more. As used in clause (i) of this definition, “control” means the ability through ownership of equity interest, by contract or otherwise to control and direct the day-to-day operations and affairs of such person or entity.

Appendix -7

EXHIBIT 10.57

Landlord Discharge: defined in Section 11.1.
Landlord’s Agents: means Landlord’s employees, agents, and contractors.
Landlord’s Estimate: defined in Section 28.1(b).
Landlord’s Estimated Operating Expenses: defined in Section 5.2.
Landlord’s Expense Statement: defined in Section 5.2.
Landlord’s Final Tax Statement: defined in Section 4.4.
Landlord’s Maintenance Expenses: shall mean all costs and expenses incurred by Landlord in connection with performing its obligations under Section 7.3(b), Section 7.3(c) and Section 10.1(b) of this Lease; provided, however, if any of such costs and expenses are capital expenditures which are required to be amortized for tax purposes, then the costs of the aforesaid capital expenditures, together with interest at eight percent (8%) per annum, shall be amortized (on a straight line basis) over a period equal to the useful life of the item in question determined in accordance with the Internal Revenue Code. The annual amortized cost of such capital expenditures, with such interest, shall be included in Landlord’s Maintenance Expenses for each calendar year (or portion thereof) during the Term.
Landlord’s Operating Expenses: defined in Section 5.1(a).
Landlord’s Records: defined in Section 5.5(c).
Landlord’s Reinstatement Notice: defined in Section 18.4.
Landlord’s Repair Notice: defined in Section 17.1.
Landlord’s Tax Statement: defined in Section 4.2.
Lease Year: each calendar year, or partial calendar year, during the Term.
LEED: defined in Section 29.12.
LEED Silver Certification: defined in Section 29.12.
Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency, bureau, board, office, commission and/or department (or official thereof), and including covenants and restrictions of record, which now or at any time hereafter may be applicable to the Premises or any part thereof, including, but not limited to, all Environmental Laws.

Appendix -8

EXHIBIT 10.57

Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Premises.
Letter of Credit Draw Amount: defined in Section 28.1(b).
Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.
Limited Parking Space Abatement: defined in Section 18.6(b).
Loan Limitation Period: defined in Section 23.4.
Major Contractors and Suppliers: defined in Section 6(c)(ii) of Schedule C.
Major Work: defined in Section 7.5(b).
Master Leases: defined in Section 23.1(a).
Membership Interests: defined in Section 32.1(a).
Memorandum of Lease: defined in Section 29.13.
Month: defined in Section 3.1.
Monthly Expense Payment: defined in Section 5.3.
Monthly Tax Payment: defined in Section 4.3.
Mortgage: defined in Section 23.1(a).
Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.
NJDEP: defined in Section 11.5(b).
Non-Disturbance Agreement: defined in Section 23.1(b).
OFAC: defined in Article 30.
Off-Site Parking Spaces: defined in Section 18.5.
Order or Orders: defined in Article 30.
Parking Space Abatement: means the abatement of Basic Rent per parking space lost on

Appendix -9

EXHIBIT 10.57

account of a Taking, which abatement shall be in the amount that Landlord determines in good faith to be the rate per parking space for a monthly lease or license of a parking space in a parking facility within the Madison/Florham Park/Morristown, New Jersey area, taking into account any discounts that would be generally available due to the quantity of the parking spaces that are leased or licensed and any other relevant factors.
Parking Spaces: defined in Section 37.1.
Permitted Encumbrances: means all facts as an accurate survey or inspection of the Premises would disclose, real estate taxes and other assessments not yet due and payable and those easements, covenants and other encumbrances set forth on Schedule L.
Permitted Use: defined in the Basic Lease Provisions.
Premises: defined in the Basic Lease Provisions.
Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank (or, if Citibank or its successor no longer exist, by a comparable institution reasonably selected by Landlord and Tenant).
Projected Taxes: defined in Section 4.2.
Punch List Items: defined in Section 2.2(e).
Qualified Capital Replacement: means any necessary replacement of all or any portion of the HVAC systems of the Building installed as part of the Base Building/Site Work, the roof of the Building (other than the structure of the roof), the elevators and elevator related equipment of the Building installed as part of the Base Building/Site Work, or the generator installed as part of the Base Building/Site Work, which replacement, pursuant to generally accepted accounting principles, is capital in nature and the cost of which is required to be amortized for tax purposes, except that any replacements arising out of (i) Tenant’s failure to maintain the Premises or any portion thereof in accordance with this Lease, (ii) intentional acts, negligence or willful misconduct of Tenant or Tenant’s Visitors, (iii) any Alterations made by Tenant or Tenant’s Visitors, or (iv) any breach of this Lease by Tenant, shall not be considered a Qualified Capital Replacement.
Qualified Capital Replacement Notice: defined in Section 7.3(b)
Qualified Representative: defined in Section 29.10.
Recapture Notice: defined in Section 16.5.
Reimbursable Items: defined in Schedule C
Rent Commencement Date: defined in the Basic Lease Provisions.

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EXHIBIT 10.57

Rent Payment Date: the first day of each consecutive calendar month during the Term.
Restoration: means (i) in the event of a Taking of the Building or any damage or destruction to the Building, the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by or through Tenant or Tenant’s Visitors and any trade fixtures and personal property owned by Tenant or Tenant’s Visitors) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking, including the Base Building/Site Work and Finish Work and (ii) in the event of a Taking of the means of access to the Premises, the installation of an alternative means of ingress to and egress from the Premises to the extent practicable.
Restoration Outside Date: defined in Section 17.6.
Revised Parking Plan and Related Site Plan Changes: defined in Section 2.7(a).
Revision Notice: defined in Schedule C.
Roof Top Equipment: defined in Section 33.1.
Security: defined in Section 28.1(a).
Self Help Costs: defined in Section 20.9(b).
Self Help Work: defined in Section 20.9(a).
Service Contracts: defined in Section 7.7.
Shuttle Service: defined in Section 18.5.
Site Plans: defined in Schedule B.
Substantially Completed or Substantial Completion: defined in Section 2.2(e).
Successor Entity: defined in Section 16.7(b).
Taking: a taking of all or any part of the Premises, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military.
Tax Appeal Notice: defined in Section 4.5(b).
Taxes: with respect to each governmental authority levying or imposing the same, all taxes

Appendix -11

EXHIBIT 10.57

and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Premises, or any portion thereof; the various estates in and to the Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; and all water and sewer rents and charges. Further, if, due to a future change in the method of taxation, (x) any franchise, income, profit, excise, transaction, sales, or privilege tax or other tax or imposition is levied or assessed against Landlord or the Premises as a substitute for or in addition to, in whole or in part, Taxes, as heretofore defined, or (y) any assessments and/or taxes or other impositions are levied or assessed against Landlord or the Premises on account of or as a result of the operation and/or existence of Tenant’s business, then, the amount of such franchise, income, profit, excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed and the amount of any assessments and/or taxes or other impositions levied or assessed against Landlord or the Premises on account of or as a result of the operation and/or existence of Tenant’s business in the Premises, shall be deemed included in the term “Taxes”. Nothing contained in this Lease shall require Tenant to pay any transfer or recording taxes, estate, inheritance, gift, succession, corporate franchise or income tax of Landlord, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.
Temporary Lease: means a lease for temporary space that Tenant enters into for all or any portion of the period between the scheduled termination date of the Existing Lease and the Commencement Date.
Tenant: the party defined as such in the first paragraph of this Lease.
Tenant Affiliate: defined in Section 16.7(a).
Tenant Delay: delays caused by any act or omission by Tenant or Tenant’s Visitors, including, without limitation, any breach by Tenant or Tenant’s Visitors of any covenant or condition of this Lease, changes in or additions to work requested by Tenant, delays in submission of information or estimates or in giving authorizations or approvals, and the postponement of any work at the request of Tenant.
Tenant Improvement: defined in Section 7.6(a).
Tenant’s Agents: means Tenant’s employees, agents, and contractors.
Tenant’s Broker: Global Client Solutions LLC.
Tenant’s Casualty Funding Notice: defined in Section 17.5.
Tenant’s Notice: defined in Section 16.2.
Tenant’s Proportionate Share: defined in Basic Lease Provisions.

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EXHIBIT 10.57

Tenant’s Reinstatement Notice: defined in Section 18.3.
Tenant’s Second Self Help Notice: defined in Section 20.9(a).
Tenant’s Self Help Notice: defined in Section 20.9(a).
Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto and/or into the Premises as guests or doing lawful business with Tenant, including, without limitation, all subtenants, licensees and affiliates of Tenant occupying the Premises and each of their agents, servants, employees, subtenants, contractors, invitees and licensees.
Term: defined in Basic Lease Provisions.
Termination Date: defined in Basic Lease Provisions.
Termination Outside Date: defined in Section 2.2(d)(iii).
Time Delay: defined in Schedule C.
Underground Spaces: defined in Section 2.7(a).
Underlying Encumbrance: defined in Section 23.1(a).
Waiver Date: defined in Section 32.1(a).
Working Plans: defined in Schedule C.
Working Plans Delay: defined in Section 2(a) of Schedule C.
Verizon: defined in Section 37.1(d).
Verizon Easement: defined in Section 37.1(d).

Appendix -13